As filed with the Securities and Exchange Commission on November 4, 2024

Registration No. 333-281598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Transamerica Financial Life Insurance Company

(Exact Name of Registrant as specified in its charter)

New York	6311	39-6071399
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

440 Mamaroneck Avenue

Harrison, NY 10528

Telephone Number: (914) 627-3630

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Brian Stallworth, Esq.

Transamerica Financial Life Insurance Company

c/o Office of the General Counsel

440 Mamaroneck Avenue

Harrison, NY 10528

Telephone Number: (319) 355-8511

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY NY

An Individual Flexible Premium Deferred Index-Linked Annuity Policy

Issued by Transamerica Financial Life Insurance Company

This prospectus includes important information about the Transamerica Structured Index Advantage® Annuity NY (the “Policy”), which you can use to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. This prospectus describes all material terms of the Policy. You should carefully read this prospectus and speak with your financial professional about whether the Policy is appropriate for you. You should also consult with a tax professional.

The Policy allows you to allocate your premium payments and earnings (if any) among the Policy’s investment options, which currently include index- linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”).

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Index Account Options. Each Index Account Option is tied (or “linked”) to the performance of a specific market index for a defined time period (a “Crediting Period”). Each Index Account Option currently has a Buffer (10%, 15%, or 20%) downside feature that provides limited protection against any negative Index rate of return that may be charged to your investment for a Crediting Period. At the end of a Crediting Period, you could lose up to 90% of premiums and earnings invested in an Index Account Option with a 10% Buffer, up to 85% in an Index Account Option with a 15% Buffer, and up to 80% in an Index Account Option with a 20% Buffer. Each Index Account Option currently also has a Cap (minimum Cap Rate ranging from 4.5% to 30%) upside feature that may limit any positive Index rate of return that may be credited to your investment for a Crediting Period. The risk of investment loss could be significantly greater than the potential for investment gain. The Buffer Rate and minimum Cap Rate for each Index Account Option currently offered in this Prospectus will not change for the life of the Policy.

•	Fixed Account Option. The Fixed Account Option guarantees principal and a rate of interest for a 1-year Crediting Period.

We expect to add and remove investment options from time to time. We may exercise our right to temporarily suspend Index Account Options if market conditions make it too difficult or costly for us to acquire the financial instruments that support Index Account Option guarantees. During any period of time that we temporarily suspend any Index Account Options, we guarantee that we will make the Fixed Account Option available. Once we make an Index Account Option temporarily unavailable, it may continue to be unavailable so long as we are unable to support its Growth Opportunity Type or Downside Protection Type. This may be for a short period of time, or a long period of time (a year or more). We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 5%) (subject to our right of Index substitution, and our right to temporarily suspend Index Account Options). If we offer new Index Account Options in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

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If we offer a new Index Account Option that includes a Buffer, the Buffer Rate will be at least 10% and will not exceed 30%. If we offer a new Index Account Option that includes a Cap, the minimum Cap Rate will be at least 3%.

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Within any guaranteed limits to which are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. Further, while we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal downside protection. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that we may not offer investment options in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, or with the risk that we may offer only a single Index Account Option in the future, or temporarily suspend Index Account Options for future Crediting Periods, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no investment options that you wish to select, but the Surrender may be subject to surrender charges, will be based on an interim value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax if taken before age 59 1⁄2), and your Policy will terminate.

You should not buy this Policy if you are not willing to assume its investment risks. See PRODUCT RISK FACTORS beginning on page 13. Index-linked annuities are complicated investments. You may lose money, including your principal investment and previously credited earnings. Surrender Charges and adjustments under the Policy could cause your losses to be greater than the downside protection of the Index Account Options. Your losses may be significant. The Policy is designed primarily for investors who expect to remain invested in an investment option until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals.

The Policy may not be appropriate for you if you plan to take withdrawals from an Index Account Option before the end of the Crediting Period, especially if you plan to take ongoing withdrawals, such as automatic withdrawals or minimum required distributions. You should consult with a financial professional.

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Before the end of a Crediting Period for an Index Account Option, if you take a surrender or any type of withdrawal, including an automatic withdrawal, minimum required distribution, or surrender charge-free withdrawal, or if you exercise the Performance Lock feature, or if you annuitize, or if the death benefit is paid, or if a fee or charge is deducted, the transaction will be based on the interim value of your investment in that Index Account Option. Interim values fluctuate daily, positively or negatively. Interim values could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings). For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction listed above can be performed without the application of at least one interim value.

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Before the end of a Crediting Period for an Index Account Option, if you take any type of partial withdrawal (including an automatic withdrawal, minimum required distribution, surrender charge free withdrawal, or any other withdrawal), or if a fee or charge is deducted from that Index Account, your investment base will be proportionately reduced. This negative adjustment could be greater than the amount withdrawn or deducted and could negatively impact your gains or losses significantly.

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A six-year surrender charge period applies to the initial and any additional premium payment. In addition, a surrender or withdrawal may be subject to federal and state income taxes and a 10% federal penalty tax if made before age 59 1⁄2.

Our financial obligations under the Policy are subject to our financial strength and claims-paying ability.

The Securities and Exchange Commission (the “SEC”) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you are a new investor in the Policy, you may cancel your Policy within 10 days (60 days for replacement Policies). Upon cancellation, you will receive the premiums paid (including all fees and charges), minus the net amount allocated to the Index Account(s), plus the value of the Index Account(s) on the date of cancellation. If you invest in an Index Account Option, you will be subject to risk of loss during the right to cancel period because the amount refunded will be based on an interim value. For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period.

Transamerica Capital, Inc. is the principal underwriter for the Policy. The minimum initial premium is $25,000. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities, where offers or sales are not permitted.

Prospectus Date: November 6, 2024

GLOSSARY	1	INDEX ACCOUNT OPTIONS	27
SUMMARY	5	PERFORMANCE LOCK ACCOUNT	28
BUYING THE POLICY	5	VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION	28
PHASES OF THE POLICY	5	INDEX ACCOUNT OPTION VALUE	28
FEES AND CHARGES	8	NEGATIVE ADJUSTMENTS TO INDEX BASE	29
TYPES OF ACCOUNTS	8	INDEX SUBSTITUTIONS	31
ALLOCATION ACCOUNTS	12	PERFORMANCE LOCK	32
PRODUCT RISK FACTORS	13	THE INDEX	34
RISK OF LOSS	13	AVAILABLE ALLOCATION ACCOUNTS	34
ALLOCATION ACCOUNT AVAILABILITY RISK	13	FIXED ACCOUNT OPTION	34
LIQUIDITY RISK	14	AVAILABLE INDEX ACCOUNT OPTIONS	34
INDEX PERFORMANCE RISK	15	SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT	38
INVESTMENT RISKS FOR THE INDEX	15	ABILITY TO TRANSFER BETWEEN ALLOCATION ACCOUNTS	40
WITHDRAWAL AND SURRENDER RISK	16	CREDITING PERIODS EXTENDING BEYOND THE LATEST ANNUITY COMMENCEMENT DATE	40
BUFFER RISK	16	DEFAULT OPTION	40
CAP RISK	17	ACCESS TO YOUR MONEY	40
INTERIM VALUE RISK	17	SURRENDERS AND WITHDRAWALS	41
NEGATIVE ADJUSTMENT TO INDEX BASE RISK	18	GROSS AND NET WITHDRAWALS	42
PERFORMANCE LOCK RISK	18	SURRENDER CHARGE WAIVERS	42
INDEX SUBSTITUTION RISK	19	SYSTEMATIC PAYOUT OPTION	43
RISK OF LOSS DURING CANCELLATION PERIOD	20	INVOLUNTARY CASHOUT	43
FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY	20	SIGNATURE GUARANTEE	43
CYBER SECURITY AND BUSINESS CONTINUITY RISKS	20	DEATH BENEFIT	44
FEES AND CHARGES	20	GENERAL	44
SURRENDER CHARGES	20	BENEFICIARIES	44
MAXIMUM POTENTIAL LOSS DUE TO INTERIM VALUE	21	THE DEATH BENEFIT AMOUNT	45
SPECIAL SERVICE FEES	22	DEATH AFTER THE ANNUITY COMMENCEMENT DATE	46
REDUCED FEES AND CHARGES	22	BENEFICIARY CONTINUATION	46
PREMIUM TAXES	22	ANNUITY PAYMENTS (INCOME PHASE)	47
FEDERAL, STATE, AND LOCAL TAXES	22	TAX INFORMATION	50
THE ANNUITY	22	DISTRIBUTION	57
PURCHASE	23	OTHER INFORMATION	59
PREMIUM PAYMENTS	23	COMPANY OVERVIEW	63
INITIAL PREMIUM PAYMENT	23	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE THREE YEARS ENDED DECEMBER 31, 2023 AND THE SIX MONTHS ENDED JUNE 30, 2024)	83
ADDITIONAL PREMIUM PAYMENTS	24	FINANCIAL STATEMENTS	101
MAXIMUM TOTAL PREMIUM PAYMENTS	25	APPENDIX A	A-1
ALLOCATION OF PREMIUM PAYMENTS	25	INTERIM VALUE CALCULATIONS AND EXAMPLES	A-1
POLICY VALUE AND CASH VALUE	26	APPENDIX B	B-1
POLICY VALUE	26	ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS	B-1
CASH VALUE	26	APPENDIX C	C-1
TYPES OF ACCOUNTS	26	ADDITIONAL INDEX INFORMATION	C-1
FIXED HOLDING ACCOUNT	26	S&P 500® INDEX	C-1
FIXED ACCOUNT OPTION	27

GLOSSARY

Account – An Index Account, the Fixed Account, the Fixed Holding Account, or the Performance Lock Account.

Administrative Office – Transamerica Financial Life Insurance Company, Attention: Customer Care Group, 6400 C Street SW, Cedar Rapids, IA 52499, (800) 525-6205.

Allocation Account – An Index Account Option or the Fixed Account Option.

Allocation Anniversary – Each twelve-month anniversary of the Crediting Period start date of an Index Account Option. The number of Allocation Anniversaries is equal to the length of the Crediting Period in years.

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For a 1-year Crediting Period, there would be only one Allocation Anniversary. For example, if you begin a 1-year Crediting Period for an Index Account Option on January 1, 2025, the only Allocation Anniversary would be January 1, 2026.

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For a 2-year Crediting Period, there would be two Allocation Anniversaries. For example, if you begin a 2-year Crediting Period for an Index Account Option on January 1, 2025, the Allocation Anniversaries would be January 1 of 2026 and 2027.

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For a 6-year Crediting Period, there would be six Allocation Anniversaries. For example, if you begin a 6-year Crediting Period for an Index Account Option on January 1, 2025, the Allocation Anniversaries would be January 1 of 2026, 2027, 2028, 2029, 2030, and 2031.

Annuitant – The person on whose life any annuity payments involving life contingencies will be based.

Annuity Commencement Date – The date upon which annuity payments are to commence.

Beneficiary (beneficiary) – A person designated to receive the death benefit.

Bond Reference Portfolio Yield – A reference portfolio yield rate which is the sum of a treasury rate and an option adjusted spread from a widely utilized bond index. The Bond Reference Portfolio Yield used to calculate Interim Value on a given Business Day will be based on the option adjusted spread as of the prior Business Day.

Buffer – The Downside Protection Type for the available Index Account Options. If you select an Index Account Option, your investment will incur loss at the end of the Crediting Period for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance). If the Index Change were -15%, your Index Credit Rate would be -5% and you would incur loss.

Buffer Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option when the Index Change is negative.

Business Day – Any day when the New York Stock Exchange is open for regular trading.

Cap – The Growth Opportunity Type for the available Index Account Options. If you select an Index Account, you will participate in positive Index performance at the end of the Crediting Period up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

Cap Rate – The percentage used to calculate the Index Credit Rate if the Index Change is positive.

Company (we, us, our) – Transamerica Financial Life Insurance Company.

Crediting Period – The duration of an Allocation Account’s investment term, expressed in years. The Crediting Period is also the period of time during which the performance of an Index Account Option is linked to the performance of an Index.

Death Benefit – Upon the death of the Annuitant or Owner during the accumulation phase, an amount payable equal to the Policy Value.

Default Option – Currently, the Fixed Account Option.

Downside Protection Type – A feature of an Index Account Option that provides limited protection from negative Index performance. (Buffer is the only Downside Protection Type that we are currently offering as part of the Index Account Options.)

Final Index Value – The Index Value for the final day of a Crediting Period.

Fixed Account – The fixed interest account supporting the Fixed Account Option and the Performance Lock Account.

Fixed Account Option – The fixed interest investment option under the Policy.

Fixed Holding Account – The interest-bearing account generally in which premium payments are held until allocated to an Allocation Account.

Good Order (good order) – The receipt by the Company, at our Administrative Office, of all information, documentation, instructions, and/or premium payment deemed necessary by the Company to issue the Policy or execute any transaction pursuant to the terms of the Policy.

Growth Opportunity Type – A feature of an Index Account Option that determines how and the extent to which an Index Account Option will participate in positive Index performance. (Cap is the only Growth Opportunity Type that we are currently offering as part of the Index Account Options.)

Index – The market index to which an Index Account Option may be linked.

Index Account / Index Account Option – An index-linked investment option under the Policy.

Index Account Option Value – The value of your investment in an Index Account Option at the end of a Crediting Period.

Index Base – The portion of the Policy Value allocated to an Index Account Option, less the sum of any adjustments for withdrawals deducted from the Index Account Option since inception of a Crediting Period.

Index Change – The net percentage change in the Index Value between the first day of a Crediting Period and the last day of the Crediting Period.

Index Credit – A dollar amount of gain or loss reflected in your Index Account Option Value at the end of a Crediting Period. Index Credit may be positive, negative, or equal to zero.

Index Credit Rate – A percentage gain or loss used to calculate your Index Account Option Value at the end of a Crediting Period. The Index Credit Rate may be positive, negative, or equal to zero.

Index Value – The value of an Index at the end of a day. The Index Value at the end of a day is the closing value of the Index for that day. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. The Company relies on the Index Values reported by a third-party. If for any reason, the Index Value for a Business Day is not provided to the Company, the Index Value for that Business Day will be the most recently provided Index Value.

Initial Index Value – The Index Value on the first day of a Crediting Period.

Interim Value – The value of an Index Account Option on any Business Day during the Crediting Period, except the first and last day of the Crediting Period, used to determine the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. If you exercise Performance Lock, the “locked-in” gain or loss will be based on an Interim Value (less any applicable charges). The Interim Value for a Business Day is calculated at the end of that Business Day.

Interim Values could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for a transaction that is processed based on an Interim Value. If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, your Interim Values may be lower than they would be if there wasn’t an ongoing surrender charge period depending on market conditions.

Interim Value Index Credit Rate – A percentage gain or loss used to calculate an Interim Value for an Index Account Option. The Interim Value Index Credit Rate may be positive, negative, or equal to zero.

Negative Adjustment (negative adjustment) – A proportional reduction in your Index Base if you take any type of withdrawal (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal) from an Index Account Option before the conclusion of the Crediting Period. A negative adjustment could be greater than the amount withdrawn and could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Option Value – The value of a hypothetical portfolio of options used to estimate the value of your Index Credit prior to the end of the Crediting Period. The replicating portfolio of options are designated by us for each Index Account Option and are used to estimate the fair value of the risk of loss and the possibility of gain at the end of a Crediting Period, expressed in percentage terms. If Option Value calculation data is not available on a Business Day, we will use the last available Option Value calculation data for Interim Values.

Owner (you, your) – The person who may exercise all rights and privileges under the Policy, including the Owner and any joint Owner.

Payee – The person to whom annuity payments will be made.

Performance Lock – Referred to as Interim Value Lock in the Policy. A feature that may be exercised for any Index Account Option on any Business Day between the first and last day of the Crediting Period. If you exercise the Performance Lock feature, your Interim Value as of the Performance Lock Date (less any applicable charges) will be “locked-in.” You will no longer participate in any Index performance (positive or negative) for that Index Account Option, and no Index Credit will be applied at the end of the Crediting Period for that Index Account Option.

You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

Performance Lock Account – An interest-bearing account to which your locked-in Interim Value (less any applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. The Performance Lock Account is part of our Fixed Account. If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock.

Performance Lock Date – If you exercise the Performance Lock feature for an Index Account Option, the date as of which your Interim Value for that Index Account Option (less any applicable charges) is locked-in.

Policy – The Transamerica Structured Index Advantage® Annuity NY.

Policy Anniversary – The anniversary of the Policy Date for each year the Policy remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Policy Date – The date on which the Policy becomes effective.

Policy Quarter – Each three month period beginning on the Policy Date.

Policy Value – The amount that represents the value of your investment in the Accounts.

Policy Year – The 12-month period following the Policy Date. The first Policy Year starts on the Policy Date. Each subsequent Policy Year starts on the Policy Anniversary.

Premium Payment (premium payment) – An amount paid to us by or on behalf of an Owner, as consideration for the benefits provided under the Policy.

Renewal Letter – We will send existing Owners a personalized letter at least 21 days before the end of each Crediting Period (or at least 21 days before the next Allocation Anniversary after exercising Performance Lock for an Index Account Option). Among other information, your Renewal Letter will:

(i) remind you of your opportunity to decide how your Policy Value should be re-invested; (ii) remind you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period (or the next Allocation Anniversary, if you exercised Performance Lock).

Separate Account – RILA Separate Account A NY.

Surrender – A full withdrawal of cash value and termination of the Policy.

Withdrawal (withdrawal) – A withdrawal of cash value from the Policy that is less than a Surrender. Any withdrawal that you request includes:

one-time withdrawals, automatic withdrawals under the systematic payout option, withdrawals taken to satisfy minimum required distributions under the Internal Revenue Code, withdrawals of the surrender charge-free amount (a surrender charge-free withdrawal), and withdrawals under the Nursing Care and Terminal Condition Waiver.

Written Notice – Written notice, signed by the Owner, that gives us the information we require and is received in good order at the Administrative Office. For some transactions, we may accept an electronic notice or telephone instructions. Such electronic notice must meet the requirements for good order that we establish for such notices.

SUMMARY

The Transamerica Structured Index Advantage® Annuity NY is an individual flexible premium deferred index-linked annuity policy. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis, and you may choose to convert those accumulated funds into a stream of guaranteed income payments from us. The amount of money that you are able to accumulate under your Policy will depend upon the performance of the investment options you select, the fees and charges deducted from your Policy, and the actions that you take with respect to your Policy, such as whether and when you take withdrawals. The Policy also includes a death benefit to help you financially protect your designated beneficiaries.

The Policy is designed primarily for investors who expect to remain invested in an Allocation Account until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals. See PRODUCT RISK FACTORS for information about the Policy’s investment risks.

Transamerica Financial Life Insurance Company is the issuer of the Policy. An investment in the Policy is subject to the risks related to us. Any obligations, guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. See COMPANY OVERVIEW and FINANCIAL STATEMENTS for detailed information about the Company, including financial information.

BUYING THE POLICY

If you, any joint Owner, and the designated Annuitant are younger than age 86 as of the date the Policy application is signed, you may buy the Policy. You may obtain an application to purchase the Policy through a financial intermediary appointed by us as an insurance agent who sells the Policy.

Submit your completed, signed, and dated application and your initial premium payment to us through your financial intermediary. The minimum initial premium payment is $25,000. See THE ANNUITY, PURCHASE, PREMIUM PAYMENTS – INITIAL PREMIUM PAYMENT, and SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about buying the Policy.

We currently issue Policies that are treated as “qualified” or “non-qualified” under the Internal Revenue Code. Earnings accumulate under the Policy on a tax-deferred basis and will be taxed as ordinary income only when withdrawn or otherwise paid out. If you purchase the Policy through an individual retirement account (IRA) or through a tax-qualified plan, you do not get any additional tax benefit under the Policy. See TAX INFORMATION.

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period. See PURCHASE – Right to Cancel Period.

PHASES OF THE POLICY

The Policy, like all deferred annuity policies, has two phases: (1) an “accumulation phase” for retirement savings and (2) an “income phase” for a stream of income.

The Accumulation Phase

You should consider the following important features of the accumulation phase:

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Index-Linked and Fixed Interest Investment Options. To help you accumulate assets during the accumulation phase, you can invest your premium payments in (and at certain times transfer Policy Value among) the Policy’s available investment options. The available investment options currently include certain index-linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”) (together “Allocation Accounts”). The performance of your Policy will vary depending on the performance of the Allocation Accounts that you choose. Each Allocation Account has its own unique risks.

If you invest in an Index Account Option, the Index Account Option’s downside protection may not fully protect you from loss. Your losses could be significant.

See AVAILABLE ALLOCATION ACCOUNTS for information about the Allocation Accounts that are currently available for investment. See also SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for important information about how to obtain current upside rates for the Allocation Accounts.

•	Crediting Periods. Each Allocation Account has an investment term, expressed in years, representing the duration of an investment in that Allocation Account (a “Crediting Period”).

•	For an Index Account Option, gain or loss is generally applied to your Policy at the end of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX ACCOUNT OPTION VALUE.

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Also for an Index Account Option, gain or loss will be applied when any of the following transactions are performed before the end of the Crediting Period: (i) Surrender of the Policy; (ii) any type of withdrawal from that Index Account Option (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal); (iii) exercise of Performance Lock; (iv) annuitization of the Policy; or (v) payment of the death benefit. Such interim gain and loss calculations are based on Interim Values.

Interim Values fluctuate daily, positively or negatively. Depending on market conditions, Interim Values could be unfavorable to you because they could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period. There could be significantly less money available to you for any transaction that is processed based on an Interim Value, which could significantly reduce the values received under the Policy.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

•	For the Fixed Account Option, interest is credited to your Policy each day until the end of the Crediting Period. See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION.

At the end of the Crediting Period for an Allocation Account, you may choose to reinvest in the same Allocation Account for another Crediting Period if it is available for investment at that time. You may also choose to transfer Policy Value in that Allocation Account to any other Allocation Account that is available for investment at that time. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option, with the annual interest rate that we have declared for new Crediting Periods. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.

Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

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No Interim Transfers Between Investment Options. You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

•	Access to Your Money. You may Surrender your Policy or take withdrawals from your Policy at any time during the accumulation phase.

•	If you Surrender the Policy, you will receive your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable.

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If you take a withdrawal from the Policy that is less than a Surrender, the amount withdrawn will be deducted pro-rata from your Allocation Accounts and the Performance Lock Account unless you instruct us otherwise. Withdrawals will not be taken from the Fixed Holding Account unless all other Accounts have been exhausted of value. In general, the minimum withdrawal amount is $500. Withdrawals may be subject to surrender charges and may trigger the deduction of other fees and charges.

•	A Surrender and withdrawals may be subject to federal and state income taxes and a 10% federal tax penalty if made before age 59 1⁄2

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If an amount is deducted from an Index Account Option as a result of a withdrawal or Surrender before the end of the Crediting Period, the transaction will be processed based on an Interim Value for that Index Account Option. As previously noted, Interim Values could be unfavorable to you. If you take a withdrawal or Surrender while your Policy has multiple ongoing Crediting Periods for Index Account Options that end at different times, an Interim Value for some or all of your Index Account Options may apply depending on your instructions to us.

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When any type of withdrawal is taken from an Index Account Option before the end of the Crediting Period (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), there is a proportional reduction to your investment base (a “negative adjustment”). A negative adjustment could be greater than the amount withdrawn due to the proportional nature of the reduction. See TYPES OF ACCOUNTS – Index Account Options – Negative Adjustments to Index Base for an explanation of how the negative adjustment is calculated. A negative adjustment could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

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A withdrawal taken from an Index Account Option at the end of the Crediting Period is not subject to a negative adjustment or an Interim Value. However, any such withdrawal is subject to applicable surrender charges and taxes (including a 10% federal penalty tax if taken before age 59 1⁄2) as discussed above. If you wish to take a withdrawal at the end of the Crediting Period, we must receive your withdrawal request at least one Business Day before the end of the Crediting Period.

You should carefully consider the risks and consequences associated with a Surrender or withdrawal under the Policy. Surrender charges and taxes that may apply to a Surrender or withdrawal may be significant. In addition, because of the application of an Interim Value and negative adjustment, a Surrender or withdrawal prior to the end of a Crediting Period for an Index Account Option may significantly reduce the value of your investment and result in losses. The loss may be more than the downside protection applicable to the Index Account Options from which the Surrender or withdrawal is made.

Automatic withdrawals under the systematic payout option, and minimum required distributions will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and reductions to the death benefit.

See ACCESS TO YOUR MONEY later in this prospectus for additional information about Surrendering the Policy and taking withdrawals.

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Additional Premium Payments. You may make additional premium payments during the accumulation phase, subject to certain restrictions. An additional premium payment may be invested in one or more of the Allocation Accounts that are available for investment at that time. See PREMIUM PAYMENTS for additional information.

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Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS – Performance Lock for additional information about this feature.

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Death Benefit – The Policy has a death benefit for no additional charge. Upon the death of the Annuitant or Owner during the accumulation phase, the death benefit will equal the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges).

See DEATH BENEFIT for additional information about the Policy’s death benefit.

The Income Phase

After 13 months, you may elect to annuitize your Policy, converting your accumulated assets into a stream of guaranteed income payments from us. This is the Policy’s income phase. The Policy includes multiple fixed income options from which you can select.

If you have not annuitized your Policy by the Policy Anniversary on or following the Annuitant’s 99th birthday, your Policy will automatically enter the income phase. If you have not elected a fixed income option at that time, the fixed income option “Life with 10 Years Certain” will be selected for you unless we agree to another method of payment.

When your Policy enters the income phase, the accumulation phase ends. You cannot invest in any Allocation Accounts during the income phase, and you cannot withdraw money from your Policy during the income phase. The death benefit from the accumulation phase terminates at the beginning of the income phase, although certain fixed income options may provide for an amount payable upon death.

If your Policy is annuitized on a date other than the end of the Crediting Period for an Index Account Option, the amount to be annuitized will be based on an Interim Value. If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

See ANNUITY PAYMENTS (INCOME PHASE) for additional information about the income phase. Surrender charges do not apply upon annuitization.

FEES AND CHARGES

Charges for Early Withdrawals (Surrender Charges). If you take a withdrawal from your Policy, or Surrender your Policy, during the first 6 years after you purchase the Policy or make an additional premium payment, you will be assessed a surrender charge of up to 8% (as a percentage of premium payments withdrawn), declining to 0% over that time period. For example, if you were to withdraw $100,000 during the surrender charge period, you could be assessed a charge of up to $8,000 on the amount withdrawn. Surrender charges do not apply to certain amounts withdrawn during the surrender charge period, regardless of whether such amounts are withdrawn as part of a withdrawal or Surrender. See FEES AND CHARGES – Surrender Charges for more information. See also ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about surrender charge waivers.

Maximum Potential Loss Due to Interim Value. Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

Transaction Charges. Other than surrender charges, the following transaction charges may apply under the Policy:

•	Special Service Fees. We may deduct a charge for various special services (e.g., overnight delivery). The fees charged for any such service will vary, but will not exceed $50 per service.

See FEES AND CHARGES later in this prospectus for additional information, including examples.

TYPES OF ACCOUNTS

Fixed Holding Account

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

Amounts held in the Fixed Holding Account are credited compound interest daily. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. The current annual interest rate for the Fixed Holding Account is available online https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary.

See TYPES OF ACCOUNTS – FIXED HOLDING ACCOUNT later in this prospectus for additional information.

Fixed Account Option

If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. The current annual interest rate for the Fixed Account Option is available online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about how to obtain the current annual interest rate for the Fixed Account Option.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION later in this prospectus for additional information.

Index Account Options

Generally. When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of a specific market index (the “Index”). The Index’s performance is measured by calculating the net percentage change in the value of the Index (the “Index Change”) between the first day of the Crediting Period (the “Initial Index Value”) and the last day of the Crediting Period (the “Final Index Value”). For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., (1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., (900/1000) – 1 =-10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features, as described below.

Positive Index Change (Applying the Cap). When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s “Growth Opportunity Type.” We currently only offer Index Account Options with Cap as the Growth Opportunity Type. Due to the operation of the Cap, you will participate in positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

You will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For additional information and examples for Cap, see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPE: CALCULATING GAIN USING CAP later in this prospectus.

Zero Index Change. When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

Negative Index Change (Applying the Buffer). When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its “Downside Protection Type.” We currently only offer Index Account Options with Buffer as the Downside Protection Type. Due to the operation of the Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. A Buffer absorbs the impact of negative Index performance before the negative Index performance impacts your investment.

If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance).

If the negative Index performance goes beyond the Buffer Rate, your investment will incur loss. Your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -15%, your Index Credit Rate would be -5% and you would incur loss.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

For additional information and examples of how we calculate your Index Credit Rate using Buffer, see AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPE: CALCULATING LOSS USING THE BUFFER.

Index Account Option Value. The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated by applying the “Index Credit Rate” to your “Index Base.”

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Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the “Index Credit.” The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS and VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION later in this prospectus for more information.

Negative Adjustments to Index Base. On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base. A negative adjustment to your Index Base may be greater than the amount withdrawn, or the charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE later in this prospectus for additional information, including examples. See also APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

Interim Values. We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

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An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances, the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for charges, withdrawals, a Surrender, annuitization, and the death benefit.

The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value of your investment will include an adjustment that could reduce or increase your Interim Value depending on market conditions. In decreasing fixed income yield environments, this adjustment will serve to reduce the Interim Value. In increasing fixed income yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

For additional information about how Interim Values are calculated, including our Interim Value formula and examples, see VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES. See also APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and additional examples of Interim Value calculations.

Index Substitutions. During a Crediting Period, if an Index is discontinued or if the calculation of the Index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX SUBSTITUTIONS for additional information, including information about how we calculate the Index Change after a substitution and examples.

Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all. If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account. You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period. You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance.

After you exercise Performance Lock, until the next Allocation Anniversary, the amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater.

On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any applicable charges). If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for additional information about this feature, including examples.

ALLOCATION ACCOUNTS

Summary of Available Allocation Accounts. Summarized below are the Allocation Accounts that are currently available for investment. For a complete listing of Allocation Accounts that are currently available for investment, see AVAILABLE ALLOCATION ACCOUNTS later in this prospectus.

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Fixed Account Option. We are offering one Fixed Account Option. It has a 1-year Crediting Period and a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate. We are required by state law, whichever is greater.

•	Index Account Options. We are offering six Index Account Options. Each Index Account Option has the following design elements:

•	The S&P 500® Index.

•	A Crediting Period, either 1 year, 2 years, or 6 years.

•	Buffer as its Downside Protection Type, with a Buffer Rate of either 10%, 15%, or 20%.

•	Cap as its Growth Opportunity Type, subject to a guaranteed minimum Cap Rate ranging from 4.5% to 30%.

We expect to add and remove investment options from time to time. We may also temporarily suspend the availability Index Account Options for new Crediting Periods. We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 5%) (subject to our right of Index substitution, and our right to temporarily suspend Index Account Options). If we offer a new Index Account Option in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

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If we offer a new Index Account Option that includes a Buffer, the Buffer Rate will be at least 10% and will not exceed 30%. If we offer a new Index Account Option that includes a Cap, the minimum Cap Rate will be at least 3%.

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Within any guaranteed limits to which are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 5% (subject to our right of Index substitution, and our right to temporarily suspend Index Account Options), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax), and your Policy will terminate.

The availability of Allocation Accounts may vary by financial intermediary. You may obtain information about the Allocation Accounts that are available through your financial intermediary by contacting your financial professional or our Administrative Office.

Selecting Allocation Accounts For Investment. When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

A complete listing of Allocation Accounts that are currently available for investment can be found in tables under AVAILABLE ALLOCATION ACCOUNTS later in this prospectus. Those tables do not include the current annual interest rate for the Fixed Account Option, or the current Cap Rates for the Index Account Options (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your Allocation Accounts.

See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT later in this prospectus for detailed information about how to obtain current upside rates and what to expect when selecting your Allocation Accounts.

PRODUCT RISK FACTORS

RISK OF LOSS

An investment in this Policy is subject to the risk of loss. You may lose money, including your principal investment and previously credited earnings. Your losses may be significant.

ALLOCATION ACCOUNT AVAILABILITY RISK

We reserve the right to add and remove Allocation Accounts as available investment options. We may also temporarily suspend the availability of Index Account Options for new Crediting Periods. Allocation Accounts will only be added, removed, or temporarily suspended through an amendment to this prospectus. We also reserve the right to make different Allocation Accounts available for investment in connection with only new premium payments (i.e., initial or additional premium payments) as opposed to at the end of a Crediting Period. There is no guarantee that an Allocation Account that you select for investment will always be available to you in the future or available with the same current upside rates.

Our only guarantee regarding the availability of Allocation Accounts is that we will always offer at least the following Index Account Option for investment: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 5%). Please note the Index for that Index Account Option remains subject to our right of substitution. See INDEX SUBSTITUTION RISK below. This guarantee is also subject to our right to temporarily suspend the availability of Index Account Options for new Crediting Periods, as discussed further below.

We may exercise our right to temporarily suspend Index Account Options if market conditions make it too difficult or costly for us to acquire the financial instruments that support Index Account Option guarantees. During any period of time that we temporarily suspend any Index Account Options, we guarantee that we will make the Fixed Account Option available. It is therefore possible that the Fixed Account Option and the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 5%) may be the only available investment options for periods of time. Once we make an Index Account Option temporarily unavailable, it may continue to be unavailable so long as we are unable to support its Growth Opportunity Type or Downside Protection Type. This may be for a short period of time, or a long period of time (a year or more).

If we remove or temporarily suspend an Allocation Account, it will be closed such that no new premiums, reinvestments, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is removed or temporarily suspended, you may remain in that Allocation Account until the end of the Crediting Period.

With respect to Index Account Options that we may offer in the future:

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If we offer a new Index Account Option that includes a Buffer, the Buffer Rate will be at least 10% and will not exceed 30%. If we offer a new Index Account Option that includes a Cap, the minimum Cap Rate will be at least 3%.

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Within any guaranteed limits to which we are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 5%) (subject to our right of Index substitution, and our right to temporarily suspend Index Account Options), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax if taken before age 59 1⁄2), and your Policy will terminate.

LIQUIDITY RISK

We designed the Policy to be a long-term investment. If you are not a long-term investor, this Policy may not be appropriate for you.

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Transfer Limitations. The Policy restricts transfers between investment options, which will limit your ability to reallocate your Policy Value in response to changes in market conditions or your personal circumstances. You may transfer Policy Value invested in an Allocation Account only at the end of that Allocation Account’s Crediting Period (or on the next Allocation Anniversary, if you exercised Performance Lock).

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Withdrawal and Surrender Consequences. You may take a withdrawal or a Surrender at any time during the accumulation phase; however, there may be significant risks and negative consequences associated with any such withdrawal or Surrender, including potential surrender charges, taxes and tax penalties, and negative impacts to the value of your investment. See WITHDRAWAL AND SURRENDER RISK.

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Interim Values. There may be long periods of time when you cannot perform a transaction under the Policy that is not based on one or more Interim Values. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value. See INTERIM VALUE RISK.

•	Taxes. Income taxes and certain tax restrictions may apply to any withdrawal or Surrender. If taken before age 59 1⁄2 , a withdrawal or Surrender may also be subject to a 10% federal penalty tax.

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Delays in Payment. We generally make payment of any amount due from the Policy within seven days from the date we receive in good order all required information. When permitted by law, however, we may defer payment of any withdrawal or Surrender proceeds for up to six months from the date we receive your request.

INDEX PERFORMANCE RISK

The following risks related to Index performance apply when you invest in an Index Account Option:

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Negative Index Performance Could Result in Loss. The performance of any Index may fluctuate, sometimes rapidly and unpredictably. Both short-term and sustained negative Index performance, over one or multiple Crediting Periods, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Crediting Period or multiple Crediting Periods.

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Exposure to Investment Risks. When you invest in an Index Account Option, you are indirectly exposed to the investment risks that could cause the stocks or other assets that make-up the Index to decrease in value. The investment risks, which can be complicated and interrelated, may adversely affect the performance of the Index.

See “Investment Risks for the Index” below.

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Point-to-Point Index Change Calculations. We calculate Index Changes by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Index Account Options with Crediting Periods that are multiple years in length.

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Dividends Excluded From Index Values. Index Values do not include income from any dividends or other distributions paid by an Index’s component companies. The exclusion of dividends and other distributions from Index Values negatively impacts an Index’s performance.

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No Rights in the Index. You are not investing in the Index (which is impossible) and you have no rights with respect to the index, the index provider, or any aspect of the index or any companies whose securities comprise the index.

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Unavailability of Index Values. The Company relies on third parties to provide Index Values. In general, Index Values are provided to the Company each Business Day. However, there may be short or extended periods of time when the Company is not provided Index Values for an Index. This may occur for a variety of reasons that are not within the Company’s control, including severe market or operational disruptions. If the Company is not provided with an Index Value on a Business Day, the Index Value for that Business Day will be the most recently provided Index Value. If the Company is later provided an Index Value for a prior Business Day for which the Company was not originally provided an Index Value, the Company will take reasonable steps to recalculate impacted Policy values and transactions.

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Evolving and Uncertain Economic Environment. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, changes in interest rates, and actions by governmental authorities. It is not possible to predict future performance of the markets. Depending on your individual circumstances, you may experience (perhaps significant) negative returns under the Policy. You should consult with a financial professional about how market conditions may impact your investment decisions under the Policy.

INVESTMENT RISKS FOR THE INDEX

Currently, the only Index under the Policy is the S&P 500® Index, which is subject to the following risks:

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Market Risk. The Index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of the Index may be significant and unpredictable.

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Equity Risk. The Index is comprised of equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

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Issuer Risk. The performance of the Index depends on the performance of individual securities that make-up the index. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

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Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

WITHDRAWAL AND SURRENDER RISK

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you purchase the Policy or take a withdrawal or Surrender.

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The Policy may not be appropriate for you if you plan to take withdrawals from an Index Account Option before the end of the Crediting Period, especially if you plan to take ongoing withdrawals, such as automatic withdrawals, or minimum required distributions. You should consult with a financial professional.

•	A Surrender will terminate the Policy and all its benefits, including the death benefit. See ACCESS TO YOUR MONEY.

Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

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Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

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Any type of withdrawal or a Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings). There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

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Any type of withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

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Income taxes, federal tax penalties, and certain tax restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•	Any withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit, See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

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Automatic withdrawals under the systematic payout option, and minimum required distributions, will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and reductions to the death benefit. See ACCESS TO YOUR MONEY – SYSTEMATIC PAYOUT OPTION for information about the systematic payout option.

•	Surrender charges do not apply to payment of the death benefit. See DEATH BENEFIT.

BUFFER RISK

Buffers do not provide complete protection from loss related to negative Index performance. You assume the risk that you will incur losses to the extent that an Index Account Option’s Buffer does not protect you from negative Index performance. The following table shows the maximum potential loss due to negative Index performance at the end of a Crediting Period for each Buffer Rate that we currently offer. Please note the maximum loss at the end of a Crediting Period could be greater due to fees and charges.

Buffer Rate	Maximum Potential Loss Due to Negative Index Performance at End of Crediting Period (before fees and charges)

10%	90%
15%	85%
20%	80%

The limits on loss are for the duration of a single Crediting Period. If you invest in the same Index Account Option for multiple Crediting Periods, losses over multiple Crediting Periods may be larger than the stated limit for a single Crediting Period.

The maximum potential loss due to the application of an Interim Value is greater than the maximum potential loss at the end of a Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

In general, depending on applicable rates, an Index Account Option with relatively more downside protection based on its Buffer Rate is likely to have relatively less upside potential based on its Cap Rate. Conversely, depending on applicable rates, an Index Account Option with relatively less downside protection based on its Buffer Rate is likely to have more upside potential based on its Cap Rate.

For any new Index Account Option that we offer in the future, we will set the rate(s) for its Downside Protection Type in our discretion, subject to any guaranteed limits to which we are subject as described in the prospectus.

CAP RISK

When you invest in an Index Account Option, the upside potential of your investment may be limited the Cap, the Cap Rate may limit the upside potential of your investment by capping your participation in positive Index performance. The risk of investment loss could be significantly greater than the potential for investment gain.

In general, depending on applicable rates, an Index Account Option with relatively more upside potential based on its Cap Rate is likely to have relatively less downside protection based on its Buffer Rate. Conversely, depending on applicable rates, an Index Account Option with relatively less upside potential based on its Cap Rate is likely to have more downside protection based on its Buffer Rate.

We may declare new Cap Rates for the available Index Account Options for new Crediting Periods. We set these rates in our discretion, within any guaranteed limits to which we are subject as described in this prospectus. You bear the risk that the rate(s) we declare for a new Crediting Period will not be any more or less favorable to you than any guaranteed limits to which we are subject.

INTERIM VALUE RISK

On each Business Day between the first and last day of a Crediting Period for an Index Account Option, the value of your investment in that Index Account Option is represented by the Interim Value. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, the death benefit, Performance Lock and to pay fees and charges.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following occurs on that Business Day:

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An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances, the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

We calculate Interim Values by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. In general, the lower the Option Value and/or Bond Reference Portfolio Yield, the lower the Interim Value. Interim Values are not tied directly to the Index. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period.

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

NEGATIVE ADJUSTMENT TO INDEX BASE RISK

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base. A negative adjustment to your Index Base may be greater than the amount withdrawn or the charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Once your Index Base for an Index Account Option has been negatively adjusted, there is no way to increase your Index Base for the remainder of the Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

Negative adjustments will have long-term, adverse impacts on your Policy. By reducing the potential gains under your Policy, and potentially resulting in more loss under your Policy, negative adjustments will ultimately reduce the amount available for withdrawal or Surrender throughout the accumulation phase, the amount payable as a death benefit during the accumulation phase, and the amount paid out during the income phase after annuitization.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE and APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS.

PERFORMANCE LOCK RISK

On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account.

The Performance Lock feature is subject to the following risks:

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If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any applicable charges). Interim Values may be unfavorable to you. See INTERIM VALUE RISK.

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If you lock-in an Interim Value (less any applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. It is possible that you would have realized less loss or no loss if you exercised the Performance Lock feature at a different time or not at all.

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Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. The sooner after the Crediting Period start date or an Allocation Anniversary that you exercise Performance Lock, the longer you will forego participating in Index performance. Your investment will remain in the Performance Lock Account until the next Allocation Anniversary unless earlier withdrawn or annuitized. Depending on when you exercise Performance Lock, your investment might not participate in Index performance for up to one year.

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If you exercise Performance Lock manually, we will lock-in the next calculated Interim Value (less any applicable charges) after we receive your request in good order. You won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. When you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less any applicable charges) will be triggered by the target gain that you set in advance.

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Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

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We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature. There may not be an optimal time to exercise the Performance Lock feature during a Crediting Period. It may be better for you if you do not exercise Performance Lock during a Crediting Period. It is impossible to know with certainty whether or not Performance Lock should be exercised.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK.

INDEX SUBSTITUTION RISK

During a Crediting Period, if an Index is discontinued or if the calculation of the Index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing.

If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors that include, but are not limited to, asset class, index composition, strategy, and index liquidity. You will have no right to reject the substitution of an Index. The performance of the new Index may differ significantly from the performance of the old Index. If we substitute the Index for an Index Account Option in which you are invested, your investment in the Policy is subject to the same terms and conditions as any other investment in an Allocation Account under the Policy. For example, you will not be permitted to transfer Policy Value prior to the end of a Crediting Period if a substitution occurs.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX SUBSTITUTIONS.

RISK OF LOSS DURING CANCELLATION PERIOD

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period, which is generally 10 days after you receive the Policy (or 60 days for replacement Policies). The amount refunded will generally be the premiums paid (including all fees and charges), minus the net amount allocated to the Index Account(s), plus the value of the Index Account(s) on the date of cancellation. If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy Value) will be based on an Interim Value. See INTERIM VALUE RISK above.

FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

An investment in the Policy is subject to the risks related to us, Transamerica Financial Life Insurance Company. Any obligations (including under the Index Account Options, the Fixed Account Option, the Fixed Holding Account, and the Performance Lock Account), guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. If we experience financial distress, we may be permitted by law to delay payments to you for up to six months, and we ultimately may not be able to meet our obligations to you.

The following risks relate to the Separate Account: (i) amounts under the Policy are not held in a separate account registered under Investment Company Act of 1940; (ii) Owners do not share in the investment performance of assets held in the Separate Account; and (iii) the obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

More information about Transamerica Financial Life Insurance Company, including our financial strength ratings, is available by visiting www.transamerica.com or calling toll-free (800) 525-6205. We encourage you to read the information about Transamerica Financial Life Insurance Company, including our financial statements, included in COMPANY OVERVIEW and FINANCIAL STATEMENTS in this prospectus.

CYBER SECURITY AND BUSINESS CONTINUITY RISKS

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Policy. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, geopolitical disputes, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Policy.

FEES AND CHARGES

There are fees and charges associated with the Policy that may reduce the return on your investment. Please note that if a fee or charge is deducted from an Index Account Option before the end of a Crediting Period for an Index Account Option, the deduction will be from the Interim Value of your investment in that Index Account Option. As discussed, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges and could cause you to incur significant loss. The deduction would also result in a negative adjustment to your Index Base, which will result in lower Interim Values for the remainder of the Crediting Period and could result in less gain (if any) or more loss at the end of the Crediting Period.

SURRENDER CHARGES

During the accumulation phase, you can withdraw part (withdrawal) or all (Surrender) of your Policy’s cash value. Restrictions may apply to qualified Policies. When you take a withdrawal or Surrender, we may apply a surrender charge to compensate us for start-up expenses of the Policy relating to sales, including commissions to registered representatives and other promotional expenses.

Surrender charges, if any, apply to each premium payment, regardless of how Policy Value is allocated among the Allocation Accounts. The surrender charge decreases based on the number of years since the premium payment was made, as reflected in the table below.

Surrender Charge
(as a percentage of premium withdrawn or Surrendered)
Number of Years Since Premium Payment Date	Surrender
Year 0-1	8%
Year 1-2	8%
Year 2-3	7%
Year 3-4	6%
Year 4-5	5%
Year 5-6	4%
Year 6+	0%

Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year as described below. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

For example, assume your premium payments total $100,000 and your Policy Value is $106,000 at the beginning of the second Policy Year, and you request a withdrawal of $30,000. Since that amount is more than your surrender charge-free amount ($100,000 * 10% = $10,000 is greater than the $6,000 in earnings and all premiums are currently subject to surrender charge), you would pay a surrender charge of $1,600 on the remaining $20,000 (i.e., 8% x ($30,000 – $10,000) = $1,600). Likewise, assume your Policy Value is $80,000 (total premium payments total $100,000) at the beginning of the second Policy Year and you Surrender your Policy. Since you have no earnings due to your Policy Value decreasing and all premiums are currently subject to surrender charge, your surrender charge-free amount would be $10,000 and you would pay a surrender charge of $7,200 (i.e., 8% x ($100,000 – ($10,000) = $7,200).

For surrender charge purposes, earnings are considered to be withdrawn first, then the oldest premium is considered to be withdrawn next. There is no surrender charge on the withdrawal of earnings or premium payments that are no longer subject to surrender chargers. However, withdrawals of these amounts will count towards your surrender charge-free amount when withdrawn. This means that withdrawing such amounts will reduce (possibly to zero) your surrender charge-free amount for a Policy Year.

Keep in mind that withdrawals may be taxable and, if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. For tax purposes, withdrawals from non-qualified Policies are considered to come from taxable earnings first.

See ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about the Policy’s surrender charge waivers. Please note that any amounts withdrawn pursuant to a surrender charge waiver will count against the surrender charge-free amount for a Policy Year.

We may elect to reduce or eliminate the amount of the surrender charge when the Policy is sold under circumstances which reduce our sales or other expenses, or when required by regulation or regulatory authority.

Surrender charges do not apply to payment of the death benefit. Surrender charges do not apply upon annuitization.

MAXIMUM POTENTIAL LOSS DUE TO INTERIM VALUE

Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

SPECIAL SERVICE FEES

We may deduct a charge for the following special services: overnight delivery, duplicate policies, non-sufficient checks on new business, duplicate Form 1099 and Form 5498 tax forms, check copies, printing and mailing previously submitted forms, and asset verification requests from mortgage companies. The fees charged for any such service will vary, but will not exceed $50 per service. We will not deduct the charge from your Policy. We will require you to pay by credit card or other accepted method when you request the service. If the service involves the issuance of a check to you, we may allow you to deduct the charge from the final check.

REDUCED FEES AND CHARGES

We may, at our discretion, reduce or eliminate certain fees and charges for certain Policies (including employer-sponsored savings plans), which may result in decreased costs and expenses.

PREMIUM TAXES

A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other government agency. We will, at our discretion, deduct the tax, currently ranging from 0% to 3.5%, from the Policy Value when you begin receiving annuity payments, you Surrender the Policy, or death proceeds are paid. We may decide to deduct the tax at the time that you make a premium payment or when due to the applicable taxing authority.

FEDERAL, STATE, AND LOCAL TAXES

We may in the future deduct charges from the Policy for any taxes we incur because of the Policy. However, no deductions are being made at the present time.

THE ANNUITY

This prospectus describes information you should know before you purchase the Policy.

An annuity is a contract between you (the Owner) and an insurance company (in this case, us), where the insurance company promises to pay you an income in the form of annuity payments. These payments begin on a designated date, referred to as the Annuity Commencement Date. Until the Annuity Commencement Date, your annuity is in the accumulation phase and the earnings (if any) are generally tax deferred. Tax deferral means you are not taxed until you take money out of your annuity. Once your Policy is annuitized, your annuity switches to the income phase.

We currently sell Policies that are “qualified” or “non-qualified” under the Internal Revenue Code. You will get no additional tax advantage from this annuity if you are investing in this annuity through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account (“IRA”)). We currently sell Policies to the following plans: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 457(f) plans (in certain circumstances) and Section 401(a) plans (including profit sharing plans, defined benefit pension plans, defined contribution pension plans, 401(k) plans, and combination defined benefit/contribution plans). If you purchase the Policy as an individual retirement annuity or as part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan, or certain other employer sponsored programs), your Policy is a qualified Policy. If you purchase the Policy as part of any other arrangement, your Policy is a non-qualified Policy.

The Policy is a “deferred” annuity. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes. Your individual investment and your rights are determined primarily by your own Policy.

The Policy is a “flexible premium” annuity because after you purchase it, you can generally make additional premium payments until the Annuity Commencement Date. Each additional premium payment must be at least $50 unless a different minimum is stated in your Policy. You are not required to make any additional premium payments.

The Policy is “index-linked” because the value of each Index Account Option is linked to the performance of an Index. If you invest in one or more Index Account Options, the amount of money you are able to accumulate under your Policy depends (at least in part) upon the performance of your Index Account Options. You could lose a significant amount of money that you allocate to the Index Account Options.

We do not guarantee that the Fixed Account Option will always be available. If the Fixed Account Option is available and you invest amounts in the Fixed Account Option for a Crediting Period, your principal is guaranteed and will earn interest at a guaranteed annual interest rate during that Crediting Period. The amount of money you are able to accumulate depends upon the total interest credited.

Do not purchase this Policy if you plan to use it for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

Your Policy is not intended or designed to be traded on any stock exchange or secondary market. By purchasing this Policy, you represent and warrant that you are not using the Policy for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

PURCHASE

We will not issue a Policy unless:

•	We receive in good order all information needed to issue the Policy. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

•

We receive in good order (at our Administrative Office) a minimum initial premium payment (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

•	The Annuitant, Owner, and any joint Owner are younger than age 86 as of the date that the application is signed. The age limit may be lower for qualified Policies.

•	The Owner and Annuitant have an immediate familial relationship, unless the Owner is the Annuitant or the Owner is not an individual.

Right to Cancel Period: You may cancel your Policy after you purchase it, but only if you return it within the prescribed period, which is generally 10 days after you receive the Policy (for replacements the right to cancel period is generally 60 days). The refund will generally be the premiums paid (including all fees and charges), minus the net amount allocated to the Index Account(s), plus the value of the Index Account(s) on the date of cancellation. If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation for the Index Account(s) will be based on an Interim Value. Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you.

See PRODUCT RISK FACTORS – INTERIM VALUE RISK. Surrender charges do not apply upon cancellation. For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. We will pay the refund after we receive in good order at our Administrative Office within the applicable period Written Notice of cancellation and the returned policy. The Policy will then be deemed void.

We reserve the right to reject any application.

PREMIUM PAYMENTS

You should make checks for premium payments payable to Transamerica Financial Life Insurance Company and send them to the Administrative Office. Your check must be honored in order for us to pay any associated annuity payments and benefits due under the Policy.

We do not accept cash. We reserve the right to not accept third party checks. A third party check is a check that is made payable to one person who endorses it and offers it as payment to a second person. Checks should normally be payable to us, however, in some circumstances, at our discretion, we may accept third party checks that are from a rollover or transfer from other financial institutions. Any third party checks not accepted by us will be returned.

We reserve the right to reject or accept any form of payment. Any unacceptable forms of payment will be returned. We reserve the right to restrict or refuse any premium payment.

INITIAL PREMIUM PAYMENT

The initial premium payment for qualified and non-qualified Policies must be at least $25,000 (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

You must obtain our prior approval to purchase a Policy with an amount in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant are all younger than age 81; or

•	$500,000 if you, any joint Owner, or the Annuitant is at least age 81.

Your initial premium payment may not be credited to your Policy on the day that you leave your premium payment with your financial intermediary. Your financial intermediary may take a period of time to assess whether buying this Policy is suitable for you. Your financial intermediary may send us your initial premium payment while they complete this assessment. Your financial intermediary must also ensure that we have all the information needed for us to process your Policy. We will not begin to process your Policy during this period.

We will credit your initial premium payment to your Policy within two Business Days after the Business Day that we receive your initial premium payment, your application (or order form), and once we determine that your Policy information is both complete and in good order. This time period is in addition to the time your financial intermediary may take to complete their part of the process.

If your information is not received in good order and we are unable to complete our part of the process within 30 Business Days after the Business Day that we receive your initial premium payment and your application (or electronic order form), then we will return your initial premium payment at that time. We will credit your initial premium payment within two Business Days after your information is both complete and in good order. Neither we nor your financial intermediary are responsible for lost investment opportunities while we each complete our review processes. Any initial premium payments received by us will be held in our general account until credited to your Policy. You will not earn interest on your initial premium payment during these review periods.

The date on which we credit your initial premium payment to your Policy is generally the Policy Date. Please note, the Policy Date is not the date that the initial premium payment is allocated to the selected Allocation Account(s), because the initial premium payment will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after the Policy Date, whichever occurs first. The Policy Date is used to determine certain time periods under your Policy, such as Policy Years, Policy Quarters, and Policy Anniversaries.

We will consider any premium that we receive with your Policy application and within 14 calendar days of the date you sign your Policy application (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover) to be part of your initial premium payment. We will not wait until the end of the 14 calendar day (or 60 calendar day) period to apply your total initial premium payment to the Policy. We will credit the portion of your initial premium payment accompanying your Policy application or that we otherwise receive before the Policy Date as described in the paragraph immediately above. We will credit any more initial premium that we receive on or after the Policy Date within two Business Days after the Business Day we receive it. Once credited to your Policy, such premium will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after we receive it, whichever occurs first, and then allocated among the Allocation Accounts in accordance with your instructions. Please note, if we receive any portion of the initial premium after the Policy Date, the Crediting Periods associated with your initial premium payment may have different start dates.

ADDITIONAL PREMIUM PAYMENTS

You are not required to make any additional premium payments. However, you can generally make additional premium payments during the accumulation phase. Additional premium payments must be at least $50. We will credit an additional premium payment to your Policy within two Business Days after the Business Day we receive the premium payment and required information in good order at our Administrative Office.

Before an additional premium payment is allocated to the selected Allocation Account(s), it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day after we credit the additional premium payment to your Policy, whichever occurs first.

When you allocate an additional premium payment to one or more Allocation Accounts, a new Crediting Period will begin for each Allocation Account receiving the premium payment. No portion of an additional premium payment can be applied to an ongoing Crediting Period. Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

After the first Policy Year, we reserve the right to require our prior approval for any cumulative premium payments in a single Policy Year in excess of the following limits:

•	Non-qualified Policies – $25,000.

•	Qualified Policies – the lesser of any minimums required by the Internal Revenue Service or $60,000.

If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

We will not allow additional premium payments under a Policy after the Owner (or oldest joint Owner) attains the age of 90. We reserve the right to further limit or refuse additional premium payments. We may prohibit Owners from making additional premium payments under the Policy in the future on a non-discriminatory basis. If we exercise this right, Owners will lose the ability to increase Policy through additional premium payments.

MAXIMUM TOTAL PREMIUM PAYMENTS

We reserve the right to require our prior approval of any cumulative premium payments in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant were all younger than age 81 on the date you signed the application; or

•	$500,000 if you, any joint Owner, or the Annuitant were at least age 81 on the date you signed the application.

The maximum limit on total premium payments includes premium payments under the Policy and other policies with the same Owner or same Annuitant issued by us or an affiliate. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

ALLOCATION OF PREMIUM PAYMENTS

Initial Premium Payment

When you purchase the Policy, we will allocate your initial premium payment to the Allocation Account(s) you selected based on the allocation instructions in your application. The allocations in your allocation instructions must be in whole percentages and must total 100%.

Additional Premium Payments

The allocation instructions in your application will initially serve as your standing allocation instructions for additional premium payments. You may change your standing allocation instructions for additional premium payments by sending written instructions to our Administrative Office, by telephone, or other electronic means acceptable to us, subject to the limitations described under OTHER INFORMATION – Telephone and Electronic Transactions. The new instructions will apply to premium payments received on or after the date we receive the change request in good order.

If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

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For each Allocation Account in your standing allocation instructions, if that Allocation Account (or another Allocation Account that we designate in an amendment to this prospectus) is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

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For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first.

Currently, the Default Option is the Fixed Account Option. See DEFAULT OPTION.

POLICY VALUE AND CASH VALUE

POLICY VALUE

Prior to the Annuity Commencement Date, your Policy Value represents the value of your investment in your Accounts, which may include the Fixed Holding Account, the Fixed Account Option, one or more Index Account Options, and the Performance Lock Account. If you invest in an Index Account Option, your Policy Value will reflect the Interim Values of your investment between the first and last day of the Crediting Period.

On any day during the accumulation phase, your total Policy Value is equal to:

•	Your total premium payment(s); minus

•	Your total gross withdrawals from the Policy (including amounts deducted for surrender charges); plus

•	Your accumulated gains on amounts allocated to Index Account(s); minus

•	Your accumulated losses on amounts allocated to Index Account(s); plus

•	Interest credited on amounts allocated to the Fixed Account and Fixed Holding Account; minus

•	Amounts deducted for fees and charges and taxes if any.

After the Annuity Commencement Date, your Policy does not have a Policy Value.

CASH VALUE

Prior to the Annuity Commencement Date, your cash value represents the total amount that is available for withdrawal or Surrender. Your cash value is equal to the Policy Value less any surrender charges, if applicable. Your cash value may be lower than or equal to your Policy Value.

After the Annuity Commencement Date, your Policy does not have a cash value.

TYPES OF ACCOUNTS

FIXED HOLDING ACCOUNT

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

The initial premium payment will be allocated from the Fixed Holding Account as described above after the Policy Date. An additional premium payment will be allocated as described above after we credit the additional premium payment to your Policy. If the Policy Date, or the date we credit an additional premium payment, is the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the annual interest rate in effect on that day. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate.

You may obtain the current annual interest rate online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary.

When your allocation instructions for an initial or additional premium payment are not in good order because they instruct us to allocate your premium payment to an Allocation Account that is no longer available for investment, your premium payment may be held in the Fixed Holding Account for a longer period of time than described above. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS for additional information.

FIXED ACCOUNT OPTION

If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. The current annual interest rate for the Fixed Account Option is available online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about how to obtain the current annual interest rate for the Fixed Account Option.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. You bear the risk that we will not credit interest for a new Crediting Period at a rate greater than the guaranteed minimum effective annual interest rate.

The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period. For example, assume you have Policy Value invested in the Fixed Account Option with an ongoing 1-year Crediting Period. If the Fixed Account Option is still available for investment and you invest additional amounts in the Fixed Account Option, you will have two separate ongoing 1-year Crediting Periods for the Fixed Account Option, and the interest rates for those Crediting Periods may differ.

We do not guarantee that a Fixed Account Option will always be available for investment. We may exercise our right to temporarily suspend Index Account Options if market conditions make it too difficult or costly for us to acquire the financial instruments that support Index Account Option guarantees. During any period of time that we suspend any Index Account Options, we guarantee that we will make the Fixed Account Option available.

INDEX ACCOUNT OPTIONS

When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of an Index. Currently, the only Index offered under the Policy is the S&P 500® Index. See THE INDEX. We may offer other Indexes under the Policy in the future. The Index’s performance is measured by calculating the Index Change, which is the percentage difference between the Initial Index Value and the Final Index Value.

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., ((1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., ((900/1000) – 1 = -10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features:

•

When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s Growth Opportunity Type. We currently only offer Index Account Options with Cap as the Growth Opportunity Type. Due to the operation of the Cap Rate, as applicable, you may not fully participate in positive Index performance. See AVAILABLE ALLOCATION ACCOUNTS GROWTH OPPORTUNITY TYPE: CALCULATING GAIN USING CAP for more information, including examples.

•	When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

•

When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its Downside Protection Type. We currently only offer Index Account Options with Buffer as the Downside Protection Type. Due to the operation of the Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur any loss as a result of that negative Index performance. See AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPE: CALCULATING LOSS USING THE BUFFER for more information, including examples.

For more information about how gains and losses are calculated at the end of the Crediting Period, as well as about Interim Values and the Performance Lock feature, including examples, see VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION below.

PERFORMANCE LOCK ACCOUNT

The Performance Lock Account is an interest-bearing account to which your locked-in Interim Value (less any applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account, until the next Allocation Anniversary. We may change the current annual interest rate for the Performance Lock Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate. You may obtain the current annual interest rate online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. The Performance Lock Account is part of our Fixed Account.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for information about the Performance Lock feature.

VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION

INDEX ACCOUNT OPTION VALUE

The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated using the following formula:

Index Account Option Value = Index Base x (1 + Index Credit Rate)

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the Index Credit.

The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for fees or charges or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

NEGATIVE ADJUSTMENTS TO INDEX BASE

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base. A negative adjustment to your Index Base may be greater than the amount withdrawn, or the charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

For example, assume that your Index Base on the first day of a Crediting Period for an Index Account is $10,000. Further, assume that there are no deductions as a result of withdrawals from that Index Account until a given day before the end of the Crediting Period, on which day your Interim Value is $9,500 (before any deductions for withdrawals) and a total of $475 in withdrawals is deducted from that Index Account Option on that date. The $475 deduction would reduce your Interim Value to $9,025, representing a 5% reduction in your Interim Value (i.e., ($9,025 / $9,500) – 1 = 5%). As such, your Index Base would likewise be reduced by 5% from $10,000 to $9,500 (i.e., ($10,000 x (1 + -5%) = $9,500), a negative adjustment to the Index Base of -$500. Please note that in this example, the negative adjustment to the Index Base (-$500) was greater than the reduction in the Interim Value (-$475).

Continuing this example to the end of the Crediting Period, assume that there are no other deductions as a result of withdrawals from that Index Account Option before the end of the Crediting Period:

•

Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $10,450 (i.e., $9,500 x (1 + 10%) = $10,450). The Index Credit is +$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $11,000 (i.e., $10,000 x (1 + 10%) = $11,000), and the Index Credit would have been +$1,000.

•

Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $8,550 (i.e., $9,500 x (1 + -10%) = $8,550). The Index Credit is -$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $9,000 (i.e., $10,000 x (1 + -10%) = $9,000), and the Index Credit would have been -$1,000.

See APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

INTERIM VALUES

We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

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An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances, the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

The Interim Value for an Index Account Option is calculated using the following formula:

Index Base x (1 + Interim Value Index Credit Rate)

•	Index Base. Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base.

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Interim Value Index Credit Rate. The Interim Value Index Credit Rate is a rate of return that may be positive, negative, or zero. We calculate this interim rate of return differently than the Index Credit Rate at the end of the Crediting Period.

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Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. We calculate the Interim Value Index Credit Rate by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility (based on availability of calculation data), and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

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If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. In increasing yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

Our process for calculating Interim Values is explained in detail in APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES, including the formula we use to calculate the Interim Value Index Credit Rate.

The following examples are intended to illustrate how an Interim Value is calculated. Assume that you purchase a Policy, and on the Policy Date, you invest $10,000 in an Index Account Option with a 1-year Crediting Period. Further, assume that you take no withdrawals from that Index Account Option, or exercise the Performance Lock feature, before the end of the Crediting Period.

Based on these assumptions, Examples 1 and 2 illustrate the Interim Value calculation halfway through the Crediting Period with positive and negative market scenarios, respectively. Examples 3 and 4 illustrate the Interim Value calculation close to the end of the Crediting Period with positive and negative market scenarios, respectively. The Examples assume that the Interim Values are calculated 182 days (Examples 1 and 2) or 335 days (Examples 3 and 4) into the 6-year surrender charge period applicable to your premium payment.

	Example 1	Example 2	Example 3	Example 4
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate
Option Value
Current day	4.00%	-4.00%	4.00%	-4.00%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
# of calendar days remaining in Crediting Period	183	183	30	30
# of calendar days in Crediting Period	365	365	365	365
ratio	0.5014	0.5014	0.0822	0.0822
Option Value rate	2.9973%	-5.0027%	3.8356%	-4.1644%
Bond Reference Portfolio Yield
Current day	1.93%	1.93%	2.46%	2.46%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Calendar days remaining/365.25	0.5010	0.5010	0.0821	0.0821
Bond Reference Portfolio Yield rate	0.0341%	0.0341%	-0.0369%	-0.0369%
Days Remaining in Surrender Charge Period
# of calendar days remaining in surrender charge period	2008	2008	1855	1855
# of calendar days in surrender charge period	2190	2190	2190	2190
1 - ratio	0.08311	0.08311	0.15297	0.15297
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value	$10,300	$9,500	$10,383	$9,583

As previously noted, if a premium payment allocated to an Index Account Option is still within its 6-year surrender charge period, then in addition to applicable surrender charges, your Interim Values for that Index Account Option may be higher or lower than if the premium payment were outside of its surrender charge period. In comparison to the examples above, the table below shows what the Interim Value would have been in each example had the premium payment not been within its surrender charge period at those times (all other assumptions being the same):

Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.03%	-4.97%	3.80%	-4.20%
Interim Value	$10,303	$9,503	$10,380	$9,580

See APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and examples of Interim Value calculations.

INDEX SUBSTITUTIONS

During a Crediting Period, if an Index is discontinued, or if the calculation of the Index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, we may substitute the Index with a new Index once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors which include, but are not limited to, asset class, index composition, strategy, and index liquidity.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

This example is intended to show how we would calculate the Index Change during a Crediting Period in which an Index was substituted.

Index Change on substitution date for original Index

Initial Index Value for original Index	1,000
Index Value for original index on substitution date	1,050
Index Change for original Index on substitution date	(1,050 / 1,000) - 1 = 5%

This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.

Revised Initial Index Value for replacement Index

Index Value for replacement Index on substitution date	1000
Index Change for original Index on substitution date	5%
Revised Initial Index Value for replacement Index	1000 / (100% + 5%) = 952.38

The Index Change calculation for that Crediting Period is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.

PERFORMANCE LOCK

On any Business Day between the first and last day the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any applicable charges). Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

For example, assume you invest $10,000 in an Index Account Option and you elect to exercise Performance Lock. If the Interim Value on the Performance Lock Date is $10,500, we will transfer $10,500 to the Performance Lock Account, locking-in $500 of gain (before any future credited interest or withdrawals applied to the Performance Lock Account). Conversely, if the Interim Value on the Performance Lock Date is $9,500 we will transfer $9,500 to the Performance Lock Account, locking-in a $500 loss (before any future credited interest or withdrawals applied to the Performance Lock Account).

You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period, in which case we will lock-in the Interim Value (less any applicable charges) next calculated after we receive your request in good order.

You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance. If you wish to enroll in this feature, you must provide us with instructions that identify a target gain percentage. After you enroll, Performance Lock will be automatically exercised if your Interim Value (after the deduction any applicable charges) is greater than your Index Base by a percentage at least equal to your target gain. For instance, if you instruct us to exercise Performance Lock on any Business Day that would lock-in at least a 5% gain, Performance Lock will be automatically exercised on any Business Day that the Interim Value (after the deduction of any applicable charges) is at least 5% greater than your Index Base. In this example, if your Interim Value on a Business Day were at least 5% greater than your Index Base, but the deduction of any applicable charges would result in less than a 5% gain, Performance Lock would not be automatically exercised on that Business Day. You may cancel your target gain instructions at any time before Performance Lock is exercised.

If you submit instructions with your Policy application for Performance Lock to be automatically exercised for an Index Account Option, those instructions will apply to any portion of your initial premium payment allocated to that Index Account Option (including any portion of your initial premium payment that we receive after the Policy Date). Those instructions will not apply to any additional premium payment, any other Index Account Option, or any future Crediting Period. You must submit separate instructions to exercise Performance Lock automatically in those instances.

If you exercise Performance Lock manually, you won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. If you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less the deduction of any applicable charges) will be triggered by the target gain that you set in advance.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

On the Performance Lock Date, the amount transferred to the Performance Lock Account will equal the locked-in Interim Value (less any applicable charges). Thereafter, until the next Allocation Anniversary, that amount will be credited compound interest daily based on the annual interest rate in effect on that day and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate. The guaranteed minimum effective annual interest rate will be established on the Policy Date, and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater. For any date on which a fee, charge, or withdrawal is deducted from the Performance Lock Account, daily interest will have been credited before the deduction of the fee, charge, or withdrawal.

Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1⁄2.

The amount held in the Performance Lock Account will remain there until the next Allocation Anniversary unless earlier withdrawn or annuitized. On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

Other information about Performance Lock:

•	Exercise of the Performance Lock feature is irrevocable.

•	The Performance Lock Account is an interest-bearing holding account under the Policy; it is not an investment option that you can select for investment.

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There is no limit on the number of times that you may exercise Performance Lock during the accumulation phase, but it may be exercised only once during any single Crediting Period for an Index Account Option.

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If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may provide separate manual or automatic Performance Lock instructions for any such Crediting Period.

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If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock for purposes of crediting interest; deducting fees, charges, and withdrawals; and transferring amounts from the Performance Lock Account on the next Allocation Anniversary.

THE INDEX

Each Index Account Option is linked to the performance of an Index. Currently, the only Index offered under the Policy is the S&P 500® Index (Ticker: SPX). We may offer other Indexes under the Policy in the future.

The S&P 500® Index is a market index. A market index tracks, directly or indirectly, the performance of a specific basket of stocks or other assets considered to represent a particular market or sector. Please note that by investing in an Index Account Option that is linked to the performance of a market index, you are not investing in the market index (it is not possible to invest directly in a market index) and you have no rights with respect to the index.

The S&P 500® Index is widely regarded as the best single gauge of large-cap U.S. equities. This market index includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500®  Index is calculated without adjustments for dividends.

See “PRODUCT RISK FACTORS – Index Performance Risks” for a discussion of the investment risks associated with the S&P 500® Index. You may request additional information from our Administrative Office or your financial intermediary.

The Index Value at the end of a day is the closing value of the Index for that day. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. If the Company is not provided with an Index Value on a Business Day, the Index Value for that Business Day will be the most recently provided Index Value. If the Company is later provided an Index Value for a prior Business Day for which the Company was not originally provided an Index Value, the Company will take reasonable steps to recalculate impacted Policy values and transactions.

We rely on the Index Values reported to us by a third-party when administering the Policy.

AVAILABLE ALLOCATION ACCOUNTS

FIXED ACCOUNT OPTION

The table below shows the Fixed Account Option that we currently offer. We may offer other Fixed Account Options in the future.

FIXED ACCOUNT OPTION CURRENTLY AVAILABLE FOR INVESTMENT
Crediting Period	Guaranteed Minimum Effective Annual Interest Rate
1-Year	The guaranteed minimum effective annual interest rate will be established on the Policy Date and will be 1.00% or the guaranteed minimum interest rate required by state law, whichever is greater.

AVAILABLE INDEX ACCOUNT OPTIONS

The available Index Account Options are set forth in this section.

We reserve the right to add and remove Index Account Options as available investment options. We may also temporarily suspend the availability of Index Account Options for new Crediting Periods.

We guarantee that we will always offer at least the following Index Account Option for investment: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 5%). We may not offer any other Index Account Options for investment in the future. Please note the Index for that Index Account Option remains subject to our right of substitution. See INDEX SUBSTITUTIONS. Provided at least one Index Account Option is available, this guarantee is also subject to our right to temporarily suspend the availability of Index Account Options for new Crediting Periods, as discussed further below. You may not be able to invest in a particular Index Account Option in the future, even if it was previously made available to you. Index Account Options will only be added, removed, or temporarily suspended through an amendment to this prospectus. It is therefore possible that the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 5%) may be the only available investment option for periods of time.

We may exercise our right to temporarily suspend Index Account Options if market conditions make it too difficult or costly for us to acquire the financial instruments that support Index Account Option guarantees. During any period of time that we suspend any Index Account Options, we guarantee that we will make the Fixed Account Option available.

We expect to add and remove, and may temporarily suspend, investment options from time to time. If we offer a new Index Account Option in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

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If we offer a new Index Account Option that includes a Buffer, the Buffer Rate will be at least 10% and will not exceed 30%. If we offer a new Index Account Option that includes a Cap, the minimum Cap Rate will be at least 3%.

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Within any guaranteed limits to which we are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 5%) (subject to our right of Index substitution, and our right to temporarily suspend Index Account Options), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax), and your Policy will terminate.

The availability of Allocation Accounts may vary by financial intermediary. You may obtain information about the Allocation Accounts that are available through your financial intermediary by contacting your financial professional or our Administrative Office.

The table below lists the Index Account Options that we currently offer and includes the following information for each Index Account Option:

•	The Index. Currently, the only Index offered under the Policy is the S&P 500® Index. We may offer other Indexes under the Policy in the future. See THE INDEX for information about the S&P 500® Index.

•	The Crediting Period.

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The Downside Protection Type and related rate (i.e., Buffer and Buffer Rate). The Downside Protection Type and related rate for an Index Account Option will not change for as long as you own the Policy.

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The Growth Opportunity Type (i.e., Cap). The current Cap Rates are not shown in the table below because we may declare new rates for new Crediting Periods. You may obtain the current rates for new Crediting Periods online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.

•	The guaranteed limit on the Cap Rate to which we are subject when we declare new rates for new Crediting Periods.

Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Guaranteed Limit on Rate for Growth Opportunity Type

S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap	Cap Rate: No lower than 5.00%
S&P 500® Index	1-Year	Buffer Buffer Rate: 15%	Cap	Cap Rate: No lower than 4.50%
S&P 500® Index	2-Year	Buffer Buffer Rate: 10%	Cap	Cap Rate: No lower than 10.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap	Cap Rate: No lower than 9.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 10%	Cap	Cap Rate: No lower than 30.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 20%	Cap	Cap Rate: No lower than 24.00%

Growth Opportunity Type: Calculating Gain Using Cap

At the end of the Crediting Period for an Account Option, if the Index Change is positive or zero, we use the Cap to calculate your gain, if any. We calculate your Index Credit Rate using the Cap as follows:

•	If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

Due to the operation of the Cap, you will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For each Index Account Option, we may declare a new Cap Rate for new Crediting Periods, subject to the guaranteed minimum Cap Rate for that Index Account Option. We reserve the right to declare no Cap Rate for a new Crediting Period. There will be no limit on gains during a new Crediting Period if we declared no Cap Rate.

The illustration below includes two examples of how we calculate the Index Credit Rate at the end of a Crediting Period using a Cap. Both examples assume a Cap Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +15%, which exceeds the Cap Rate, so your Index Credit Rate would be +10%.

Downside Protection Type: Calculating Loss Using The Buffer

At the end of the Crediting Period for an Index Account Option, if the Index Change is negative, we use the Buffer to calculate your loss, if any. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. A Buffer absorbs the impact of negative Index performance before the negative Index performance impacts your investment. If the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease if the Index Change goes beyond the Buffer Rate.

We calculate your Index Credit Rate using the Buffer as follows:

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If the Index Change is below the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.

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If the Index Change goes beyond the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

The illustration below includes three examples of how the Buffer applies when the Index Change is negative. Each example assumes a Buffer Rate of 10%.

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In the first example, the Index Change is -5%, which does not go beyond the Buffer Rate, so the Buffer would completely protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.

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In the second example, the Index Change is -15%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

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In the third example, the Index Change is -25%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -15%.

SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT

WE RESERVE THE RIGHT TO ADD, REMOVE, AND TEMPORARILY SUSPEND ALLOCATION ACCOUNTS AS AVAILABLE INVESTMENT OPTIONS. ALLOCATION ACCOUNTS WILL ONLY BE ADDED, REMOVED, OR TEMPORARILY SUSPENDED THROUGH AN AMENDMENT TO THIS PROSPECTUS.

WE ALSO RESERVE THE RIGHT TO MAKE DIFFERENT ALLOCATION ACCOUNTS AVAILABLE FOR INVESTMENT IN CONNECTION WITH ONLY NEW PREMIUM PAYMENTS (INITIAL OR ADDITIONAL PREMIUM PAYMENTS) AS OPPOSED TO REINVESTMENTS AND TRANSFERS AT THE END OF A CREDITING PERIOD (OR THE NEXT ALLOCATION ANNIVERSARY AFTER YOU EXERCISE PERFORMANCE LOCK). AN ALLOCATION ACCOUNT THAT IS CURRENTLY AVAILABLE FOR INVESTMENT MAY NOT BE AVAILABLE FOR INVESTMENT IN THE FUTURE.

IF WE REMOVE OR TEMPORARILY SUSPEND AN ALLOCATION ACCOUNT, IT WILL BE CLOSED SUCH THAT NO NEW PREMIUMS, REINVESTMENTS, OR TRANSFERS WILL BE ALLOWED INTO THAT ALLOCATION ACCOUNT. IF YOU ARE CURRENTLY INVESTED IN AN ALLOCATION ACCOUNT AND IT IS REMOVED OR TEMPORARILY SUSPENDED, YOU MAY REMAIN IN THAT ALLOCATION ACCOUNT UNTIL THE END OF THE CREDITING PERIOD.

WE GUARANTEE THAT WE WILL ALWAYS OFFER AT LEAST THE FOLLOWING INDEX ACCOUNT OPTION: S&P 500® INDEX, 1-YEAR CREDITING PERIOD, BUFFER (BUFFER RATE: 10%), CAP (CAP RATE: NO LOWER THAN 5%). PLEASE NOTE THE INDEX FOR THAT INDEX ACCOUNT OPTION REMAINS SUBJECT TO OUR RIGHT OF SUBSTITUTION. SEE INDEX SUBSTITUTIONS. THIS GUARANTEE IS ALSO SUBJECT TO OUR RIGHT TO TEMPORARILY SUSPEND THE AVAILABILITY OF INDEX ACCOUNT OPTIONS FOR NEW CREDITING PERIODS.

WE DO NOT GUARANTEE THAT WE WILL ALWAYS OFFER ANY OTHER INDEX ACCOUNT OPTION OR A FIXED ACCOUNT OPTION. WE WILL OFFER THE FIXED ACCOUNT OPTION (WITH A 1-YEAR CREDITING PERIOD) FOR AT LEAST AS LONG AS IT SERVES AS THE DEFAULT OPTION. DURING ANY PERIOD OF TIME THAT WE TEMPORARILY SUSPEND ANY INDEX ACCOUNT OPTIONS, WE GUARANTEE THAT WE WILL MAKE THE FIXED ACCOUNT OPTION AVAILABLE.

IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT THE ONLY INDEX ACCOUNT OPTION THAT WE MAY OFFER IN THE FUTURE IS THE S&P 500® INDEX, 1-YEAR CREDITING PERIOD, BUFFER (BUFFER RATE: 10%), CAP (CAP RATE: NO LOWER THAN 5.0%) (SUBJECT TO OUR RIGHT OF INDEX SUBSTITUTION, AND OUR RIGHT TO TEMPORARILY SUSPEND INDEX ACCOUNT OPTIONS), OR THE RISK THAT WE MAY NOT OFFER OTHER ALLOCATION ACCOUNTS IN THE FUTURE THAT ARE ACCEPTABLE TO YOU BASED ON YOUR PERSONAL PREFERENCES, RISK TOLERANCES, OR TIME HORIZON, THIS POLICY IS NOT APPROPRIATE FOR YOU. YOU MAY SURRENDER YOUR POLICY (TAKE A FULL WITHDRAWAL) IF THERE ARE NO ALLOCATIONS ACCOUNTS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO SURRENDER CHARGES, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE END OF A CREDITING PERIOD FOR AN INDEX ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL PENALTY TAX IF TAKEN BEFORE AGE 59 1⁄2), AND YOUR POLICY WILL TERMINATE.

When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

The Fixed Account and Index Account Options that are currently available for investment are listed in tables under AVAILABLE ALLOCATION ACCOUNTS. Those tables do not include the current annual interest rate for the Fixed Account Option or the current Cap Rates for the Index Account Options (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your investment options.

The following provides additional information about what to expect when selecting Allocation Accounts for investment:

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New Purchasers. If you are a new purchaser of the Policy, the current upside rates in effect on the date that you sign the Policy application will apply to the premium accompanying your Policy application. We will also apply those same rates to any more premium we receive within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). Any premium we receive after that date will be considered an additional premium payment, and the current upside rates in effect at the time of receipt will apply. See “Additional Premium Payments” below.

For example, if you sign the Policy application on January 30, the current upside rates as of that date will apply to the premium accompanying your Policy application. In addition, if we receive any more premium from you on or before February 13 (March 31 if the Policy is funded through an exchange, transfer, or rollover), the same rates will apply to that premium, even if the rates we are offering have otherwise changed since January 30. Any premium we receive after February 13 (or March 31 if the Policy is funded through an exchange, transfer, or rollover) will be considered to be an additional premium payment and different rates may apply.

Current upside rates will be provided to your financial intermediary and are always available online at https://www.transamerica.com/annuities/rila. We publish new rates at least 14 calendar days before they take effect. The rates applicable to your initial premium payment will be stated in the confirmation of your purchase.

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Additional Premium Payments. When making an additional premium payment, you should obtain the current upside rates online at https://www.transamerica.com/annuities/rila or by contacting our Administrative Office or your financial intermediary.

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If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

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If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

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For each Allocation Account in your standing allocation instructions, if that Allocation Account is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

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For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option.

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End of a Crediting Period. If you are coming to the end of a Crediting Period, we will send you a Renewal Letter (which will include current upside rates) at least 21 days before the end of the Crediting Period. We must receive your instructions at least one Business Day before the end of the Crediting Period. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option.

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Next Allocation Anniversary After Exercising Performance Lock. If you exercised Performance Lock for an Index Account Option, on the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. You must submit instructions to us at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, the amount held in the Performance Lock Account will be transferred to the Default Option. We will send you a Renewal Letter (which will include current upside rates) at least 21 days before the next Allocation Anniversary, provided that you exercised Performance Lock no later than 21 days of the next Allocation Anniversary. If you exercised Performance Lock within 21 days of the next Allocation Anniversary, you will not receive a Renewal Letter. You should obtain the current upside rates online at https://www.transamerica.com/annuities/rila or by contacting our Administrative Office or your financial intermediary.

Please note that we will not permit you to have more than 97 ongoing Crediting Periods at once.

ABILITY TO TRANSFER BETWEEN ALLOCATION ACCOUNTS

You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

CREDITING PERIODS EXTENDING BEYOND THE LATEST ANNUITY COMMENCEMENT DATE

When allocating an additional premium or Policy Value at the end of a Crediting Period among the investment options that are generally available for investment, you may not invest in any Allocation Account that has a Crediting Period that extends beyond the last available Annuity Commencement Date. If there is no eligible Allocation Account, only the Default Option will be available to you for investment. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday. See ANNUITY PAYMENTS (INCOME PHASE).

DEFAULT OPTION

Under certain circumstances as described in this prospectus, your premium payment or Policy Value will be automatically allocated to the Fixed Account Option, which is currently the Default Option. We reserve the right to change the Default Option (including to an Index Account Option) but will not change the Default Option without first amending this prospectus.

Once a premium payment or Policy Value has been allocated to the Fixed Account Option by default, your investment in the Fixed Account Option is subject to the same terms and conditions as any other investment in the Fixed Account Option. You may not transfer Policy Value invested in the Fixed Account Option until the end of the Crediting Period. You may withdraw amounts invested in the Fixed Account Option at any time; however, you will be subject to applicable surrender charges and income taxes (including a 10% federal penalty tax if taken before age 59 1⁄2).

In each circumstance where Policy Value may be automatically allocated to the Default Option, we reserve the right to designate in an amendment to this prospectus a different Allocation Account to receive that Policy Value in lieu of the Default Option. We will not exercise this right without first amending this prospectus. For example, if we remove an Allocation Account from the Policy but add a new Allocation Account with substantially similar features, we may specify in an amendment to this prospectus that the new Allocation Account will replace the removed Allocation Account in Owners’ standing allocation instructions for additional premium payments, or that Policy Value will be automatically reinvested in the new Allocation Account rather than the Default Option at the end of a Crediting Period (or on the next Allocation Anniversary if Performance Lock has been exercised) in the absence of instructions.

ACCESS TO YOUR MONEY

During the accumulation phase, you have access to the money in your Policy by taking a withdrawal or Surrender. You may also take automatic withdrawals by electing the systematic payout option.

Remember:

•	A Surrender will terminate the Policy and all its benefits, including the death benefit.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

•

Any type of withdrawal or a Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

•

Any type of withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

•

Income taxes, federal tax penalties, and certain restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•	Any type of withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit. See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

•

Automatic withdrawals under the systematic payout option (see SYSTEMATIC PAYOUT OPTION below), and minimum required distributions will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and reductions to the death benefit.

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you take a withdrawal or Surrender.

During the income phase, you will receive annuity payments under the fixed income option you select. You may not take any withdrawals or Surrender the Policy. The Policy has no cash value during the income phase.

SURRENDERS AND WITHDRAWALS

During the accumulation phase, you may withdraw all (Surrender) or a portion (withdrawal) of your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If you request a Surrender, you will receive the Policy’s cash value.

If you request a withdrawal, the minimum withdrawal is $500, with the exception of automatic withdrawals and minimum required distributions. When requesting a withdrawal:

•

You may instruct us that the withdrawal is to be taken from one or more of your Index Account Options, your Fixed Account Option, and/or the Performance Lock Account. You cannot instruct us to take a withdrawal from the Fixed Holding Account until all of your Allocation Accounts and the Performance Lock Account have been exhausted of value.

•

In the absence of instructions, the withdrawal will be taken from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been exhausted of value.

•

If you have multiple ongoing Crediting Periods for the same Allocation Account, any withdrawal from that Allocation Account will always be taken pro-rata from all of the Crediting Periods. You could instruct us not to take the withdrawal from that Allocation Account, but you could not instruct us to take the withdrawal from only one or some of those Crediting Periods.

•

If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock. However, any withdrawal from the Performance Lock Account will always be taken pro-rata from those distinct amounts. You could instruct us not to take the withdrawal from the Performance Lock Account, but you could not instruct us to take the withdrawal from amounts only attributable to a specific exercise of Performance Lock.

•

Please note that Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

We must receive your withdrawal or Surrender request, in good order, before the Annuity Commencement Date. Withdrawals and Surrenders will normally be effective as of the end of the Business Day the request is received in good order. If we receive a request before the end of a Crediting Period, and the request does not specify a withdrawal or Surrender date, we will process the withdrawal or Surrender as of the date received, which could be before the end of the Crediting Period. We encourage you to specify a withdrawal or Surrender date with your request when you intend to take a withdrawal or Surrender at the end of a Crediting Period.

Payment of withdrawal or Surrender proceeds will generally occur within seven days from the date we receive in good order all required information.

See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

GROSS AND NET WITHDRAWALS

You may request withdrawals in either a gross or a net amount. In the absence of instructions, the withdrawal will be taken on a gross basis. The gross withdrawal is the total amount which will be deducted from your Policy Value as a result of the withdrawal, including any applicable surrender charges and any other fees and charges, while the net withdrawal is the amount you actually receive (exclusive of any tax withholdings). The gross withdrawal may be more than your requested withdrawal amount, if requested on a net basis, depending on whether surrender charges and any other fees and charges apply at the time of the withdrawal.

The gross withdrawal equals the net withdrawal plus the surrender charge and any other fees and charges on the excess withdrawal amount.

The excess withdrawal amount is the portion of the requested withdrawal or Surrender that is subject to surrender charges (that is, the portion which is in excess of the surrender charge-free portion). For example, if the requested withdrawal or Surrender amount is $1,000, and the surrender charge-free amount is $200, then the excess withdrawal that is subject to surrender charge would be $800.

•

If you request that the withdrawal be taken on a gross basis, you may not receive the withdrawal amount requested. Any surrender charges and any other fees and charges that apply to the withdrawal will be deducted from the amount you receive. As such, your Policy Value will be reduced by the withdrawal amount you requested, but you may receive less than that amount.

Assuming you request a gross withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,000 and you will receive a net amount equal to $4,650 (i.e., $5,000 – ($5,000 x 7%) = $4,650).

•

If you request that the withdrawal be taken on a net basis, you will receive the withdrawal amount requested (exclusive of any tax withholdings). However, any fees and charges that apply at the time of the withdrawal, including surrender charges, will also be deducted from your Policy Value. As such, your Policy Value may be reduced by an amount greater than the amount you receive. Assuming you request a net withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,376.64 (i.e., $5,000 / (1 – 7%) = $5,376.34) and you will receive a net amount equal to $5,000.

SURRENDER CHARGE WAIVERS

This section describes the surrender charge waivers that are available under the Policy. Please note that any amounts withdrawn or Surrendered under any of these surrender charge waivers will count against the surrender charge-free amount for a Policy Year.

Withdrawals taken under a surrender charge waiver are still subject to the same risks as any other withdrawals, including the risks listed at the beginning of this section (except surrender charges) and described further in the cross-referenced sections.

Minimum Required Distributions

For tax-qualified plans and policies, withdrawals taken to satisfy minimum required distribution requirements under Section 401(a)(9) of the Internal Revenue Code (IRC) are available with no surrender charges. The amount available from this Policy with respect to the minimum required distribution is based solely on this Policy.

Any amount requested in excess of the IRC minimum required distribution will have the appropriate surrender charges applied, unless the excess distribution qualifies as surrender charge-free under any additional options provided (e.g., the surrender charge-free amount).

Nursing Care and Terminal Condition Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, because you or your spouse has been:

•	Confined in a hospital or nursing facility for 30 days in a row after the Policy Date; or

•	Diagnosed with a terminal condition after the Policy Date (usually a life expectancy of 12 months or less).

For a waiver due to a condition related to confinement in a hospital or nursing facility, we must receive each withdrawal request (and proof of eligibility with each request) no later than 90 days following the date that confinement has ceased, unless it can be shown that it was not reasonably possible to provide the notice and proof within the above time period and that the notice and proof were given as soon as reasonably possible. However, in no event shall the notice and proof be provided later than one year following the date that confinement has ceased.

For a waiver related to a terminal condition, proof of eligibility is required only with the initial withdrawal request and must be furnished by the attending physician. We must receive a new request for each withdrawal under this waiver. Each withdrawal request must be received no later than one year following diagnosis of the terminal condition.

You may exercise this benefit at any time during the accumulation phase. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

This benefit is not intended to provide long-term care or nursing home insurance. This benefit is not available if the Owner or Owner’s spouse (Annuitant or Annuitant’s spouse, if the Owner is a non-natural person) has been admitted to a hospital on the Policy Date or already resides in a nursing facility on the Policy Date.

SYSTEMATIC PAYOUT OPTION

You can select at any time during the accumulation phase to receive regular automatic withdrawals from your Policy by using the systematic payout option.

Automatic withdrawals can be taken monthly, quarterly, semi-annually, or annually. Each withdrawal must be at least $50. Monthly and quarterly automatic withdrawals must generally be taken by electronic funds transfer directly to your checking or savings account. There is no charge for this benefit.

You may stop automatic withdrawals at any time with a 30 day Written Notice sent to our Administrative Office.

INVOLUNTARY CASHOUT

If your Policy Value is below $2,000, and there have been no premium payments made to the Policy within the last three Policy Years, we reserve the right to terminate the Policy and pay the Policy Value (an “Involuntary Cashout”).

SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

•	Any withdrawal or Surrender over $250,000 unless it is a custodial owned annuity;

•	Any non-electronic disbursement request made on or within 15 days of a change to the address of record for the Owner’s account;

•	Any electronic fund transfer instruction changes on or within 15 days of an address change;

•

Any withdrawal or Surrender when we have been directed to send proceeds to a different personal address from the address of record for that Owner. PLEASE NOTE: This requirement will not apply to requests made in connection with exchanges of one annuity for another with the same Owner in a “tax-free exchange”;

•	Any withdrawal or Surrender when we do not have an originating or guaranteed signature on file unless it is a custodial owned annuity; or

•	Any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at (800) 525-6205.

You can obtain a Medallion signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a Medallion signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. A notary public cannot provide a Medallion signature guarantee. Notarization will not substitute for a Medallion signature guarantee.

DEATH BENEFIT

The Policy includes a death benefit that will become payable to the named beneficiary or beneficiaries under certain circumstances as described in this section. The death benefit may become payable only during the accumulation phase of the Policy.

GENERAL

The Policy has a death benefit for no additional charge. Upon the death of the Annuitant or Owner during the accumulation phase, the death benefit will equal the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges).

In all cases, if the death benefit amount is lower than the minimum we are required to pay under applicable law, we will pay the greater amount required by applicable law.

See below THE DEATH BENEFIT AMOUNT for more information about how the death benefit is calculated.

All death benefit guarantees are subject to our financial strength and claims-paying ability.

No death benefit will be payable on or after the Annuity Commencement Date. Please note that the Annuity Commencement Date is the date that the Policy enters the income phase. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday. In the event of a death on or after the Annuity Commencement Date, the amount payable will depend on the fixed income option selected for the income phase.

We will determine the amount of (if any) and process the death benefit proceeds payable on a Policy, upon receipt at our Administrative Office of satisfactory proof of death, written directions regarding how to process the death benefit, and any other documents, forms, and information that we need (collectively referred to as “due proof of death”). For Policies with multiple beneficiaries, we will process the death benefit when the first beneficiary provides us with due proof of their share of the death benefit. We will not pay any remaining beneficiary their share until we receive due proof of death from that beneficiary. Such beneficiaries continue to bear the investment risk of the Policy until they submit due proof of death. The death benefit proceeds remain invested in accordance with the allocations made by the Owner, and otherwise in accordance with the terms of the Policy and as described in this prospectus, until the beneficiary has provided us with due proof of death and all death benefit proceeds have been paid. Due proof of death must be received in good order to avoid a delay in processing the death benefit claim. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

Please note, we may be required to remit the death benefit proceeds to a state prior to receiving due proof of death. See OTHER INFORMATION – Abandoned or Unclaimed Property. We reserve the right to independently verify the status of any life relevant to the Policy, including verifying when or if an Owner or the Annuitant has died.

Payment of death benefit proceeds will generally occur within seven days from the date we receive due proof of death. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

BENEFICIARIES

You may designate a beneficiary or beneficiaries to receive amounts payable upon your death. The beneficiary designation will remain in effect until changed. You may change the designated beneficiary by sending us Written Notice. The beneficiary designation (or beneficiary change) will take effect upon the date you sign it. The beneficiary’s consent to such change is not required unless the beneficiary was irrevocably designated or law requires consent. If an irrevocable beneficiary dies, the Owner may then designate a new beneficiary. We will not be liable for any payment made before the Written Notice is received at our Administrative Office.

If there is more than one beneficiary at any level (primary or contingent), and you failed to specify their interest, they will share equally.

THE DEATH BENEFIT AMOUNT

Death of Person who is both the Annuitant and an Owner Before the Annuity Commencement Date

The death benefit becomes payable if:

•	You are both the Annuitant and the Owner (or joint Owner) of the Policy; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the Policy Value (which will already reflect any applicable fluctuations of the Interim Value) on the date we receive due proof of death and an election of method of settlement.

If an Owner is not also the Annuitant, in the event of simultaneous deaths of the Owner and the Annuitant, the death proceeds equal the amount described in this subsection.

Death of Person who is an Owner but not the Annuitant

The death benefit becomes payable if:

•	You are the Owner (or joint Owner) of the Policy but not also the Annuitant; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the Policy Value (which will already reflect any applicable fluctuations of the Interim Value) on the date we receive due proof of death and an election of method of settlement.

For purposes of this section, if the Owner is not an individual, then the death of the Annuitant will be treated as the death of the Owner who is also the Annuitant, as described under “Death of Person who is both the Annuitant and an Owner” above.

Death of Annuitant Who is Not an Owner Before the Annuity Commencement Date

If the Annuitant dies before the Annuity Commencement Date, the Annuitant is not the Owner, and the Owner is a natural person:

•	The Owner shall become the Annuitant or, in the case of joint Owners where neither is the deceased Annuitant, the younger Owner shall become the Annuitant.

Interim Value

If the Policy is invested in an Index Account Option, and the death benefit becomes payable before the end of the Crediting Period, the amount payable from that Index Account Option will be calculated based on the Interim Value of that Index Account Option. Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for the death benefit.

Distribution Rules

When a death benefit becomes payable upon the death of an Owner, the death benefit will be paid in accordance with the following rules:

1.	If an individual Owner is alive at the time of the decedent’s death, payment will be made to that surviving Owner; otherwise

2.	If a primary beneficiary is alive at the time of the decedent’s death, payment will be made to the primary beneficiary; otherwise

3.

If a primary beneficiary dies before the decedent and there are additional living primary beneficiaries, the deceased primary beneficiary’s interest will be shared proportionately with all living primary beneficiaries; otherwise

4.	If all primary beneficiaries die before the decedent’s death, payment will be made to the living contingent beneficiary(ies), if any; otherwise

5.

If a contingent beneficiary dies before the decedent and there are additional living contingent beneficiaries, the deceased contingent beneficiary’s interest will be shared proportionately with all living contingent beneficiaries; otherwise

6.	In the event no primary or contingent beneficiaries have been named and/or all have died before the decedent, payment will be made to the decedent’s estate.

If a primary or contingent beneficiary dies after the decedent’s death, but prior to death proceeds being payable to the beneficiary, payment will be made to the beneficiary’s estate.

Please note, in accordance with the rules above, if there is a surviving Owner when a death benefit becomes payable, the surviving Owner will receive the death benefit (i.e., the surviving Owner takes the place of any beneficiary designation).

The person receiving the death benefit may choose to receive the death benefit as a lump sum, as annuity payments, or as otherwise permitted by the Company in accordance with applicable law. The beneficiary may be able to continue the Policy in his or her own name if the beneficiary is the Owner’s surviving spouse, as described below. Distribution requirements may apply upon the death of any Owner. See TAX INFORMATION for a more detailed discussion of the distribution requirements that apply under the Policy in accordance with the Internal Revenue Code.

DEATH AFTER THE ANNUITY COMMENCEMENT DATE

The amount payable, if any, on or after the Annuity Commencement Date depends on the fixed income option selected. However, in all cases if an Owner dies on or after the Annuity Commencement Date, any remaining interest in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner’s death. In addition, please carefully note the following:

IF:

•	You are not the Annuitant; and

•	You die on or after the Annuity Commencement Date; and

•	The entire guaranteed amount in the Policy has not been paid;

THEN:

•	The remaining portion of such guaranteed amount in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

IF:

•	You are the Owner and Annuitant; and

•	You die after the Annuity Commencement Date; and

•	The fixed income option you selected did not have or no longer has a guaranteed period;

THEN:

•	No additional payments will be made.

BENEFICIARY CONTINUATION

Spousal Continuation

Spousal continuation provisions may be exercised upon the death of the Owner/Annuitant (when the same person) or death of the Owner (when the Owner and Annuitant are not the same person) during the accumulation phase. In such circumstances, the spousal beneficiary may elect to continue the Policy in his or her own name as the new Owner and Annuitant.

The terms and conditions of the Policy that applied prior to the decedent’s death will continue to apply, with certain exceptions described in the Policy.

See TAX INFORMATION – Same Sex Relationships for more information concerning spousal continuation involving same sex spouses.

For these purposes, if the sole primary beneficiary of the Policy is a revocable grantor trust, and the spouse of the decedent is the sole grantor, trustee, and beneficiary of the trust, and the trust is using the spouse of the decedent’s social security number at the time of claim, she or he shall be treated as the decedent’s spouse. In those circumstances, the decedent spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

For these purposes, if the Owner is an individual retirement account within the meaning of IRC sections 408 or 408A and if the Annuitant’s spouse is the sole primary beneficiary of the Annuitant’s interest in such account, the Annuitant’s spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

If the Policy is continued, all current surrender charges at the time of continuation will be waived. Any premium payments received after the time of continuation will be subject to any applicable surrender charges.

Non-Spouse Beneficiary Continuation

Non-spouse beneficiary continuation provisions may be exercised upon the death of the Annuitant when the Owner and Annuitant are the same person. See TAX INFORMATION for a more detailed discussion of the distribution options and requirements that apply under the Policy in accordance with the Internal Revenue Code.

The terms and conditions of the Policy that applied prior to the Owner’s death will continue to apply, with certain exceptions described in the Policy.

Current surrender charges will be waived. However, any premium payments received after the beneficiary elects their form of distribution (for example a 5-year delay or non-qualified stretch) will be subject to any applicable surrender charges.

Investments in Allocation Accounts Upon Continuation

At the time that the Policy is continued, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus.

If a Crediting Period for an Allocation Account ends while the death claim is pending, Policy Value invested in that Allocation Account will be automatically reinvested in the same Allocation Account based on the applicable rates for the new Crediting Period, provided that the same Allocation Account is available for investment. If the same Allocation Account is not available for investment, the Policy Value will be automatically transferred to the Fixed Holding Account until the death claim can be processed. Once the death claim is processed, we must receive new allocation instructions for that Policy Value within 30 days of continuation or it will be automatically allocated to the Default Option, as described above.

ANNUITY PAYMENTS (INCOME PHASE)

Upon the Annuity Commencement Date, your annuity switches from the accumulation phase to the income phase. You may use the Policy Value on the Annuity Commencement Date to purchase one or more fixed income options. The annuity payments will be made to the Payee(s).

You can generally change the Annuity Commencement Date by giving us 30 days’ Written Notice. This date cannot be earlier than 13 months after the Policy Date. The latest Annuity Commencement Date generally cannot be later than the Policy Anniversary on or following the Annuitant’s 99th birthday.

Before the Annuity Commencement Date, if the Annuitant is alive, you may choose a fixed income option or change your election. Once proceeds become payable and a fixed income option has been selected, we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the Payee(s) and will describe the payment schedule.

Your Policy may not be “partially” annuitized. For example, you may not apply a portion of your Policy Value to a fixed income option while keeping the remainder of your Policy Value in the accumulation phase.

Risk of Annuitizing Prior to the End of a Crediting Period

The Policy allows annuitization at times that may not correspond to the end of a Crediting Period. If the Policy is annuitized before the end of a Crediting Period for an Index Account Option, the amount from that Index Account Option being annuitized will be calculated based on an Interim Value. As discussed under VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES, an Interim Value could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for annuitization, potentially reducing the value of your income stream during the income phase.

If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

Fixed Income Options

The Policy provides several fixed income options that are described below. Each fixed income option provides for fixed annuity payments, meaning that the amount of each payment will be set on the Annuity Commencement Date and will not change.

The amount payable under a fixed income option is determined based on the amount applied to a fixed income option and the minimum guaranteed interest rate tables and mortality tables included in your Policy. Payments at the time of their commencement will not be less than those that would be provided by the application of the Policy proceeds to purchase a single premium immediate annuity policy at purchase rates offered by the Company at the time to the same class of Annuitants.

You must decide if you want your annuity payments to be guaranteed for the Annuitant’s lifetime, a period certain, or a combination thereof. Generally, annuity payments will be lower if you combine a period certain or guaranteed amount with a lifetime guarantee (e.g., Life with 10 Years Period Certain, or Guaranteed Return of Policy Proceeds). Likewise, annuity payments will also generally be lower the longer the period certain (because you are guaranteed payments for a longer time).

Payments will be made at 1, 3, 6, or 12 month intervals. We reserve the right to avoid making payments of less than $20.00. Certain income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code. If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a fixed income option. We may require proof of age before making annuity payments.

A charge for premium taxes may be made when annuity payments begin.

The fixed income options currently available are explained below. You may choose any combination of these fixed income options. Certain fixed income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code.

Income for a Specified Period. We will make level annuity payments only for a fixed period that you choose. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person’s beneficiary. No funds will remain at the end of the period.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Income of a Specified Amount. Payments are made for any specified amount until the amount applied to this option, with interest, is exhausted. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. This will be a series of level annuity payments followed by a smaller final annuity payment. In the event of the death of the person receiving payments prior to the time Policy proceeds with interest are exhausted, payments will be continued to that person’s beneficiary.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Life Income. You may choose between:

•

Life Only – Payments will be made only during the Annuitant’s lifetime. The last annuity payment will be the payment immediately before the Annuitant’s death. If you choose this option and the Annuitant dies before the due date of the first annuity payment, no payments will be made.

This option is not available if the Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the Annuitant’s lifetime or ten years.

•

Guaranteed Return of Policy Proceeds – Payments will be made for the longer of the Annuitant’s lifetime or until the total dollar amount of payments made to you equals the amount applied to this option.

Joint and Survivor Annuity. You may choose:

•

Life Only – Payments are made during the joint lifetime of the Annuitant and a joint Annuitant of your selection. Annuity payments will be made as long as either person is living. If you choose this option and both joint Annuitants die before the due date of the first annuity payment, no payments will be made.

This option is not available if an Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the lifetime of the Annuitant and joint Annuitant or ten years.

Other fixed income options may be arranged by agreement with us. Some fixed income options may not be available for all Policies or all ages, or we may limit certain fixed income options to ensure they comply with the applicable tax law provisions.

NOTE CAREFULLY IF:

•	You choose Life Income with No Period Certain or a Joint and Survivor Annuity with No Period Certain; and

•	The Annuitant dies (or both joint Annuitants die) before the due date of the second (third, fourth, etc.) annuity;

THEN:

•	We may make only one (two, three, etc.) annuity payments.

IF:

•	You choose Income for a Specified Period, Life Income – Life with 10 Years Certain, Life Income – Guaranteed Return of Policy Proceeds, or Income of a Specified Amount; and

•	The person receiving annuity payments dies prior to the end of the guaranteed period;

THEN:

•	The remaining guaranteed annuity payments will be continued to a new Payee, or their present value may be paid in a single sum.

We will not pay interest on amounts represented by uncashed annuity payment checks if the postal or other delivery service is unable to deliver checks to the Payee’s address of record. The person receiving annuity payments is responsible for keeping us informed of his/her current address.

You must annuitize your Policy no later than the latest Annuity Commencement Date. If you do not elect a fixed income option by the latest Annuity Commencement Date, the default fixed income option will be Life with 10 Years Certain unless we agree to another method of payment.

Please note, all benefits (including the death benefit) terminate upon annuitization. The only benefits that remain include the guarantees provided under the terms of the applicable fixed income option.

TAX INFORMATION

NOTE: We have prepared the following information on federal taxes as a general discussion of the subject. It is not exhaustive, does not purport to cover all situations, and is not intended as tax advice to any taxpayer. The federal tax consequences discussed herein reflect our understanding of current law, and the law may change. No representation is made regarding the likelihood of continuation of the present federal tax law or of the current interpretations by the Internal Revenue Service (“IRS”). The discussion briefly references federal estate, gift and generation-skipping transfer taxes, but principally discusses federal income taxes. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under the Policy. You should consult your own financial professional about your own circumstances. The Company makes no guarantee regarding any tax treatment — federal, state, or local — of any Policy or of any transaction involving a Policy.

Introduction

Deferred annuity policies are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code (the “Code”) for annuities. Simply stated, these rules generally provide that individuals will not be taxed on the earnings, if any, on the money held in an annuity policy until withdrawn. This is referred to as tax deferral. When a non-natural person (e.g., corporation or certain trusts) owns a nonqualified policy, the policy will generally not be treated as an annuity for tax purposes. Thus, the Owner must generally include in income any increase in the Policy Value over the investment in the policy during each taxable year.

There are different rules as to how you will be taxed depending on how you take the money out and the type of Policy- qualified or nonqualified.

If you purchase the Policy as an individual retirement annuity (“IRA”) or as a part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan), or certain other employer sponsored retirement programs, Your Policy is referred to as a qualified Policy. There is no additional tax deferral benefit derived from placing qualified funds into a deferred annuity. Features other than tax deferral should be considered in the purchase of a qualified Policy. There are limits on the amount of contributions you can make annually to a qualified Policy. Other restrictions may apply including terms of the plan in which you participate. To the extent there is a conflict between a plan’s provisions and a Policy’s provisions, the plan’s provisions will control.

If you purchase the Policy other than as part of any arrangement described in the preceding paragraph, the Policy is referred to as a nonqualified Policy.

You will generally not be taxed on increases in the value of your Policy, whether qualified or nonqualified, until a distribution occurs (e.g., as a surrender, withdrawal, or as annuity payments). However, you may be subject to current taxation if you assign or pledge or enter into an agreement to assign or pledge any portion of the Policy. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All amounts received from the Policy that are includible in income are taxed at ordinary income rates; no amounts received from the Policy are taxable at the lower rates applicable to capital gains.

The IRS has not reviewed the Policy for qualification as an IRA or otherwise, and has not addressed in a ruling of general applicability whether the death benefit options and riders available, with the Policy, if any, comport with IRA qualification requirements.

Tax Status of a Nonqualified Policy

Distribution Requirements. The Code requires that nonqualified policies contain specific provisions for distribution of Policy proceeds upon the death of any Owner. In order to be treated as an annuity policy for federal income tax purposes, the Code requires that such policies provide that if any Owner dies on or after the annuity starting date and before the entire interest in the policy has been distributed, the remaining portion must be distributed at least as rapidly as under the method in effect on such Owner’s death. If any Owner dies before the annuity starting date, the entire interest in the policy must generally be distributed (1) within 5 years after such Owner’s date of death or (2) to (or for the benefit of) a designated beneficiary, over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and such distributions must begin not later than 1 year after the date of the Owner’s death (also known as a “stretch” payout). The designated beneficiary must be an individual. The applicable payments are calculated using the Single Life Expectancy Table set forth in Treasury Regulations § 1.401(a)(9)-9, A-1. However, if upon such Owner’s death the Owner’s surviving spouse is the designated beneficiary of the policy, then the policy may be continued with the surviving spouse as the new Owner. If any Owner is a non-natural person, then for purposes of these distribution requirements, the primary Annuitant shall be treated as an Owner and any death or change of such primary Annuitant shall be treated as the death of an Owner.

The nonqualified policies contain provisions intended to comply with these requirements of the Code. No regulations interpreting these requirements of the Code have yet been issued and thus no assurance can be given that the provisions contained in the policies satisfy all such Code requirements. The provisions contained in the policies will be reviewed and modified if necessary to assure that they comply with the Code requirements when clarified by regulation or otherwise.

Recharacterization. In some circumstances, the IRS and courts have recharacterized variable annuity policies by treating the policyholder, for federal income tax purposes, as owning the separate account assets on which the policy is based. The IRS guidance in this area has focused on whether the policyholder has excessive control over the separate account assets. Such control may exist if the policyholder can allocate amounts under the policy to purchase specific assets within the separate account that also are available outside of the policy. In addition, the IRS and courts considered whether the variable annuity holder’s position is substantially identical to what it would have been if the holder had purchased the separate account assets directly, rather than having purchased a variable annuity policy. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on policyholder control or similar tax principles apply, the tax-deferred status of the policy may be adversely affected. For example, the owner of the policy could be taxed annually on the income and gains attributable to the assets that determine the policy values and benefits.

We do not believe that these authorities or tax principles should apply to this Policy. Although we hold certain amounts attributable to the Policy in our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, our obligations under the Policy are independent of the investment performance of the Separate Account. In addition, allocations under the Policy to the Index Account Options are distinguishable from a direct investment in the assets comprising the corresponding indexes. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Policy. We reserve the right to amend this Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Policy’s tax status or to conform the Policy to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

Non-Natural Persons. Pursuant to Section 72(u) of the Code, a nonqualified Policy held by a taxpayer other than a natural person generally will not be treated as an annuity policy under the Code; accordingly, an Owner who is not a natural person will recognize as ordinary income for a taxable year the excess, if any, of the Policy Value over the “investment in the contract”. There are some exceptions to this rule for certain types of trusts and a prospective purchaser of the Policy that is not a natural person should discuss these rules with a competent financial professional.

Commencement Date. If the Policy’s Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Policy would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Policy Value could be currently includable in the Owner’s income.

The remainder of the discussion in this TAX INFORMATION section assumes that the Policy qualifies as an annuity policy for federal income tax purposes.

Taxation of a Nonqualified Policy in General

Code Section 72 governs taxation of annuities in general. We believe that an Owner who is an individual will not be taxed on increases in the value of a Policy until such amounts are surrendered or distributed. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Policy Value as collateral for a loan generally will be treated as a distribution of such portion. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. The taxable portion of a distribution is taxable as ordinary income.

Different Individual Owner and Annuitant

If the Owner and Annuitant on the Policy are different, there may be negative tax consequences and uncertainty regarding how federal income tax rules apply to the Policy. You should consult your legal counsel or financial professional if you are considering designating a different individual as the Annuitant on your Policy to determine the potential tax ramifications of such a designation.

Annuity Starting Date

This section makes reference to the annuity starting date as defined in Section 72 of the Code and the applicable regulations. Generally, the definition of annuity starting date will correspond with the definition of Annuity Commencement Date used in your Policy and the dates will be the same. If there is a conflict between the definitions, we will interpret and apply the definitions in order to ensure your Policy maintains its status as an annuity policy for federal income tax purposes. You may wish to consult a financial professional for more information on when this issue may arise.

Taxation of Annuity Payments

Although the tax consequences may vary depending on the Annuity Payment Option you select, in general, for nonqualified and certain qualified policies, only a portion of the annuity payments you receive will be includable in your gross income.

In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the policy” on the annuity starting date by the total expected return under the Policy (determined under Treasury regulations) for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the policy” has been fully recovered, the full amount of any additional annuity payments are includable in gross income and taxed as ordinary income. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income.

If you select more than one Annuity Payment Option, special rules govern the allocation of the Policy’s entire “investment in the policy” to each such option, for purposes of determining the excludable amount of each payment received under that option and the tax treatment of other distributions from the Policy thereafter. You should consult a competent financial professional as to the potential tax effects of allocating less than the full Policy Value to any particular Annuity Payment Option.

If, after the annuity starting date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the policy” as of the annuity starting date over the aggregate amount of annuity payments received that was excluded from gross income may be allowable as a tax deduction. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

Taxation of Surrenders and Withdrawals—Nonqualified Policies

When you surrender your Policy, you are generally taxed on the amount that your surrender proceeds exceeds the “investment in the policy”. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income. Withdrawals are generally treated first as taxable income to the extent of the excess in the Policy Value over the “investment in the policy.” Distributions taken under the systematic payout option are treated for tax purposes as withdrawals, not annuity payments. In general, loans, pledges, and collateral assignments as security for a loan are taxed in the same manner as withdrawals and surrenders. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All taxable amounts received under a Policy are subject to tax at ordinary income tax rates rather than capital gains tax rates.

The Code also provides that amounts received from the Policy that are includible in gross income (including the taxable portion of some annuity payments) may be subject to a penalty tax. The amount of the penalty tax is equal to 10% of the amount that is includable in income. Some withdrawals and other amounts will be exempt from the penalty tax. Amounts received that are not subject to the penalty tax include, among others, any amounts:

(1) paid on or after the taxpayer reaches age 59 1⁄2; (2) paid on or after the Owner (or where the Owner is a non-natural person, the primary Annuitant) dies; (3) attributable to the taxpayer becoming disabled (as that term is defined in the Code); (4) paid in a series of substantially equal periodic payments made annually (or more frequently) over the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer’s designated beneficiary; (5) paid under an immediate annuity (as defined in the Code); or (6) allocable to “investment in the policy” made prior to August 14, 1982. Regarding the disability exception, because we cannot verify that an individual is disabled, we will report such withdrawals to the IRS as early withdrawals with no known exception from the penalty tax.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. In addition, there is some uncertainty regarding whether and how certain of the exceptions apply in the case of a Policy issued to a non-natural person, such as a trust. You may wish to consult a financial professional for more information regarding the imposition of the penalty tax.

Aggregation

All nonqualified deferred annuity policies that are issued by us (or our affiliates) to the same Owner (policyholder) during the same calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution (other than annuity payments) occurs. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity payment that is taxable and the amount that might be subject to the 10% penalty tax described above. If you are considering purchasing multiple policies from us (or our affiliates) during the same calendar year, You may wish to consult with your financial professional regarding how aggregation will apply to your policies.

Tax-Free Exchanges of Nonqualified Policies

We may issue the nonqualified Policy in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional premium payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be increased by a pro rata portion of the “investment in the policy” that you exchanged. In either case, your Policy Value immediately after the exchange may exceed your “investment in the policy.” That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Policy (e.g., as a withdrawal, surrender, annuity income payment or death benefit).

If you exchange part of an existing contract for the Policy, and within 180 days of the exchange you received a payment other than certain annuity payments (e.g., you take a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Policy could be includible in your income and subject to a 10% penalty tax.

You should consult your financial professional in connection with an exchange of all or part of an annuity contract for the Policy, especially if you may take a withdrawal from either contract within 180 days after the exchange.

Medicare Tax

Distributions from nonqualified annuity policies are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals, trusts, and estates whose income exceeds certain threshold amounts. We are required to report distributions taken from nonqualified annuity policies as being potentially subject to this tax. While distributions from qualified policies are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare tax thresholds have been met. As such, distributions from your qualified Policy could cause your other investment income to be subject to the tax. Please consult a financial professional for more information.

Same Sex Relationships

Same sex couples have the right to marry in all states. The parties to each marriage that is valid under the law of any state will each be treated as a spouse as defined in this Policy. Individuals in other arrangements, such as civil unions, registered domestic partnerships, or other similar arrangements, that are treated as a valid marriage under the applicable state law, will each be treated as a spouse as defined in this Policy for state law purposes.

However, individuals in such other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as spouses as defined in this Policy for federal tax purposes. Therefore, exercise of the spousal continuation provisions of this Policy or any riders by individuals who do not meet the definition of “spouse” may have adverse tax consequences and/or may not be permissible. Please consult a financial professional for more information on this subject.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Policy because of your death or the death of the Annuitant. Generally, such amounts should be includable in the income of the recipient: (1) if distributed in a lump sum, these amounts are taxed in the same manner as a surrender; (2) if distributed via withdrawals, these amounts are taxed in the same manner as withdrawals; or (3) if distributed under an Annuity Payment Option, these amounts are taxed as annuity payments.

Transfers, Assignments or Exchanges of Policies

A transfer of ownership or assignment of a Policy, the designation of an Annuitant or payee or other beneficiary who is not also the Owner, the exchange of a Policy and certain other transactions, or a change of Annuitant other than the Owner, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transaction or designation should contact a competent financial professional with respect to the potential tax effects.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

The estate and gift tax unified credit basic exclusion amount is $10,000,000, subject to inflation adjustments (using the C-CPI-U), for taxable years beginning after December 31, 2017, and before January 1, 2026. The maximum rate is 40%.

The uncertainty as to how the current law might be modified in the future underscores the importance of seeking guidance from a competent professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Policy in detail, a purchaser should keep in mind that the value of an annuity policy owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity policy, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning professional for more information.

Generation-Skipping Transfer Tax. Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity policy is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner or to a person that is more than 37 1⁄2 years younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Policy, or from any applicable payment, and pay it directly to the IRS.

Qualified Policies

The Policy is designed for use with several types of tax-qualified individual and employee-sponsored retirement plans which are briefly described below. The tax rules applicable to participants and beneficiaries in tax-qualified retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits, distributions prior to age 59 1⁄2 (subject to certain exceptions), distributions that do not conform to specified commencement and minimum distribution rules, and in other specified circumstances. The distribution rules under Section 72(s) of the Code do not apply to annuities provided under a plan described in Sections 401(a), 403(a), 403(b), 408 or 408A of the Code, but other similar rules may. Some retirement plans are subject to distribution and other requirements that are not incorporated into the policies or our Policy administration procedures. Owners, employers, participants, and beneficiaries are responsible for determining that contributions, distributions, and other transactions with respect to the policies comply with applicable law.

Traditional Individual Retirement Annuities (IRAs). In order to qualify as a traditional individual retirement annuity under Section 408(b) of the Code, a Policy must satisfy certain conditions: (i) the Owner must be the Annuitant; (ii) the Policy generally is not transferable by the Owner, e.g., the Owner may not designate a new Owner, designate a contingent Owner or assign the Policy as collateral security; (iii) subject to special rules, the total premium payments for any calendar year may not exceed the amount specified in the Code for the year, except in the case of nontaxable transfer or a rollover amount or contribution under Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16) of the Code; (iv) annuity payments or withdrawals according to the requirements in the IRS regulations (minimum required distributions) must begin no later than April 1 of the calendar year following the calendar year in which the Annuitant attains age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or age 70 1⁄2 if the Annuitant attained 70 1⁄2 before 1/1/2020); (v) an Annuity Payment Option with a period certain that will guarantee annuity payments beyond the life expectancy of the Annuitant and the beneficiary may not be selected; (vi) certain payments of death benefits must be made in the event the Annuitant dies prior to the distribution of the Policy Value; (vii) the entire interest of the Owner is non-forfeitable; and (viii) the premiums must not be fixed. Policies intended to qualify as traditional individual retirement annuities under Section 408(b) of the Code contain such provisions. Amounts in the individual retirement annuity (other than nondeductible contributions) generally are taxed only when distributed from the annuity. Distributions prior to age 59 1⁄2 are subject to a 10% penalty tax (unless certain exceptions apply).

SIMPLE and SEP IRAs are types of IRAs that allow employers to contribute to IRAs on behalf of their employees. SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the Code, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees.

Distributions from SIMPLE IRAs generally are subject to the same rules that apply to IRA distributions. Subject to certain exceptions, distributions prior to age 59 1⁄2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee’s participation in the plan. SEP IRAs permit employers to make contributions to IRAs on behalf of their employees, up to a specified dollar amount for the year and subject to certain eligibility requirements as provided by Section 408(k) of the Code. Distributions from SEP IRAs are subject to the same rules that apply to IRA distributions and are taxed as ordinary income.

Effective for tax years beginning after December 31, 2022, under the SECURE 2.0 Act of 2022, SEP IRAs and SIMPLE IRAs may now also be designated as Roth IRAs, as discussed below. Should an employee elect for their SIMPLE or SEP IRA contributions to be made to a Roth IRA, distributions from such, will be treated the same as distributions from any Roth IRA.

The IRS has not reviewed this Policy for qualification as a traditional IRA, SIMPLE IRA or SEP IRA, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Roth Individual Retirement Annuities (Roth IRA). The Roth IRA, under Section 408A of the Code, contains many of the same provisions as a traditional IRA. However, there are some differences. First, the contributions are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA, a traditional IRA or other allowed qualified plan. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax. The ability to make cash contributions to Roth IRAs is available to individuals with earned income and whose modified adjusted gross income is under a specified dollar amount for the year. Subject to special rules, the amount per individual that may be contributed to all IRAs (Roth and traditional) is an amount specified in the Code for the year. Secondly, the distributions are taxed differently. The Roth IRA offers tax-free distributions when taken 5 tax years after the first contribution to any Roth IRA of the individual and taken after one of the following: attaining age 59 1⁄2, to pay for qualified first time home buyer expenses (lifetime maximum of $10,000), or due to death or disability. All other distributions are subject to income tax when taken from earnings and may be subject to a penalty tax unless an exception applies. Please note that specific tax ordering rules apply to Roth IRA distributions. Unlike the traditional IRA, there are no minimum required distributions during the Owner’s lifetime; however, minimum required distributions at death are generally the same as for traditional IRAs.

The IRS has not reviewed this Policy for qualification as a Roth IRA or otherwise, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Section 403(b) Plans. Under Section 403(b) of the Code, payments made by public school systems and certain tax exempt organizations to purchase policies for their employees are generally excludable from the gross income of the employee, subject to certain limitations. However, such payments may be subject to Federal Insurance Contributions Act (FICA or Social Security) taxes. Additionally, in accordance with the requirements of the Code, Section 403(b) annuities generally may not permit distribution of (i) elective contributions made in years beginning after December 31, 1988, and (ii) earnings on those contributions, and (iii) earnings on amounts attributed to elective contributions held as of the end of the last year beginning before January 1, 1989, unless certain events have occurred. Specifically, distributions of such amounts will be allowed only upon the death of the employee, on or after attainment of age 59 1⁄2, severance from employment, disability, or financial hardship, except that income attributable to elective contributions may not be distributed in the case of hardship. For policies issued after 2008, amounts attributable to non-elective contributions may be subject to distribution restrictions specified in the employer’s Section 403(b) plan. Employers using the Policy in connection with Section 403(b) plans may wish to consult with their financial professional.

Pursuant to tax regulations, we generally are required to confirm, with your 403(b) plan sponsor or otherwise, that surrenders, loans or transfers you request from a 403(b) Policy comply with applicable tax requirements before we process your request. We will defer such payments you request until all information required under the tax law has been received. By requesting a surrender or transfer, you consent to the sharing of confidential information about you, the Policy, and transactions under the Policy and any other 403(b) policies or accounts you have under the 403(b) plan among us, your employer or plan sponsor, any plan administrator or record keeper, and other product providers.

Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. Such retirement plans may permit the purchase of the policies to accumulate retirement savings. Adverse tax consequences to the plan, the participant or both may result if the Policy is assigned or transferred to any individual as a means to provide benefit payments. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties.

Deferred Compensation Plans. Section 457(b) of the Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans established and maintained by state and local governments (and their agencies and instrumentalities) and tax exempt organizations. Under such plans a participant may be able to specify the form of investment in which his or her participation will be made. For non-governmental Section 457(b) plans, all such investments, however, are typically owned by, and are subject to, the claims of the general creditors of the sponsoring employer. Depending on the terms of the particular plan, a non-government employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457(b) plan obligations. In general, all amounts received under a non-governmental Section 457 plan are taxable in the year paid (or in the year paid or made available in the case of a non-governmental 457(b) plan). Distributions from non-governmental 457(b) plans are subject to federal income tax withholding as wages, distributions from governmental 457(b) plans are subject to withholding as “eligible rollover distributions” as described in the section entitled “Withholding.” below. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties. Deferred compensation plans of governments and tax-exempt entities that do not meet the requirements of Section 457(b) are taxed under Section 457(f), which means compensation deferred under the plan is included in gross income in the first year in which the compensation is not subject to substantial risk of forfeiture.

Ineligible Owners—Qualified Policies

We currently will not issue new policies to/or for the following plans: 403(a), 403(b), 412(i)/412(e)(3), 419, 457 (we will in certain limited circumstances accept 457(f) plans), employee stock ownership plans, Keogh/H.R.-10 plans and any other types of plans at our sole discretion.

Taxation of Surrenders and Withdrawals—Qualified Policies

In the case of a withdrawal under a qualified Policy (other than from a deferred compensation plan under Section 457 of the Code), a pro rata portion of the amount you receive is taxable, generally based on the ratio of your “investment in the policy” to your total account balance or accrued benefit under the retirement plan. Your “investment in the policy” generally equals the amount of any non-deductible premium payments made by you or on your behalf. If you do not have any non-deductible premium payments, your investment in the contract will be treated as zero.

In addition, a penalty tax may be assessed on amounts surrendered from the Policy prior to the date you reach age 59 1⁄2, unless you meet one of the exceptions to this rule which are similar to the penalty exceptions for distributions from nonqualified policies discussed above. However, the exceptions applicable for qualified policies differ in some respects from those provided to nonqualified policies. You may wish to consult a financial professional for more information regarding the application of these exceptions to your circumstances. You may also be required to begin taking minimum distributions from the Policy by a certain date. The terms of the plan may limit the rights otherwise available to you under the Policy.

Qualified Plan Required Distributions

For qualified plans under Section 401(a), 403(a), 403(b), and 457, the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the Owner (or plan participant) (i) reaches age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or 70 1⁄2 if he/she attained 70 1⁄2 prior to 1/1/2020) or (ii) retires, and must be made in a specified form or manner. If a participant is a “5 percent Owner” (as defined in the Code), or in the case of an IRA (other than a Roth IRA which is not subject to the lifetime required minimum distribution rules), distributions generally must begin no later than April 1 of the year following the calendar year in which the Owner (or plan participant) reaches age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or 70 1/2 if he/she attained 70 1/2 prior to 1/1/2020).

When you pass away, if you have not named an individual beneficiary (for example, you named your estate as beneficiary or didn’t name a beneficiary at all) then generally the entire remaining balance of your qualified plan must be distributed by the end of the 5th year following your death (and if required distributions began prior to your death then the remaining balance also must be distributed at least as rapidly as it was during your life). If you named an individual designated beneficiary or beneficiaries, then they must withdraw the entire account by the 10th calendar year following the year of your death. If you named an “eligible designated beneficiary” or beneficiaries, they may take their distributions over the beneficiary’s life or a period not extending beyond their life expectancy. An eligible designated beneficiary includes your surviving spouse, your minor child, a disabled individual, a chronically ill individual, or an individual who is not more than 10 years younger than you. Certain trusts created for the exclusive benefit of disabled or chronically ill beneficiaries are included. Your minor child must still take remaining distributions within 10 years once they reach the age of majority. Additionally, your surviving spouse beneficiary may delay commencement of distributions until the later of the end of the year that you would have attained age 73, or the surviving spouse’s required beginning date. Additionally, if your surviving spouse is the sole beneficiary, he/she may be able to continue the Policy as his or her own following your death, if applicable tax rules permit.

The minimum distribution rules are complex and uncertain in certain respects. Each Owner is responsible for requesting distributions under the Policy that satisfy applicable tax rules. We do not attempt to provide more than general information about the use of the Policy with the various types of retirement plans. Purchasers of policies for use with any retirement plan should consult their legal counsel and financial professional regarding the suitability of the Policy.

The Code generally requires that interest in a qualified Policy be non-forfeitable.

You should consult your legal counsel or financial professional if you are considering purchasing a Policy for use with any qualified retirement plan or arrangement.

Withholding

The portion of any distribution under a Policy that is includable in gross income will be subject to federal income tax withholding unless the recipient of such distribution elects not to have federal income tax withheld. Election forms will be provided at the time distributions are requested or taken. The amount of withholding varies according to the type of distribution. The withholding rates applicable to the taxable portion of periodic payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. For qualified policies taxable, “eligible rollover distributions” from Section 401(a) plans, Section 403(a) annuities, Section 403(b) tax-sheltered annuities, and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, other than specified distributions such as distributions required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if

(i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax-qualified plan, IRA, Roth IRA or 403(b) tax-sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

In some cases, we may be required to withhold federal income taxes from amounts that are transferred from your Policy to a state’s unclaimed property fund. The amount transferred also may be subject to federal income tax reporting.

Annuity Policies Purchased by Non-resident Aliens and Foreign Corporations

The discussion above provided general information (but not tax advice) regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Prospective foreign Owners are advised to consult with a qualified financial professional regarding U.S., state, and foreign taxation for any annuity policy purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a distribution from the Policy is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial Owner of the Policy or the distribution. The rules relating to FATCA are complex, and a financial professional should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Policy.

Possible Tax Law Changes

Although the likelihood and nature of legislative or regulatory changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation, regulation, or otherwise. You should consult a financial professional with respect to legal or regulatory developments and their effect on the Policy.

We have the right to modify the Policy to meet the requirements of any applicable laws or regulations, including legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive.

DISTRIBUTION

Distribution and Principal Underwriting Agreement. We have entered into a principal underwriting agreement with our affiliate, Transamerica Capital, Inc. (TCI), for the distribution and sale of the Policies. We pay commissions to TCI, which are passed through to selling firms. (See below). We also pay TCI an “override” that is a percentage of total commissions paid on sales of our Policies which is not passed through to the selling firms and we may reimburse TCI for certain expenses it incurs in order to pay for the distribution of the Policies. TCI may market the Policies through bank-affiliated firms, national brokerage firms, regional and independent broker-dealers and independent financial planners.

Compensation to Broker-Dealers Selling the Policies. The Policies are offered to the public through broker-dealers (“selling firms”) that are licensed under the federal securities laws; the selling firm and/or its affiliates are also licensed under state insurance laws. The selling firms have entered into written selling agreements with us and with TCI as principal underwriter for the Policies. We pay commissions through TCI to the selling firms for their sales of the Policies.

The selling firms are paid commissions for the promotion and sale of the Policies according to one or more schedules. The amount and timing of commissions may vary depending on the selling agreement and the share purchased, but the commission range is from 0.25% up to 7.2% of premium payments (additional amounts may be paid as overrides to wholesalers) and from 0% up to 1.5% of policy value.

To the extent permitted by Financial Industry Regulatory Authority (FINRA) rules, the Company and TCI may pay (or allow other broker-dealers to provide) promotional incentives or payments in the form of cash or non-cash compensation or reimbursement to some, but not all, selling firms and their sales representatives. These arrangements are described further below.

The sales representative who sells you the Policy typically receives a portion of the compensation we (and our affiliates) pay to the selling firms, depending on the agreement between the selling firm and its representative and the firm’s internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about the compensation your sales representative, and the selling firm that employs your sales representative, may receive in connection with your purchase of a Policy. Also inquire about any compensation arrangements that we and our affiliates may have with the selling firm, including the conflicts of interests that such arrangements may create.

You should be aware that a selling firm or its sales representatives may receive different compensation or incentives for selling one product over another. In some cases, these differences may create an incentive for the selling firm or its sales representatives to recommend or sell the Policy to you. You may wish to take such incentives into account when considering and evaluating any recommendation relating to the Policies.

Special Compensation Paid to Affiliated Firms. We and/or our affiliates provide paid-in capital to TCI and we or our affiliates may pay all or a portion of the cost of TCI’s operating and other expenses, including costs for facilities, legal and accounting services, and other internal administrative functions. We and/or our affiliates also provide TCI with a percentage of total commissions paid on sales of our Policies and provide TCI with capital payments that are not contingent on sales.

TCI’s registered representatives and supervisors may receive non-cash compensation, such as attendance at conferences, seminars and trips (such as travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items, payments, loans, loan forgiveness, or loan guarantees.

Additional Compensation That We, TCI and/or Our Affiliates Pay to Selected Selling Firms. TCI, in connection with the sales of the Policies, may pay certain selling firms additional cash amounts in order to receive enhanced marketing services and increased access to their sales representatives. In exchange for providing TCI with access to their distribution network, such selling firms may receive additional compensation or reimbursement for, among other things, the hiring and training of sales personnel, marketing, sponsoring of conferences, meetings, seminars, events, and/or other services they provide to us and our affiliates. To the extent permitted by applicable law, We, TCI and other parties may provide the selling firms with occasional gifts, meals, tickets or other non-cash compensation as an incentive to sell the Policies. These special compensation arrangements are not offered to all selling firms and the terms of such arrangements may differ among selling firms.

No specific charge is assessed directly to owners of the Policy to cover commissions, non-cash compensation, and other incentives or payments described above. We do intend to recoup commissions and other sales expenses and incentives we pay, however, through fees and charges deducted under the Policy and other corporate revenue.

OTHER INFORMATION

Sending Forms and Transaction Requests in Good Order

We cannot process your requests for transactions relating to the Policy until they are received in good order. “Good order” means the actual receipt of the instructions relating to the requested transaction in writing (or, when appropriate, by telephone or electronically), along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes, to the extent applicable to the transaction: your completed application; the Policy number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the accounts affected by the requested transaction; the dated signatures of all Owners (exactly as registered on the Policy) if necessary; social security number or taxpayer I.D.; and any other information or supporting documentation that we may require, including any spousal or joint Owner’s consents. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

“Received” or receipt in good order generally means that everything necessary must be received by us, at our Administrative Office specified in the Glossary. We reserve the right to reject electronic transactions that do not meet our requirements.

Telephone and Electronic Transactions

Currently, certain transactions may be made by telephone or other electronic means acceptable to us upon our receipt of the appropriate authorization. We may discontinue this option at any time. To access information and perform transactions electronically, we require you to create an account with a username and password, and to maintain a valid e-mail address.

We will not be liable for following instructions communicated by telephone or electronically we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record conversations with you. We may also require written confirmation of the request. When someone contacts our Administrative Office and follows our procedures, we will assume you are authorizing us to act upon those instructions. For electronic transactions through the internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of any loss, theft or unauthorized use of your password.

Please note that the telephone and/or electronic device transactions may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your financial representative(’s), can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. If the volume of transactions is unusually high, we might not have anyone available, or lines available, to take your transaction. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Administrative Office.

We reserve the right to revoke your telephone and other electronic transaction privileges at any time without revoking all Owners’ privileges.

Timing of Payments

Payment of any amount due from the Policy for a Surrender, withdrawal, or death proceeds will generally occur within seven days from the date we receive in good order all required information. We may defer payments or transfers from the Policy if:

•	The New York Stock Exchange is closed other than for usual weekends or holidays or trading on the Exchange is otherwise restricted;

•	An emergency exists as defined by the Securities and Exchange Commission (SEC) or the SEC requires that trading be restricted; or

•	The SEC permits a delay for the protection of Owners.

When permitted by law, we may defer payment of any withdrawals or Surrender proceeds from the Policy for up to 6 months from the date we receive your request. If the Owner or Annuitant dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest may be paid on any amount deferred for 30 days or more, based on the Index Account Option(s) selected. For amounts allocated to the Fixed Account and Fixed Holding Account and the Performance Lock Account, the interest rate will be the guaranteed minimum effective annual interest rate specified by the Policy, unless otherwise required by law. If we delay payment of any transactions as noted above, we will disclose to you the specified date on which the above transactions will be effective and the reason for the delay.

We may defer payment of any amount until your premium payment check has cleared your bank.

Legal Proceedings

We, like other life insurance companies, are subject to regulatory and legal proceedings in the ordinary course of our business. Such legal and regulatory matters include proceedings specific to us and other proceedings generally applicable to business practices in the industry in which we operate. In some lawsuits and regulatory proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.

Although the outcome of any litigation or regulatory proceeding cannot be predicted with certainty, at the present time, we believe that there are no pending or threatened proceedings or lawsuits that are likely to have a material adverse impact on Transamerica Capital, Inc.’s ability to perform under its principal underwriting agreement or on our ability to meet our obligations under the Policy.

Adjustments for Index Splits

Adjustments may be made to Index Values so that any Index performance calculations are not affected by an Index stock or other split (a multiplying or dividing of an Index’s share count that affects the Index’s price).

Separate Account

Amounts under the Policy that are not held in the Fixed Account Option or the Fixed Holding Account or the Performance Lock Account are held in an unregistered Separate Account of the Company. We have exclusive and absolute ownership and control of the assets of the Separate Account and the assets of the Separate Account. The Separate Account is uninsulated, meaning that the assets of the Separate Account are chargeable with liabilities arising out of other business the Company may conduct. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are owned by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves and other contract liabilities of the Separate Account. If the aggregate value of Separate Account assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, shall not be maintained in the Separate Account.

The Separate Account was established under New York law and is not registered under the Investment Company Act of 1940.

Exemption from Exchange Act Reporting

We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.

Anti-Money Laundering

Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to pay any request for withdrawals or death benefits, make transfers, or continue making annuity payments absent instructions from the appropriate federal regulator. We may also be required to provide information about you and your Policy to government agencies or departments.

Contract Terms

The entire contract between you and the Company consists of the Policy and any applications, endorsements, or riders. No change to the contract is valid unless made in writing by us and approved by one of our authorized officers.

Regulatory Modifications to Policy

We reserve the right to amend the Policy, including any riders or endorsements, as necessary to comply with specific direction provided by our state or federal regulators, through change of law, rule, regulation, bulletin, regulatory directives or agreements. The Policy is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Policy are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend the Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain such tax qualification or to conform the Policy to any applicable changes in the tax qualification requirements. Any such amendment will be filed with and approved by the appropriate regulatory authorities prior to use. We will send you a copy in the event of any such amendment. If you refuse such an amendment, you must provide Written Notice to us, and your refusal may result in adverse tax consequences.

Certain Offers

We may pay you more than your then current Policy Value for your voluntary participation in certain promotional offerings. We will notify you of the terms of any such programs.

Age or Sex Corrections and Evidence of Survival

We may require proof of the Annuitant’s or Owner’s age and/or sex before any payments associated with the Policy are made, including annuity payments. If the age and/or sex of the Annuitant or Owner is incorrectly stated, we will base any such payment on the Annuitant’s or Owner’s correct age and/or sex, if applicable. If required by law to ignore differences in the sex of the Annuitant, annuity payments will be determined using the unisex factors. Any underpayment made by us will be paid with the next payment. Any overpayment by us will be deducted from future payments. Any underpayment or overpayment will include annual interest at a rate of 1% per year, from the date of the underpayment or overpayment to the date of the adjustment. We have the right to reasonably require satisfactory evidence that a person is alive if a payment is based on that person being alive.

Rights of Ownership

You, as Owner of the Policy, exercise all rights under the Policy. For example, subject to limitations, you can assign this Policy with our consent, Surrender the Policy to us, amend or modify the Policy with our consent, receive annuity payments or name a Payee to receive the payments, and exercise every other right and benefit contained in the Policy. The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary, and of the spouse in a community or marital property state. Unless we have been notified of a community or marital property interest in this Policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry. We reserve the right to refuse our consent on a non-discriminatory basis with respect to any action under the Policy that requires our consent.

Change of Ownership

You can change the Owner of this Policy from yourself to a new Owner with our consent. We reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send Written Notice, to our Administrative Office, which contains all necessary information to make the change. Any Owner change made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our consent. No change will apply to any payment we made before the Written Notice was received. We may require that the change be endorsed in the Policy. Changing the Owner does not change the beneficiary or the Annuitant. A change of ownership may result in adverse tax consequences.

Change of Annuitant

Once this Policy is issued, generally, the Annuitant cannot be changed. In certain circumstances the Annuitant can be changed, such as when the Policy is transferred pursuant to a divorce or when a Policy is continued by a surviving spouse.

Assignment

This Policy may be assigned with our consent. To extent permitted by state law, we reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send written requests, to our Administrative Office, which contains all necessary information to make the change. Any assignment made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our prior approval. We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment. Assignment of this Policy may result in adverse tax consequences.

Abandoned or Unclaimed Property

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity, life, and other insurance policies) under various circumstances. In addition to the state unclaimed property laws, we may be required to escheat property pursuant to regulatory demand, finding, agreement, or settlement. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for Owners, the Annuitant, beneficiaries, Payees, and other relevant parties. Such updates should be communicated in a form and manner satisfactory to us.

Reports to Owners

We will give you a report at least once each Policy Year. This report will show any information required by law or regulation and will be mailed to your last known address as shown in our records or otherwise provided to you according to your preferences. The information provided will be as of a date not more than four months prior to the date of the mailing. We will provide copies of the report available to you upon written or oral request at no additional cost.

Oral requests may be made by contacting the Transamerica Customer Care Group at (800) 525-6205. Written requests may be made by mailing to Transamerica Financial Life Insurance Company, Attention: Customer Care Group, 6400 C St. SW, Cedar Rapids, IA 52499.

COMPANY OVERVIEW

BUSINESS

Overview

Transamerica Financial Life Insurance Company (TFLIC or the Company) is a New York stock life insurance company 100% owned by Transamerica Corporation, a Delaware corporation. Transamerica Corporation is an indirect, wholly owned subsidiary of Aegon Ltd., a Bermuda exempted company with liability limited by shares, having its registered office in Hamilton, Bermuda, and its principal place of business in the Netherlands. Aegon Ltd. Was formerly Aegon N.V., a Dutch holding company. On and effective September 30, 2023, Aegon N.V. was converted to Aegon S.A., a Luxembourg public limited liability company which was then converted to Aegon Ltd. on the same day.

The Company is engaged in the sale of life insurance and annuity policies. The Company is licensed in 50 states and the District of Columbia. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

Marketing and Distribution

The Company distributes its products via a wholesale and retail distribution network. The Company’s insurance products are sold through affiliated and unaffiliated insurance agencies and its variable annuities are sold through affiliated and unaffiliated broker-dealers, as well as financial institutions and registered investment advisors.

Reinsurance

The Company follows the industry practice of reinsuring with other companies, both affiliated and non-affiliated. A portion of business is ceded to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.

Management continually evaluates the collectability of outstanding reinsurance. The Company aligns its risk monitoring with the risk guidelines in the credit name limit policy (CNLP) set by its parent company Aegon Ltd. CNLP exposures are determined quarterly based on economic risk ceded relative to the collateral posted. Key metrics monitored in recurring reports include Holding Company Senior CDS levels where available, Insurance Financial Strength Ratings and Outlook from Moody’s, S&P, and Fitch, as well as change in equity price for public companies. TFLIC also monitors the age of unpaid receivables.

See Note 7 to the 2023 audited statutory financial statements, included in this prospectus, for a description of the Company’s reinsurance contracts and significant reinsurance transactions executed.

Ratings

Ratings with respect to claims-paying ability and financial strength are one factor utilized in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.

Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2023, TFLIC has a financial strength rating of “A” (Excellent) from A.M. Best Company, Inc. (“A.M. Best”) and its claims-paying ability/ financial strength is rated “A1” by Moody’s Investors Service, Inc. (“Moody’s”) and “A+” by S&P Global Rating Services (“S&P”).

Competition

The US marketplace is highly competitive. Our competitors include other large insurance carriers marketing individual non-participating whole life, endowment and term contracts, structured settlements, pension products and reinsurance as well as single fixed and flexible premium annuity products, guaranteed interest contracts (GICs), synthetic GICs and funding agreements, in addition to group life, universal life, credit life, and individual and specialty health coverages. We also face competition from technology-driven and digitally-enabled start-ups, fintechs and insurtechs. With respect to insurance carriers, some have higher financial strength ratings and/or larger market share than Transamerica.

Regulation

Regulation at State Level

TFLIC is domiciled and licensed in the State of New York as a life insurance Company. The financial statements of the Company are presented on the basis of accounting practices prescribed and permitted by the New York Department of Financial Services (“NYDFS”). The NYDFS recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under New York Insurance Law. The National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (AP&P Manual or NAIC SAP) has been adopted as a component of prescribed practices by the State of New York.

State insurance authorities have broad administrative powers with respect to various aspects of the insurance business including: licensing to transact business; licensing agents; admittance of assets to statutory surplus; regulating premium rates for certain insurance products; approving policy forms; regulating unfair trade and claims practices; establishing reserve requirements and solvency standards; fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; regulating the type, amounts and valuations of investments permitted; regulating reinsurance transactions, including the role of captive reinsurers, and other matters.

The NAIC is an organization whose mandate is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the AP&P Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the AP&P Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of TFLIC.

Annual and Quarterly Reports and Statutory Examinations

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in the states in which they are domiciled, in accordance with accounting practices and procedures prescribed or permitted by these state insurance departments, and accounts are subject to examination by such regulators at any time. In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC.

The latest coordinated examination of TFLIC was completed on June 25, 2021 with no exceptions noted in the examination report.

Market Conduct

State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. TFLIC continually monitors sales, marketing and advertising practices and related activities of agents and personnel and provides continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

Statutory Surplus

As a licensed insurer, TFLIC, is subject to the supervision of the regulators of each state in which it is licensed, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that TFLIC may write due to an inability to meet the levels of statutory surplus required by the regulators.

Risk-Based Capital

TFLIC is subject to the Risk Based Capital (RBC) requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

An insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of a company’s regulatory total adjusted capital to its authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.

Regulatory action against a company may be initiated when this ratio falls below 200%. The Company considers its surplus position more than adequate to handle severe adverse experience based upon industry standards and its own risk analysis. At December 31, 2023 year end for the periods presented, the Company meets the minimum RBC requirements.

Regulation of Investments

The Company is subject to the laws and regulations of the State of New York that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity, and common stocks.

Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2023.

Derivatives Regulation

The Company’s derivatives use is subject to statutory and regulatory requirements of the State of New York, the Company’s domiciliary state, which requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of New York.

Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter (“OTC”) derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. TFLIC is subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the initial margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.

Tax Matters

Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts retirement plans may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

Congress and/or related Treasury guidance may raise tax rates on individuals with income above certain levels, may increase the corporate tax rate, provide applicable rules for the new corporate minimum tax, and may further change the value and availability of retirement products. The enactment of these proposals could change the market for tax deferred insurance and retirement products while also potentially decreasing their after-tax profitability to insurers. The Company continues to monitor any new tax law and regulatory changes to determine potential impacts on its business and the resulting impact in its financials.

Cybersecurity and Privacy

Cybersecurity and privacy is an important and evolving part of insurance company regulation. On October 24, 2017, the NAIC adopted the Insurance Data Security Model Law, which establishes standards for data security and for the investigation of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Additionally, states continue to adopt legislation or implement regulations addressing cybersecurity. For example, the New York Department of Financial Services issued a wide-sweeping cybersecurity regulation that became effective on March 1, 2017 and also amended this cybersecurity regulation on November 1, 2023 with updated requirements. Iowa also implemented its Iowa Insurance Data Security Law and the Company’s security strategy demonstrates compliance with all of these state and federal laws. Federal laws such as the GLBA and HIPAA, as well as state laws such as the California Consumer Privacy Act, require numerous privacy protections for individuals.

As a result of increased innovation and technology (especially with respect to “big data”) in the insurance sector, the NAIC is monitoring technology developments and has developed or is developing regulations and regulatory guidance. The NAIC has adopted guiding principles related to artificial intelligence, its use in the insurance sector, and its impact on consumer protection and privacy, marketplace dynamics, and the state-based insurance regulatory framework. The NAIC is also evaluating the need for changes to state insurance privacy protections regarding the collection, use, and disclosure of information gathered in connection with insurance transactions. Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology, and some states have passed laws or introduced legislation targeting unfair discrimination practices.

We expect that cybersecurity, privacy, and data collection will remain an important issue for insurance regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to innovation and technology in the insurance sector. We expect that our costs of compliance with cybersecurity, privacy, and data regulations will increase in the future as we become subject to additional and more comprehensive regulation at the state and federal levels, although such costs cannot be predicted with certainty.

HUMAN CAPITAL

Human Capital Resources Objectives

The Company’s success is highly dependent on human capital. The wellbeing of our employees is a key priority, and we strive to promote a dynamic and welcoming workplace that promotes inclusive diversity and equity, fosters collaboration and encourages employees to bring their best ideas to work every day. As of December 31, 2023, the Company had approximately 6,399 employees of which 99% were classified as full time, and 1% were classified as part time. In addition, the following provides additional breakdowns of the workforce:

•	Exempt – Salaried Employees: 67%

•	Non-exempt – Hourly Employees: 33%

•	Female: 54%

•	Male: 41%

•	Do Not Wish to Disclose: 5%

For 2023, the voluntary annualized attrition rate was 8.3%.

The Company’s human capital management focuses on the following priorities:

Inclusion & Diversity

The Company believes that its rich culture of inclusion and diversity enables it to create, develop and fully leverage the strengths of its workforce to exceed customer expectations and meet its growth objectives. Current key initiatives include employee experience, Employee Resource Groups (“ERG”), learning and development, and talent acquisition. The Company places a high value on inclusion, engaging employees in distinct ERG programs led by employees with diverse backgrounds, experiences or characteristics who share a common interest in professional development, improving corporate culture and delivering sustained business results. The Company maintains its ERGs across a variety of affinities, such as: Black Professionals for Change, the Women’s Impact Network, our Multicultural Network, and Transamerica Proud dedicated to LGBTQIA+ and allies. The Company sponsors these groups with a dedicated Inclusion & Diversity team, to serve as a source of inclusion and to support the acquisition of diverse talent internally and externally. Each ERG has an executive sponsor and is guided by their own ERG charter.

The Company has implemented several measures that focus on ensuring accountabilities exist for making progress in diversity. For example, the CEO and other senior leaders have diversity and inclusion objectives embedded in their annual personal performance goals. The Company also commits to having a diverse talent pipeline by partnering with its business units to recruit diverse talent across all leadership and skill areas. The Company trains its recruiting workforce in diversity sourcing strategies and partners with external organizations that develop and supply diverse talent. As of December 31, 2023, approximately 54% of the Company’s workforce was female while 48% of the Company’s employees in managerial roles were female. In addition, 40% of the Company’s management board were female.

Employee Development and Training

The Company continues to emphasize employee development and training. To empower employees to contribute to their full potential, we provide a range of development programs and opportunities, and resources employees need to be successful. We offer an extensive learning ecosystem to our employees with abundant learning opportunities. Through our We Learn and TA Learn platforms, we offer both instructor-led courses and online self-service learning, including skill benchmarking. Our Talent Marketplace facilitates on-the-job experiences where employees apply their skills and knowledge. These experiences also enable employees to enhance their skill sets and connect with skill-based mentors internally. We believe these behavioral expectations are integrated into the way we assess and select talent, manage performance, and develop our people. We are committed to identifying and developing our leaders to be the next generation of talent to lead our growth agenda. On an annual basis, we conduct a Talent Review with our Chief Executive Officer and all segment, business unit, and function leaders focusing on leadership, key talent, emerging talent, and the succession for our most critical roles in the business, general management, finance, technology, and other key areas. Our robust talent and succession planning process includes the development of our talent and successors through specialized development programs.

Compensation Programs and Employee Benefits

The main objective of the Company’s compensation program is to provide a compensation package that will attract, retain, motivate and reward employees in each location in which the Company does business. We to do this by linking changes in compensation to overall Company performance, as well as each individual’s contribution and impact to the Company’s success. The emphasis on overall Company performance is intended to align the employees financial interests with the interests of shareholders and other stakeholders. The Company seeks fairness in total compensation with reference to external benchmarking, internal comparisons and the relationship between management and non-management remuneration. In addition to competitive base salaries, the Company accomplishes this compensation objective through its short-term incentive plan, which generally includes all levels of employees, and long-term incentive plan for more senior executives which provides a stock-based award with multiple year vesting requirements for retention purposes.

The Company is committed to providing comprehensive benefit options and it is our intention to offer benefits that will allow our employees and their families to live healthier and more secure lives. Some examples of the Company’s wide-ranging benefits offered are: Medical insurance, prescription drug benefits, dental insurance, vision insurance, life insurance, disability insurance, health savings accounts, flexible spending accounts, a 401(k) plan with company match and a cash balance pension plan, all of which are subsidized (or entirely paid) by the Company. In addition, there is also a complete voluntary set of benefit offerings so employees may decide what other benefits meet their particular situation.

Employee Engagement

To ensure we provide a rich experience for our employees, we measure organizational culture and engagement to build on the characteristics that are important for our future success. We engage independent third parties to conduct cultural and employee engagement surveys. These include corporate culture assessments, as well as real-time feedback on employee engagement and well-being focused on physical, emotional, social and financial health.

Tenure/Promotion/Turnover

We continually monitor employee turnover rates as our success depends upon retaining our highly trained professional human capital resources. We believe the combination of competitive compensation and career growth and development opportunities have helped increase employee tenure and reduce voluntary turnover. The average tenure of our employees is approximately 9.4 years and approximately 26% of our employees have been employed by us for more than 15 years, and approximately 16% of our employees have been employed by us for more than 20 years.

Recruitment

We believe our people are central to everything we do, and we are dedicated to sourcing the best talent from various channels to meet our current and future business needs, We cultivate partnerships with universities, professional associations, diverse organizations, and industry groups to attract top talent and position us as a premier career destination. From internship positions and early-career programs through senior-level roles, we hired over 1,300 new employees across the United States and Canada in 2023.

Our commitment to our people is ingrained in our unique culture, collaborative environment, and shared sense of purpose, We offer benefits focused on what matters to employees, tools to help them develop professionally, and employee-driven resource groups that ensure they can bring their whole selves to work. We recognize that each employee’s path is unique, and we’re committed to supporting their aspirations and goals. Whether it’s learning new skills, embarking on a new career path, or finding the right work-life balance, we’re here to make it happen. We celebrate our people through programs and inclusion initiatives that promote a positive and supportive workplace and provide generous leave benefits and additional support for life’s challenges are part of our commitment to employee well-being, covering mental well-being, family support, life coaching, and financial consulting, and offer a robust compensation and financial well-being package that includes competitive pay, performance-based bonuses, a 401(k) plan, pension plan, and more.

AVAILABLE INFORMATION

Information about the Company is available at www.transamerica.com.

The Securities and Exchange Commission (SEC) maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company does not file reports with the SEC in reliance on an exemption from such reporting requirements as set forth in Rule 12h-7 under the Securities Exchange Act of 1934.

PROPERTY

The Company’s principal executive offices are located at 6400 C St SW, Cedar Rapids, IA 52499. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to the Impact of Economic and Financial Market Conditions on Our Business

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, and equity prices that may have a material adverse effect on our results of operations, financial condition and liquidity.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, performance of the global economy in general, and the performance of the specific obligors included in our portfolio. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, changes in market perceptions of credit worthiness, governmental monetary policies and political conditions, and other factors outside of our control.

Our exposure to interest rate risk relates primarily to market price and cash flow variability associated with changes in interest rates. A rise in interest rates will decrease the net unrealized gain position of our investment portfolio. Tax planning strategies can also be adversely affected by a rise in interest rates by limiting the ability to recognize tax benefits associated with operating and capital loss carryforwards. Conversely, due to the long-term nature of some of our liabilities, sustained declines in interest rates may subject us to reinvestment risk, increased hedging costs, spread compression and capital volatility. For example, during periods of low or declining interest rates the yield on new investments will be lower than that on existing investments, thus lowering the average yield that we earn on our investment portfolio. In addition, there may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.

The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contract holders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.

Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.

The exposure to credit spreads primarily relates to market price and cash flow variability and reinvestment risk associated with changes in credit spreads. If issuer credit spreads widen or increase significantly over an extended period of time, it would likely result in additional other-than-temporary impairments and increases in the net unrealized loss position in our investment portfolio. If credit spreads tighten significantly, net investment income associated with new purchases of fixed maturities may be reduced. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread (“OCS”). OCS is the impact to the fair value measurement of certain liabilities that takes into account the risk that an obligation will not be fulfilled. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may result in significant period-to-period changes due to market volatility, which could have a material effect on our results of operations or financial condition.

The exposure to equity risks primarily relates to the potential for lower earnings associated with our equity-based separate accounts and investment advisory business, where fee income is earned based upon account values. The significant fluctuations and volatility in equity markets over the last several years have significantly impacted the account values and related fee income during those years. In addition, certain of our products offer guaranteed benefits that increase our potential benefit exposure and statutory capital exposure if equity markets decline. Sustained declines in equity markets may result in the need to devote significant additional capital to support these products. Conversely, a period of large positive equity returns can have an adverse effect on company liquidity due to required variation margin posting on cleared derivatives used to hedge the exposure to down equity markets associated with these guaranteed benefits. Investments in our general account also include some equity exposure via private equity positions and other alternative asset classes which may be highly correlated with equity markets. We also invest in commercial mortgage loans, commercial mortgage-backed securities (“CMBS”) and real estate investment trusts (“REITs”). The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.

The Company uses derivative instruments to manage exposures and mitigate risks. Our estimates and assumptions made in connection with our use of any derivatives may fail to reflect or correspond to our actual exposure. Our derivative investments may also be insufficient to hedge the risks in relation to our obligations. Counterparty defaults could have a material adverse effect on our financial condition and results of operations. In addition, ratings downgrades or financial difficulties of derivative counterparties may require us to utilize additional capital with respect to the affected businesses.

The Company maintains an Asset Valuation Reserve (“AVR”) as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve (“IMR”) as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 and to the audited statutory financial statements of this prospectus for additional information regarding the Company’s use of an AVR and IMR.

Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.

At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.

General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.

Changes in market interest rates may adversely affect our financial results

The profitability of many of our products depends in part on earning interest; therefore, interest rate fluctuations could negatively affect our financial results. Some of our fixed products have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our “spread” or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our financial results.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher interest crediting rates. We therefore may have to accept a lower spread and thus lower profitability and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments than available previously. Moreover, borrowers may prepay fixed income securities in our general account in order to borrow at lower market rates, which exacerbates this risk. As we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our policies have guaranteed minimum interest crediting rates, our spreads could decrease and potentially become negative.

In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as policyholders seek products with perceived higher returns. This process may lead to cash outflows of our existing block of business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among policyholders to change product types or withdraw funds could lead us to sell assets at a loss to meet funding demands. Some of our separate account products include material guarantees where the cost of providing those guarantees are dependent on interest rate levels.

The present interest rate environment continues to evolve due to a combination of factors, including current market conditions (e.g., change in inflation expectations), and actions by governmental authorities. While interest rates have increased from historic lows, we generally remain below historic long-term rates. The future interest rate environment cannot be predicted with certainty.

A large-scale pandemic or epidemic (such as COVID-19), natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.

A large-scale pandemic or epidemic; natural and man-made catastrophes; climate change; the continued threat or acts of terrorism within the U.S. and abroad; geopolitical disputes, ongoing military and other actions (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries); and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.

The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.

Changes to the manner in which the London Inter-bank Offered Rate (“LIBOR”) is determined and the potential for the replacement or discontinuation of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.

The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate (“SOFR”) which replaced U.S. dollar LIBOR, and SOFR-based investment products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are developing in response to these new rates and questions around liquidity in these rates and how to appropriately adjust these rates to eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.

Some of the Company’s investments are relatively illiquid.

The Company holds certain investments that may lack liquidity, such as publicly and privately placed corporate bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests. If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both. The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments. The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.

Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.

A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.

The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.

The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.

The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the New York Department of Financial Services (“NYDFS”).

See Note 4 to the audited statutory financial statements, included in this prospectus, for a discussion of the Company’s fair value categories and valuation methodologies.

Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

RISKS RELATED TO INVESTMENTS

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.

The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.

TFLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, TFLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed.

These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.

Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.

Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next.

Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s variable annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization.

Rising inflation could have an adverse impact on the Company’s results of operations or financial condition.

During inflationary periods, the value of our fixed maturity investments may fall. Inflation also increases expenses, which will negatively impact our results of operations or financial condition in the event that such additional costs cannot be offset. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and our growth.

Climate change could have an adverse impact on the Company’s results of operations or financial condition.

We are exposed to economic risks related to climate change. Our results of operations or financial condition could be negatively impacted by increased costs, or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market distributions, changes in mortality assumptions, changes in consumer behavior, extreme weather events, litigation, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries, even though investments in carbon-based industries may have better returns in the short or long term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand and may make extreme weather events more likely or frequent.

Risks Related to the Legal and Regulatory Environment of the Insurance Industry

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of the Company’s insurance products and securities are subject to strict regulation. In February 2020, the National Association of Insurance Commissioners (NAIC) adopted a model rule requiring a “best interest” standard of care in connection with sales of annuity products. More than 40 state insurance regulators have adopted the NAIC model, or their own regulations that may impose similar obligations as the NAIC’s model.

The SEC adopted Regulation Best Interest which went into effect in June 2020 and establishes a standard of care for broker-dealers and their associated persons when they make recommendations to retail customers of any securities transactions. It remains unclear whether or to what extent Regulation Best Interest, and the evolving nature of the enforcement and interpretation of the rules by the SEC, could ultimately affect distribution partners’ willingness to recommend our insurance products. The Department of Labor (“DOL”) issued Prohibited Transaction Exemption 2020-02 in December 2020 (“PTE 2020-02”), a class exemption on fiduciary investment advice to retirement investors, which became effective in February 2021. In connection with the exemption, the DOL issued interpretative guidance that changed a long-standing interpretation of what constitutes “investment advice” under the Employee

Retirement Income Security Act of 1974 (“ERISA”) in the context of rollovers from or into retirement plans and Individual Retirement Accounts (“IRAs”). Further, in April 2024, the U.S. Department of Labor (“DOL”) published its final ”Retirement Security Rule” expanding the scope of investment advice providers that may be considered “investment advice fiduciaries” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The DOL also published final amendments to certain prohibited transaction exemptions (“PTEs”) that fiduciaries often rely upon to avoid violating the prohibited transaction rules of ERISA and the U.S. Internal Revenue Code of 1986, as amended. Recently, in July 2024, U.S. federal district courts issued a temporary injunction and stay delaying the September 2024 and September 2025 effective dates of The Retirement Security Rule and related amended class exemptions. Uncertainty remains regarding circumstances when fiduciary status may apply, as well as whether financial services firms/professionals must comply with the amended class exemptions in connection with the sale of Company products. If the temporary injunction and stay are lifted, the Retirement Security Rule and amended class exemptions may result in many of the Company’s distribution partners becoming investment advice fiduciaries under ERISA, which may impact how and whether they sell the Company’s products.

These state and federal regulations have increased overall compliance costs for distribution partners that sell the Company’s products. In addition, these standards of care may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. To the extent that distribution partners that sell the Company’s products face heightened regulatory scrutiny, additional regulatory compliance obligations, and additional litigation risks, they may choose to change their business or service models to avoid the regulations or could de-emphasize the sale of the annuity and insurance products that the Company issues, which could affect the Company’s business, results of operations, and financial condition.

Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.

The Company and its insurance entities are required to comply with the Statutory Accounting Principles (“SAP”) established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.

The NAIC’s Accounting Practices and Procedures Manual (AP&P Manual) provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.

The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the NYDFS. The NYDFS recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under New York Insurance Law. The Commissioner of Insurance has the right to permit specific practices that deviate from prescribed practices.

The State of New York has adopted a prescribed accounting practice that differs from that found in the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (NAIC SAP) related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Section 1414 of the New York Insurance Law, the Commissioner found that the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be reported at fair value under Statement of Statutory Accounting Principle (SSAP) No. 56, Separate Accounts, of the NAIC SAP. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

The Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.

Refer to Significant Accounting Estimates and Significant Accounting Policies for current prescribed and permitted practices reported by the Company.

The Company’s insurance entities are subject to extensive regulation.

The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business as well as to federal oversight in some aspects of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. The Company could be adversely affected by, among other things, changes in state law relating to marketing, privacy, acquisitions, payment of dividends, reinsurance, the form and content of insurance policies (including pricing), licensing, regulation of premium rates, premium tax increases, rating and underwriting restrictions and limitations, asset and reserve valuation requirements, enterprise risk management, surplus requirements, limitations on investments, accounting standards and Risk Based Capital (“RBC”) requirements. Also, applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies, and certain states require insurers to participate in various types of guaranty associations or other similar arrangements for impaired or insolvent insurance companies. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. Changes in regulations, or in the interpretation or application of existing laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation, and could increase the costs of regulatory compliance. The Company cannot predict the effect that any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and several state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies and may impose changes in the future that put further regulatory burdens on insurers and, thus, could have an adverse effect on the Company’s results of operations and financial condition. Changes are often implemented to benefit policyholders to the detriment of insurers.

At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation, and federal taxation, can significantly affect the insurance business.

State regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. It is not possible to predict the future impact of changing regulation on the Company’s financial condition or results of operations. The Company cannot predict whether any of the proposals will ultimately become laws, regulations, or other requirements applicable to its business. In addition to the risks described herein, any shutdown of the U.S. federal government could significantly impact the non-emergency operations of the Company’s federal regulators. As a result, a shutdown may also affect the timeline for product filings requiring a federal regulator’s approval.

The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.

The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.

Litigation or regulatory actions could have a material adverse impact on the Company.

Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or TFLIC employees.

The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.

The Company is a licensed insurance entity. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations (“NRSROs”) may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s RBC ratio.

In December 2021, the NAIC implemented RBC factor revisions for bonds and bond type holdings, real estate, and longevity risk. These revisions to the NAIC’s life RBC calculation had offsetting impacts but overall resulted in increased RBC requirements impacting the RBC ratio of the Company.

Changes in tax laws could adversely affect the Product.

Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. In addition, Congress has considered proposals to further limit the tax benefits of retirement accounts. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of these products could be adversely affected.

Legislation that increases the taxation on insurance products; for example, limiting the amount of inside buildup subject to tax deferral could make the Company’s products less competitive.

Changes to regulations under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.

The prohibited transaction rules of ERISA and the Internal Revenue Code (“IRC”) generally restrict the provision of investment advice to ERISA plans and participants and IRAs owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. The investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to change, resulting in potential lost revenues for these broker-dealers and their affiliates.

In addition, the DOL has issued several regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See “The Company’s insurance entities are subject to extensive regulation” for further information on the impact of regulations issued by the DOL.

Other Risks Related to Our Business

The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.

Financial strength and claims-paying ability ratings, which various Nationally Recognized Statistical Rating Organizations (NRSROs) publish as indicators of an insurance company’s ability to meet contract holder and policyholder obligations, are important to maintaining public confidence, competitive position and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in TFLIC financial strength ratings could have an adverse effect on the Company’s financial condition and certain of its results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting the Company’s relationships with its sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting the Company’s ability to obtain reinsurance at reasonable prices or at all.

Additionally, various NRSROs also publish credit ratings for TFLIC. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for TFLIC and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.

NRSROs also evaluate the insurance industry as a whole and may change a company’s financial strength ratings based on the NRSROs’ overall view of the industry. For example, in recent years, certain NRSROs revised the rating outlook for certain companies (not including TFLIC) due to the disruptions to the economy and financial markets caused by the COVID-19 pandemic. It is possible that TFLIC’s credit rating could be downgraded in the future based on NRSROs’ evaluation of the life insurance industry as a whole.

Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.

The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.

The Aegon Enterprise Risk Management (ERM) framework and associated policies are adopted by all Transamerica Insurance entities, including the Company. As an insurance group, Aegon manages risk for the benefit of its customers and other stakeholders. As a result, Aegon is exposed to a range of underwriting, operational, and financial risks. Aegon’s risk management and internal control systems are designed to ensure that these risks are managed effectively and efficiently in a way that is aligned with Aegon’s strategy.

Aegon’s Enterprise Risk Management framework is designed and applied to identify and manage potential risks that may affect Aegon and the Company. This means identifying and managing individual and aggregate risks within Aegon’s tolerance in order to provide reasonable assurance regarding the achievement of Aegon’s objectives.

For the Company, risk management involves:

1.	Understanding the risks that the Company faces;

2.	Maintaining a company-wide framework through which the risk-return trade-off associated with these risks can be assessed;

3.	Maintaining risk tolerances and supporting policies to limit exposure to a particular risk or combination of risks; and

4.	Monitoring risk exposures and actively maintaining oversight of the Company’s overall risk and solvency positions.

By setting certain predefined tolerances and adhering to policies that limit the overall risk to which the Company is exposed, the Company is able to accept risk with the knowledge of potential returns and losses.

The Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change, new products are developed, new business strategies implemented, or the markets in which the Company operates evolve, new or additional risks may emerge that are not adequately covered by the current ERM framework. These additional risks and uncertainties not currently known to the Company may adversely affect its business, results of operations, or financial condition.

The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.

The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business. The Company’s business success is dependent on maintaining the effectiveness of existing technology systems and to continue to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete. They may be replaced, or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio (including its recently acquired businesses), or if the costs of doing so are higher than expected, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.

Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.

A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.

In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as “Sensitive Information”). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber attacks perpetrated by organized crime groups, “activists,” or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, harm its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity and reputational damage. There may be an increased risk of cyber-attacks during geopolitical or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.

Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business. We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. We do not believe that our administration of our insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely. Climate change could increase our overall risk as extreme weather events may become more likely or frequent. We rely on certain third-parties to provide certain services important to our business operations.

While we monitor the performance of such third-parties, including those with employees who operate remotely, successful implementation and execution of their business continuity strategies are largely outside of our control. Weaknesses or failures within a vendor’s business continuity plan could materially disrupt our business operations.

The Company may be subject to intellectual property risk.

The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.

The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

LEGAL PROCEEDINGS

Refer to Note 14 in the audited statutory financial statements for a discussion of legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is a list of our directors and executive officers. None of our directors are considered to be independent, as each director is also an officer of, or otherwise employed by, Transamerica Corporation or a subsidiary thereof, including TFLIC.

Name	Age	Position
Scott Albertson	58	Chief Tax Officer, Vice President
Wendy Cooper	74	Director
Bonnie T. Gerst	57	Director, Chair, President, Financial Assets
Christopher Giovanni	43	Director, Senior Vice President, Chief Strategy & Development Officer
Thomas Haus	55	Chief Technology Officer, Senior Vice President
Brent Hipsher	44	Controller, Assistant Treasurer
Matthew Keppler	48	Chief Financial Officer, Treasurer, Executive Vice President
Anne Kronenberg	64	Director
Chad Meyers	51	Chief Auditor, Vice President
Jamie Ohl	58	Director, President
Maurice Perkins	53	Director, Chief Corporate Affairs Officer
Mark Pinocci	54	Chief Compliance Officer, Senior Vice President
Pooja Rahman	48	Chief Risk Officer, Senior Vice President
Patrick Whalen	61	Chief Investment Officer, Vice President
Andrew S. Williams	55	Director, General Counsel, Secretary, Senior Vice President
June Yuson	67	Director

Scott Albertson was elected Chief Tax Officer of Transamerica Financial Life Insurance Company (“TFLIC”) on March 22, 2022. He was also elected Vice President of TFLIC on December 2, 2016. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2003 and has served in a variety of positions including his current role as Head of Tax of the Transamerica Finance Division. Mr. Albertson currently also serves on the Board of Directors for the AEGON Transamerica Foundation and the Transamerica Institute as well as many officer roles with other Transamerica subsidiaries. Prior to his career at Transamerica, Mr. Albertson served as Tax Manager for Arthur Andersen. He received his B.S. in Accounting from the University of Northern Iowa and a Master of Science in Taxation from Golden Gate University. Mr. Albertson also holds an inactive Certified Public Accountant (“CPA”) license from the State of Iowa.

Wendy Cooper was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on January 1, 2017. Wendy E. Cooper, Esq. is a former New York State insurance regulator and government relations executive. She served for seven years as New

York State’s First Deputy Superintendent of Insurance and for a brief period as New York State’s Acting Superintendent of Insurance. Subsequently, she directed and managed government relations advocacy for 20 years for AXA Equitable Life Insurance Company. During her tenure at AXA Equitable she also served one four-year term as a member of the Board of AXA, S.A., the French parent company of AXA Equitable. In retirement, Ms. Cooper serves on a non-profit board in addition to being a member of the Board of Directors of Transamerica Financial Life Insurance Company. Ms. Cooper holds a Bachelor of Arts from Allegheny College and a Juris Doctorate from Fordham University School of Law.\

Bonnie T. Gerst was elected Director and Chair of Transamerica Financial Life Insurance Company (“TFLIC”) on June 1, 2022. She was also elected President, Financial Assets of TFLIC on October 14, 2022. Since joining Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2000, Ms. Gerst has served in various financial leadership roles across Transamerica including as Head of Capital and Tax Strategy and her current role as President, Financial Assets. Prior to joining Transamerica, Bonnie worked with Ernst & Young and was CFO of National Travelers Life. She earned her bachelor’s degree in accounting and business administration from Coe College in Cedar Rapids, Iowa, and passed her CPA exam.

Christopher Giovanni was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on July 29, 2024. He was also elected Senior Vice President and Chief Strategy & Development Officer of TFLIC on December 7, 2021. Mr. Giovanni began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2021 as Chief Strategy & Development Officer. Prior to his career with Transamerica, he served in various leadership roles including Corporate Treasurer and Head of Investor Relations and Strategic Planning with Lincoln National and Vice President with Goldman Sachs & Company. Mr. Giovanni received a B.B.A. in Finance from Loyola University Maryland.

Thomas Haus was elected Chief Technology Officer of Transamerica Financial Life Insurance Company (“TFLIC”) on March 24, 2020. He was also elected Senior Vice President of TFLIC on December 7, 2021. Mr. Haus began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2018 as Chief Technology Officer, Enterprise Solutions. Prior to his career with Transamerica, he was the Chief Architect at Ameriprise Financial, leading all technology and architecture, innovation, and infrastructure. He has also held key leadership positions with Blue Cross Blue Shield MN and SUPERVALU. Mr. Haus received a B.A. in Accounting, Management Information Systems and Finance from Creighton University.

Brent Hipsher was elected Controller and Assistant Treasurer of Transamerica Financial Life Insurance Company (“TFLIC”) on December 13, 2022. He began his career as Controller with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in October of 2022. Mr. Hipsher has nearly 20 years of industry experience, beginning his career within the audit practice at KPMG focusing on insurance and financial services clients. After leaving KPMG, Brent joined Allianz Life and served as the Company’s Corporate Controller for 6 years before joining Transamerica. Mr. Hipsher is a CPA (exempt) in Minnesota and has a bachelor’s degree as well as an MBA from the Carlson School of Management at the University of Minnesota.

Matthew Keppler was elected Chief Financial Officer, Treasurer and Executive Vice President of Transamerica Financial Life Insurance Company (“TFLIC”) on October 14, 2022. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2021 as President, Financial Assets. Prior to joining Transamerica, Mr. Keppler held leadership roles at Genworth and ING. He received his bachelor’s degree from the University of Northern Iowa. He is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Anne Kronenberg was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on January 1, 2017. Anne Kronenberg is a retired investment banking professional. Her career included executive positions with Morga Stanley, Citigroup, and JP Morgan. Ms. Kronenberg currently serves as a Director of Kinsale Capital Group, a publicly traded specialty property and casualty company and is a Trustee to the Woodshole Oceanographic Institute. Ms. Kronenberg holds a Bachelor of Science degree from Brown University and a Master of Science in Finance degree from the Massachusetts Institute of Technology.

Chad Meyers was elected Chief Auditor of Transamerica Financial Life Insurance Company (“TFLIC”) on December 13, 2022. He was also elected Vice President of TFLIC on December 1, 2017. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2005 as part of the Internal Audit team and has served in various positions including Vice President and Head of Internal Audit. Mr. Meyers received his B.A. in Accounting from the University of Iowa, his MBA in Finance from Upper Iowa University and he is a Certified Public Accountant (inactive) and also a Certified Investments and Derivatives Auditor.

Jamie Ohl was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on June 10, 2024. She was also elected President of TFLIC on March 30, 2022. She began her career at Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in March of 2022 as President, Individual Solutions Division. Ms. Ohl has more than 30 years of financial services experience, including senior leadership positions with Edward Jones, VOYA Financial, Inc., Wilshire Associates Incorporated, The Hartford, and AIG VALIC. Most recently and prior to joining Transamerica, Ms. Ohl served as the President of Workplace Solutions at Lincoln Financial Group. Ms. Ohl earned a Master of Business Administration degree from the University of Nebraska and a Bachelor of Science degree in business management from LeTourneau University.

Maurice Perkins was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on July 29, 2024. He was also elected Chief Corporate Affairs Officer of TFLIC on March 28, 2023. Maurice Perkins brings nearly two decades of experience advocating to U.S. and international regulators on behalf of the insurance, asset management, and banking industries. He is an accomplished advisor to public policy makers, senior corporate executives, and a consensus-builder focused on promoting thought leadership and reputation management among internal and external stakeholders. In his role as Chief Corporate Affairs Officer, Maurice is responsible for Aegon’s global government and policy affairs in the Americas, Europe, and Asia. He leads Transamerica’s corporate communications, public relations, and brand marketing activities; chairs the Aegon-Transamerica Foundation, which in 2023 provided $7.5 million for local and national grants focused on financial and social empowerment; and oversees the Transamerica Institute, a non-profit think tank focused on retirement policy research. He joined Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2017 from the American Council of Life Insurers (ACLI), where as SVP & Head of Federal Relations he led a team responsible for advocacy before the U.S. Congress and federal agencies on financial services issues, tax reform, and retirement security policy. Prior to ACLI, Maurice served as a Professional Staff Member in the U.S. Senate. First on the Senate Foreign Relations Committee, then to Chairman Richard Shelby (R-AL) on the Senate Banking Committee, whom Maurice advised on legislation and committee hearings regarding international finance matters as well as overseeing confirmations for Presidential nominees from the U.S. Federal Reserve, Securities and Exchange Commission, and U.S. Treasury Department. Maurice was appointed as an inaugural member of the U.S. Federal Reserve Bank’s Insurance Policy Advisory Committee (IPAC). He serves on the Board of Trustees at Freedom House, a U.S. based non-profit organization which promotes democracy, rule of law, and human rights in restricted countries, and is a member of the Private Sector Advisory Council for the U.S. chapter of the Global Fund. Originally from Miami, Florida, Maurice is a native Spanish speaker and first generation American. He leads Transamerica’s Hispanic Employee Resource Group, and established “Policy Matters,” a bi-monthly podcast for Aegon-Transamerica employees worldwide. Maurice holds a master’s degree from Columbia University’s School of International and Public Affairs, and a bachelor’s degree from Ithaca College. He lives in the Washington, D.C. area with his wife and three daughters.

Mark Pinocci was elected Chief Compliance Officer of Transamerica Financial Life Insurance Company (“TFLIC”) on June 27, 2018. He was also elected as Senior Vice President of TFLIC on June 24, 2020. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2017 as Division Compliance Officer, Head of Distribution Compliance. He currently oversees the Enterprise Compliance & Ethics program as Enterprise Chief Compliance Officer. Prior to his career at Transamerica, Mr. Pinocci served in a variety of positions including Senior Vice President and Chief Compliance Officer for Citizen Bank’s Wealth Management Division. He received his B.B.A. from Hofstra University. He also holds a Series 7, 24 and 63 licenses.

Pooja Rahman was elected Chief Risk Officer and Senior Vice President of Transamerica Financial Life Insurance Company (“TFLIC”) on September 21, 2023 and leads the team responsible for developing and overseeing implementation of the enterprise risk management framework. She is a member of the Transamerica Management Board, and co-chairs the Transamerica Risk & Capital Committee and the Non-Financial Risk Committee. She came to Transamerica from Protective Life Corporation where she oversaw implementation of a strategic risk appetite that fostered organic and opportunistic growth. She also contributed to the establishment of an enterprise-level asset allocation process and was involved in oversight and reporting for a company-wide digital transformation. During her tenure there, she was named Insurance ERM’s Chief Risk Officer of the Year (2023). Ms. Rahman is a member of the Federal Reserve Board’s Insurance Policy Advisory Committee (IPAC) and a board member of Easterseals. She has a Juris Doctor from Drake University Law School and was admitted to the Iowa State Bar in 2005. Additionally, she has a Master of Business Administration from the University of New Orleans and a Bachelor of Commerce from the University of Mumbai.

Patrick Whalen was elected Chief Investment Officer of Transamerica Financial Life Insurance Company (“TFLIC”) on December 13, 2022. He was also elected Vice President of TFLIC on December 3, 2020. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in 2020 and currently serves as Chief Investment Officer and leads ALM, Hedging, & Investments for Transamerica. His role includes oversight of the teams dedicated to ALM analytics and systems, portfolio management, hedging, and determining the profile of general account investments. Mr. Whalen has more than 35 years of financial services experience with him. Prior to joining Transamerica, he was partner and Head of Trading & Shared Services at Alliance Bernstein where he led investment operations and all trading activity. He is also the former Global Head of Equity Trading at Lehman Brothers, where his responsibilities included risk management, recruitment, and prioritizing technology investment, financial reporting, as well as quantitative trading research for the Equities Division. He previously helped build Morgan Stanley’s equity derivative business and served as Global Head of Derivatives Trading. He earned a Bachelor of Science degree in economics, with a concentration in finance and international business, from the Wharton School at the University of Pennsylvania.

Andrew S. Williams was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on February 10, 2023. He was also elected General Counsel and Senior Vice President of TFLIC on October 14, 2022. Then on May 8, 2024 he was elected as Secretary of TFLIC. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TFLIC) in April of 2016. Mr. Williams currently serves as General Counsel and leads Transamerica’s Legal & Compliance organization. He has more than 25 years of industry legal experience, representing life, health, disability, and property and casualty insurers. After joining Transamerica from private practice in 2016, he served in several leadership roles, including Head of Litigation, Interim General Counsel, and General Counsel for Transamerica’s Individual Solutions Division. Mr. Williams has a bachelor’s degree from UCLA and a law degree from Southwestern University School of Law.

June Yuson was elected Director of Transamerica Financial Life Insurance Company (“TFLIC”) on January 1, 2017. June spent approximately three decades in investment banking (advisory, capital raising and capital markets) and law (tax). She was a Managing Director at ABN Amro Capital Markets and prior to that, at Salomon Brothers Inc in multiple capacities, as a Financial Institutions banker, Head of Asia Pacific IB (New York) and Public Finance. As a lawyer, she specialized in tax law at Willkie Farr & Gallagher LLP. Ms. Yuson has also been an investor and held senior positions at a variety of technology and medical device companies, including DHS Technologies LLC (CFO). She was also a former Board member of inMotion (name changed to Her Justice), a non-profit organization which provides free legal help to women living in poverty in New York City. She is currently a principal in several private real estate ventures. Ms. Yuson holds a Bachelor of Science in Economics/Finance from M.I.T. and a Juris Doctor from Columbia University, School of Law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(FOR THE THREE YEARS ENDED DECEMBER 31, 2023 AND THE SIX MONTHS ENDED JUNE 30, 2024)

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the Company’s audited statutory financial statements. See AUDITED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 2023 and UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2024.

Forward-Looking Information

The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this prospectus, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “will,” “shall,” “could,” “may” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:

(a)	Fluctuations in the results of operations or financial condition;

(b)	actual claims losses exceeding reserves for claims;

(c)

difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;

(d)	the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;

(e)	changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board (“FASB”), SEC, NAIC or other standard-setting bodies;

(f)	the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;

(g)

heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;

(h)

adverse state and federal legislation and regulation, including, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the SEC, the DOL, or other regulators;

(i)	the inability to mitigate the capital impact associated with statutory reserving and capital requirements;

(j)	failure to maintain or expand distribution channels;

(k)	possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;

(l)	loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information;

(m)

changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;

(n)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;

(o)	competitive, regulatory or tax changes that affect the cost of, or demand for, products;

(p)	fluctuations in RBC levels;

(q)	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;

(r)

deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;

(s)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;

(t)	the availability, pricing and effectiveness of reinsurance;

(u)	the effectiveness of policies and procedures for managing risk;

(v)	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

(w)

adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;

(x)	the inability to protect intellectual property and defend against claims of infringement;

(y)	realized losses with respect to impairments of assets in the investment portfolio of the Company;

(z)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;

(aa) statutory reserve requirements associated with term and universal life insurance policies and principles-based reserving requirements; (ab) lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and

(ac) defaults on commercial mortgages and volatility in their performance.

The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law.

Overview

The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2023, 2022 and 2021. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes within the financial statement section of this document.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the New York Department of Financial Services (NYDFS), which differ from accounting principles generally accepted in the United States of America (GAAP).

The NYDFS recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The Commissioner of Insurance has the right to permit specific practices that deviate from prescribed practices.

Revenues and Expenses

The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, retirement plans and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company’s products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Net investment income includes earnings on investments supporting life, health, and annuity and retirement plans, all net of related investment expenses.

Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.

The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products.

Profitability

The Company’s profitability largely depends on its ability to effectively price, underwrite and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates and policyholder behavior on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.

In particular, the Company’s profitability is driven by premiums and considerations for life, health, annuity and retirement plan products, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and considerations for life, health, annuity contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.

In addition, life, health and annuity profits are significantly impacted by mortality and morbidity experience. Asset impairments and the tax position of the Company also impact profitability.

Fair Value Measurements

See Note 4 to the audited statutory financial statements for details regarding the Company’s policies for fair value measurements of assets and liabilities.

Credit Risk Associated with Derivatives

See Note 2 to the audited statutory financial statements for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.

Significant accounting estimates include Policy Reserves and Claims reserves. The aggregate policy reserves for life insurance policies are based upon required supporting tables prescribed by the NAIC. The reserves are calculated using interest rates ranging from 2.00 to 7.25 percent and are computed principally on the Net Level Premium Valuation and the Commissioner’s Reserve Valuation Method.

Accident and health policy reserves are equal to the greater of the gross unearned premiums or any required mid-terminal reserves plus net unearned premiums and the present value of amounts not yet due on both reported and unreported claims. Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the balance sheets date. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Significant accounting policies over investment reporting includes Bonds valuation and the usage of Derivatives. Investments in bonds, except those to which the Securities Valuation Office (SVO) of the NAIC has ascribed a NAIC designation of 6, are reported at amortized cost using the interest method. Bonds ascribed a NAIC designation of 6 are reported at the lower of amortized cost or fair value with unrealized gains and losses reported in changes in capital and surplus. Derivative instruments are subject to market risk, which is the possibility that future changes in market prices may make the instruments less valuable. The Company uses derivatives as hedges, consequently, when the value of the hedged asset or liability changes, the value of the hedging derivative is expected to move in the opposite direction. Market risk is a consideration when changes in the value of the derivative and the hedged item do not completely offset (correlation or basis risk) which is mitigated by active measuring and monitoring by the Company.

Note 2 to the audited statutory financial statements, included in this prospectus, provide a summary of significant accounting policies.

Results of Operations

The following table summarizes the Company’s results of operations for the years ended:

2023 Compared to 2022

	Year Ended December 31
	(dollars in millions)
	2023	2022	$ Change	% Change
Revenues
Premiums and other considerations	$3,517	$5,185	$(1,668)	-47.4%
Net investment income	330	333	$(3)	-0.9%
Commissions and expense allowances on reinsurance ceded	14	17	$(3)	-21.4%
Reserve adjustment on reinsurance ceded	—	—	$—	—
Consideration received on reinsurance recapture and novations	—	—	$—	—
Fee revenue and other income	224	233	$(9)	-4.0%

Total revenue	$4,085	$5,768	$(1,683)	-41.2%

Benefits and expenses
Death benefits	92	84	$8	8.7%
Annuity benefits	180	136	$44	24.4%
Accident and health benefits	69	58	$11	15.9%
Surrender benefits	3,902	10,801	$(6,899)	-176.8%
Other benefits	11	9	$2	18.2%
Net increase (decrease) in reserves	(360)	(182)	$(178)	49.4%
Commissions	89	87	$2	2.2%
Taxes, licenses and fees	11	13	$(2)	-18.2%
Funds withheld ceded investment income	—	—	$—	—
Net transfers to (from) separate accounts	(365)	(5,617)	$5,252	-1438.9%
IMR adjustment due to reinsurance	—	—	$—	—
General insurance expenses and other	142	131	$11.0	7.7%

Total benefits and expenses	$3,771	$5,520	$(1,749)	-46.4%

Gain (loss) from operations before dividends and federal income taxes	$314	$248	$66	21.0%

Dividends to policyholders	—	—	$—	—

Gain (loss) from operations before federal income taxes	314	248	$66	21.0%
Federal income tax (benefit) expense	24	1	$23	95.8%

Net gain (loss) from operations	290	247	$43	14.8%
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	(100)	(179)	$79	-79.0%

Net income (loss)	$190	$68	$122	64.2%

Premiums and other considerations decreased $1,668.0 million year over year. Retirement plan premiums decreased $1,735.0 million driven by policyholder behavior, partially offset by $52.9 million increased variable annuity premiums driven by increased sales.

Fee revenue and other income decreased $9.0 million year over year. The decrease is due to lower fees related to lower separate account balances.

Annuity benefits increased $44.0 million. The increase is driven by higher death benefit payments on the variable annuity block.

Accident and health benefits increased $11.0 million driven by disability benefits.

Surrender benefits decreased $6,899.0 million driven primarily by a decrease in Retirement Plan withdrawals.

Net increase (decrease) in reserves resulted in an increase to earnings of $178.0 million year over year. Variable annuity reserves increased earnings $83.4 million due to an increase in interest rates and equity returns. Fixed annuity reserves saw an increase to earnings of $62.0 million driven by increasing interest rates and adjustments to the asset adequacy reserve. Retirement Plans increased earnings $56.0 million due to net cash flows. Health reserves increased earnings $89.0 million due to a release on accidental death, other health in runoff and a prior year additional disability reserve. These increases were partially offset by a decrease to earnings from the life block due to a $71.0 million prior year model change not repeating in the current year and $46.4 million indexed universal life growth.

Net transfers to (from) separate accounts resulted in a $5,252.0 million decrease to earnings year over year. Retirement plans increased $5.2 billion driven by lower net transfers due from separate accounts primarily from a decrease in separate account deposits and a decrease in separate account withdrawals.

General insurance expenses increased $11.0 million due to middle market administrative expenses compared to the prior year.

Federal and foreign income taxes incurred decreased income $23.0 million year over year due to higher pre-tax income resulting in a higher tax expense.

Net realized losses increased income $79.0 million year over year. Derivative activity increased income by $94.6 million, primarily driven by variable annuity rate hedge losses on long positions. Bond activity increased income $18.3 million mainly driven by emissions reduction. Partially offsetting the increases were losses on other long-term assets which decreased income $17.0 million due a decrease in sales year over year and IMR deferrals decreased income $12.1 million due to a decrease in the loss on dispositions year over year.

The following table summarizes the Company’s results of operations for the years ended:

2022 Compared to 2021

	Year Ended December 31
	(dollars in millions)
	2022	2021	$ Change	% Change
Revenues
Premiums and other considerations	$5,185	$5,222	$(37)	-0.7%
Net investment income	333	342	$(9)	-2.7%
Commissions and expense allowances on reinsurance ceded	17	24	$(7)	-41.2%
Reserve adjustment on reinsurance ceded	—	—	$—	—
Consideration received on reinsurance recapture and novations	—	—	$—	—
Fee revenue and other income	233	268	$(35)	-15.0%

Total revenue	$5,768	$5,856	$(88)	-1.5%

Benefits and expenses
Death benefits	84	95	$(11)	-13.1%
Annuity benefits	136	176	$(40)	-29.4%
Accident and health benefits	58	62	$(4)	-6.9%
Surrender benefits	10,801	5,642	$5,159	47.8%
Other benefits	9	10	$(1)	-11.1%
Net increase (decrease) in reserves	(182)	(287)	$105	-57.7%
Commissions	87	104	$(17)	-19.5%
Taxes, licenses and fees	13	14	$(1)	-7.7%
Funds withheld ceded investment income	—	—	$—	—
Net transfers to (from) separate accounts	(5,617)	(387)	$(5,230)	93.1%
IMR adjustment due to reinsurance	—	—	$—	—
General insurance expenses and other	131	106	$25.0	19.1%

Total benefits and expenses	$5,520	$5,535	$(15)	-0.3%

Gain (loss) from operations before dividends and federal income taxes	$248	$321	$(73)	-29.4%

Dividends to policyholders	—	—	$—	—

Gain (loss) from operations before federal income taxes	248	321	$(73)	-29.4%

Federal income tax (benefit) expense	1	17	$(16)	-1600.0%

Net gain (loss) from operations	247	304	$(57)	-23.1%
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	(179)	(115)	$(64)	35.8%

Net income (loss)	$68	$189	$(121)	-177.9%

Premiums and other considerations decreased $37.0 million year over year. Variable annuity premiums decreased $37.2 million driven by a deemphasis of selling the existing variable annuity products.

Net investment income decreased $9.0 million year over year due to lower bond and mortgage income, offset by income on other long term assets and other income from spread business.

Fee revenue and other income decreased $35.0 million year over year. The decrease is due to lower fees related to lower separate account balances.

Death benefits decreased $11.0 million. The decrease is related to claims in the course of settlement on the universal life block of business.

Annuity benefits decreased $40.0 million. The decrease is driven by the decreased decrement rate due to fewer deaths year over year.

Surrender benefits increased $5,159.0 million driven primarily by an increase in Retirement Plan withdrawals.

Net increase (decrease) in reserves resulted in an increase to earnings of $105.0 million year over year. Variable annuity reserves increased earnings $79.5 million due to an increase in interest rates. Fixed annuity reserves saw an increase to earnings of $17.7 million driven by increasing interest rates. Retirement Plans increased earnings $74.8 million due to net cash flows. Health reserves increased earnings $7.4 million due to accidental death reserve. These increases were partially offset by a decrease to earnings from the life block due to a $73.4 million change in valuation on indexed universal life.

Commissions decreased $17.0 million driven by the decrease in premiums and other consideration.

Net transfers to (from) separate accounts resulted in a $5,230.0 million increase to earnings year over year. Retirement plans decreased $5,279.0 million driven by higher net transfers due from separate accounts primarily from an increase in separate account withdrawals.

General insurance expenses increased $25.0 million due to higher retirement plan operating expenses compared to the prior year.

Federal and foreign income taxes incurred decreased $16.0 million year over year due to lower pre-tax income resulting in less tax expense.

Net realized losses decreased income $64.0 million year over year. Derivative activity decreased income by $74.4 million primarily driven by variable annuity rate hedge losses on long positions. Bond activity decreased income $42.7 million mainly driven by emissions reduction. Partially offsetting the decreases were gains on other long-term assets which increased income $18.3 million due to an increase in sales year over year and IMR deferrals increased income $38.7 million due to realized losses on the disposition of bonds in the current year.

The following table summarizes the Company’s unaudited results of operations for the six-months ended:

June 30, 2024 Compared to 2023

	Six months ended June 30
	(dollars in millions)
	2024	2023	$ Change	% Change
Revenues
Premiums and other considerations	$3,071	$1,812	$1,259	41.0%
Net investment income	155	162	$(7)	-4.5%
Commissions and expense allowances on reinsurance ceded	7	7	$—	0.0%
Reserve adjustment on reinsurance ceded	—	—	$—	—
Consideration received on reinsurance recapture and novations	—	—	$—	—
Fee revenue and other income	116	105	$11	9.5%

Total revenue	$3,349	$2,086	$1,263	37.7%

Benefits and expenses
Death benefits	59	39	$20	33.9%
Annuity benefits	68	77	$(9)	-13.2%
Accident and health benefits	34	34	$—	0.0%
Surrender benefits	1,991	1,815	$176	8.8%
Other benefits	8	2	$6	75.0%
Net increase (decrease) in reserves	(175)	(182)	$7	-4.0%
Commissions	49	45	$4	8.2%
Taxes, licenses and fees	7	2	$5	71.4%
Funds withheld ceded investment income	—	—	$—	—
Net transfers to (from) separate accounts	1,102	(13)	$1,115	101.2%
IMR adjustment due to reinsurance	—	—	$—	—
General insurance expenses and other	84	67	$17.0	20.2%

Total benefits and expenses	$3,227	$1,886	$1,341	41.6%

Gain (loss) from operations before dividends and federal income taxes	$122	$200	$(78)	-63.9%

Dividends to policyholders	—	—	$—	—

Gain (loss) from operations before federal income taxes	122	200	$(78)	-63.9%
Federal income tax (benefit) expense	—	14	$(14)	—

Net gain (loss) from operations	122	186	$(64)	-52.5%
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	(57)	(23)	$(34)	59.6%

Net income (loss)	$65	$163	$(98)	-150.8%

Premiums and other considerations increased $1,259.0 million year over year. Retirement plan premiums increased $1,341.0 million due to a new significant middle market separate account contract, partially offset by $86.0 million decrease in deposits driven by policyholder behavior.

Fee revenue and other income increased $11.0 million year over year. The increase is due to higher fees related to higher separate account balances.

Death benefits increased $20.0 million. The increase is driven by poor mortality performance on the life block.

Annuity benefits decreased $9.0 million. The decrease is driven by lower death benefit payments on the variable annuity block.

Surrender benefits increased $176.0 million driven by a $132.0 million increase in retirement plan and $52.6 million increase in variable annuity block driven by policy behavior, partially offset by a $10.9 million decrease in fixed annuities due to interest rate changes.

Net transfers to (from) separate accounts resulted in a $1,115.0 million decrease to earnings year over year. Retirement plans decreased earnings by $1,173.9 million primarily due a new significant middle market separate accounts contract.

General insurance expenses increased $17.0 million due to higher Retirement plan operating expense allocations.

Federal income tax expense increased income $14.0 million year over year due to lower pre-tax income resulting in a smaller tax expense compared to the prior year.

Net realized losses decreased income $34.0 million year over year. Derivative activity decreased income $39.5 million, primarily driven by variable annuity rate hedge losses on long positions and equity hedge losses driven by futures as equity markets rose during the period.

Liquidity and Capital Resources

The Company actively manages our liquidity in light of changing market, economic, and business conditions.

Liquidity Management Overview

The Transamerica Corporation (the “Company”) actively manages liquidity in light of constantly changing market, economic, and business conditions. The Company’s liquidity management policy requires that projected excess liquidity be measured on an ongoing basis and that specific liquidity standards be met under “normal” and “stressed” scenario assumptions with the liquidity “sources” and “uses” determined over multiple time horizons. Each legal entity is required to be able to withstand “stressed” scenario withdrawal activity over all time horizons. While the Company has access to lines of credit, the liquidity policy requires that the insurance companies provide for liquidity needs without reliance on these lines of credit. Liquidity results and requirements are reported to both senior management and the Board of Transamerica Corporation.

The Company’s asset-liability management process takes into account the expected cash flows on investments and expected policyholder payments, required derivative settlement, margin and collateral calls due to market volatility, as well as the specific nature and risk profile of the liabilities. The Company also considers attributes of the various categories of liquid assets, for example, type of asset and credit quality, in evaluating the adequacy of insurance operations’ liquidity under a variety of stress scenarios.

Sources of Liquidity

The investment portfolio provides the majority of our cash flow and liquidity resources. The Company’s investment strategies are intended to provide adequate funds to pay benefits without forced sales of investments. Products that have liabilities with longer durations, such as certain life insurance policies and structured settlement annuities, are matched with investments which have similar estimated lives such as long-term fixed maturities and commercial mortgage loans. Shorter-term liabilities are matched with shorter-term fixed maturities. In addition, sufficient levels of cash are held to fund anticipated operating expenses, surrenders, and withdrawals.

The Company defines liquid assets to include cash, cash equivalents, short-term investments, and publicly traded and highly-marketable fixed-income securities, which could be easily sold or pledged to meet obligations in prolonged stress periods. As of June 28, 2024 and December 31, 2023, Transamerica Financial Life Insurance Company (TFLIC) had unencumbered liquid assets of $0.28 billion and $1.42 billion, respectively. The portion of total liquid assets consisting of cash and cash equivalents was $33 million and $1.17 billion, respectively.

Other than internal sources of funds, the Company also maintains multiple borrowing facilities, such as Inter-Company loans, repurchase agreements with various counterparties, and when deemed appropriate, Federal Home Loan Bank (FHLB) advances.

Uses of Liquidity

The Company’s liquidity uses primarily relate to obligations associated with insurance policies, operating expenses, the payment of dividends, the payment of income taxes, the payment of investment settlement and the payment for derivative settlement, margin, and collateral calls. Obligations associated with insurance policies include the payment of benefits, as well as cash payments made in connection with policy and contract surrenders and withdrawals. As of June 28, 2024, these contractual obligations expected to be paid out from TFLIC are $119 million in less than 1 year, $54 million in 1-3 years, and $7 million in 3-5 years, respectively under “normal” scenario assumptions. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.

In managing the liquidity of insurance operations, the Company considers the risk of policyholder and contract holder withdrawals of funds occurring earlier than assumed when selecting assets to support these contractual obligations. Surrender charges, market value adjustments (MVAs), and other contract provisions are used to mitigate the extent, timing, and profitability impact of such withdrawals. Certain policy lapses and surrenders occur in the normal course of business. If interest rates rise significantly, for example, the Company will likely experience an increase in lapses.

Due to the sale of variable annuity products and other market sensitivity products, derivatives are utilized (e.g., interest rate swaps) to better match liability behavior, which could lead to liquidity demands through derivative settlement, variation margin, and collateral calls. Both initial liquidity usage cost and contingent liquidity cost on equity and interest rate market movement are taken into pricing consideration. The Company expects the anticipated fee income to offset some of the liquidity demand. As of June 28, 2024, the projected TFLIC derivative settlement is -$10 million in less than 1 year and -$20 million in 1-3 years, respectively under “normal” scenario assumptions.

Capital Resources

Our principal sources of capital are insurance premiums and annuity considerations, net investment income, and proceeds from the maturity and sale of investments. The primary uses of these funds are investing activities, payments of policyholder benefits, commissions and operating expenses, and contract maturities, withdrawals, and surrenders. The payment of dividends and other distributions to Transamerica Corporation is subject to insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require regulatory approval.

The NAIC establishes risk-based capital (RBC) standards for life insurance companies. If an insurer’s RBC falls below specified levels, the insurer will be subject to different degrees of regulatory action depending upon the level of deficiency. As of December 31, 2023 and 2022, our RBC ratio was well above regulatory action levels as described in the Regulation section. The Company maintains a strong capital position in light of its risks and that it is well positioned to meet policyholder and other obligations.

Off-Balance Sheet Arrangements

The Company has entered into and maintains off-balance sheet arrangements that could have a potential impact on future contractual obligations and liquidity of the Company. The significant off-balance sheet arrangements include Synthetic Guaranteed Investment Contracts (GICs) and contractual guarantees.

A synthetic GIC is an off-balance sheet fee-based product sold primarily to tax qualified plans. The plan sponsor retains ownership and control of the related plan assets. The Company provides book value benefit responsiveness in the event that qualified plan benefit requests exceed plan cash flows. In certain contracts, the Company agrees to make advances to meet benefit payment needs and earns a market interest rate on these advances. The periodically adjusted contract-crediting rate is the means by which investment and benefit responsive experience is passed through to participants. In return for the book value benefit responsive guarantee, the Company receives a premium that varies based on such elements as benefit responsive exposure and contract size. The Company underwrites the plans for the possibility of having to make benefit payments and also must agree to the investment guidelines to ensure appropriate credit quality and cash flow. Funding requirements to date have been minimal and management does not currently anticipate any future material funding requirements that would have a material impact on reported financial results.

EXECUTIVE COMPENSATION

This section describes the Company’s executive compensation program, as well as all compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our three other most highly paid executive officers for the time periods indicated. These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”

Compensation Discussion and Analysis

All executive officers who provide services to TFLIC are employees of affiliates of Transamerica Corporation (for purposes of this executive compensation section, “Transamerica”) and are paid by TFLIC. The description of the compensation plans and compensation-related information presented in this Compensation Discussion and Analysis is related to Transamerica. The compensation tables thereafter contain the compensation paid by TFLIC or its subsidiaries to the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for Transamerica executives are designed with the goal of providing compensation that is fair, reasonable, and competitive. The programs are intended to enable Transamerica to attract and retain highly-qualified executives, provide a well-balanced and performance-related compensation package for executives, ensure that the interest of the executives are aligned with Transamerica’s business strategy and risk tolerance as well as the objectives, values and long-term interests of Transamerica, and enhance the transparency and simplicity of the executives’ compensation, consistent with the principle of “pay for performance”.

Review of the policy

Transamerica believes that the best way to accomplish alignment of compensation plans with the interest of Transamerica is to link pay directly to individual and company-wide performance. When performance exceeds expectations, pay levels are targeted to be competitive. When performance falls below expectations, pay levels are targeted below the competitive median. Benefit programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Transamerica benchmarks each job as part of an annual compensation survey process, including a custom peer survey prepared by an external consultant for executives. After evaluation with the consultant, Human Resources will prepare a recommendation to Transamerica senior management to review before providing to the Transamerica Compensation Committee of the Board of Directors (“Compensation Committee”) for review and approval. The Compensation Committee has complete authority for all pay elements related to the executive officers. No executive officer of TFLIC serves on the Compensation Committee.

Ensuring pay remains competitive

Transamerica regularly compares its level of executive compensation with those at other, comparable companies. Companies included in the peer group have been chosen according to the following criteria:

•	Industry (preferably life insurance)

•	Size (companies with similar assets, revenues, and market capitalization)

•	Geographic scope (preferably companies operating globally)

•	Location (companies based in United States)

Components of Total Compensation

Transamerica’s executive compensation and benefits package consists of fixed compensation (i.e., salary), variable (i.e., performance based) compensation and retirement and other benefits. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by Transamerica’s executives.

Transamerica has a general Separation Pay Plan for most employees, but for executive officers, a post-termination agreement may be arranged, subject to certain limits such as one-time fixed compensation plus any earned, but unvested, variable compensation.

Fixed compensation

Fixed compensation is determined based on competitive pay practices and is aligned with the individual’s relative role and responsibilities. Fixed compensation may be in the form of base salary or fixed shares.

For fixed shares, select employees receive part of their fixed compensation in Aegon shares annually, in addition to receiving fixed compensation in cash like base salary. The grant price of these shares is equal to the volume weighted average price on the Euronext stock exchange in Amsterdam during the period between December 15 preceding the plan year and January 15 of the plan year. Once allocated these shares are unconditional and do not depend on the continued employment of the employee. These shares are paid at the Annual General Meeting three years after the plan year in which they were granted. During the deferral period, the employee is not eligible to receive dividend.

Variable compensation

Variable compensation consists of short-term incentive compensation and long-term incentive compensation. Short-term incentive compensation is paid in cash and long-term incentive compensation is paid in shares. For short-term compensation, select employees, known as Material Risk Takers (MRT), participate in a specific variable compensation plan known as the MRT Plan. Payment is made once the financial results for the financial year in question have been reviewed and approved by Transamerica’s board. Generally, employees eligible for an award under the MRT Plan must be actively employed at the time of payment in order to become vested in an award for a performance year, except in the event of retirement (age 55 with at least 10 years of service), approved under Transamerica’s long term disability plan, experience a job elimination, or die during the performance year.

The MRT Plan also pays awards in shares of the parent company, Aegon Ltd. At the beginning of each one–year performance period, conditional shares at target performance are made available. The number of conditional target shares are calculated using the fair value of one Aegon Ltd. share at the beginning of that financial year. This fair value is equal to the average price on the Euronext Amsterdam stock exchanges for the period December 15 through January 15, and is then converted to US Dollars. Actual shares earned will be determined once the results as compared to the pre-agreed performance targets are calculated and personal performance is evaluated, provided the executive remains in continuous employment. At the end of the one-year performance period, the actual shares are earned, but not yet vested. The vesting period for the MRT Plan four years. Participants must be actively employed at the time awards become vested and payable, except that recipients may become eligible for awards upon retirement, job elimination, death, disability or in the event of a divestiture impacting a significant portion of a specified business.

The MRT Plan performance targets are based on a combination of Aegon, Transamerica, and individual performance. This performance is determined using a mix of financial and non-financial indicators. Examples of financial indicators include such customary measures as earnings & sales while non-financial indicators may include such measures as service levels and progress on enterprise key projects. Transamerica believes these indicators provide an accurate and reliable reflection of company and individual performance. Performance of the financial and non-financial indicators are assessed by Transamerica’s Compensation Committee and validated by Aegon and Transamerica’s finance and risk departments. The maximum variable compensation an executive officer may earn is 150% of target.

Retirement and other benefit plans

Transamerica provides company-sponsored retirement and other benefit plans to executives. The retirement and other benefit plans provided to executives of Transamerica are consistent with that which is provided for all employees of affiliates of Transamerica.

The Transamerica Pension Plan (“Pension Plan”) is a tax-qualified defined benefit plan intended to provide for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica who have completed six months of service and are age 18 or older are eligible to participate in the plan. Participants become fully vested in the Pension Plan after the completion of three years of vesting service. Transamerica funds the Pension Plan and invests the assets in a trust for the sole purpose of providing retirement benefits to participants and beneficiaries of the Pension Plan.

The Transamerica Employee Excess Retirement Plan (“EERP”) is a non-qualified plan that covers all eligible employees for whom benefits are restricted by the Internal Revenue Code due to earnings restrictions, up to a specified level of earnings. Otherwise, eligibility and vesting provisions are consistent with those as provided in the Pension Plan.

The Transamerica Supplemental Retirement Plan (“SRP”) is a non-qualified plan that covers select executive employees in addition to the Pension Plan and EERP. Participation must be approved by the Transamerica Compensation Committee.

The Pension Plan. EERP, and SRP, if applicable, provide benefits in the form of a cash balance pay credit of 5% of eligible earnings. The participant also earns an interest credit on their benefit annually. Distributions may be provided in multiple life annuity options or a lump sum. Some participants may be grandfathered in previous defined benefit formulas depending on prior plan provisions.

The Transamerica 401(k) Retirement Savings Plan (“401k Plan”) is a tax-qualified defined contribution plan intended to provide a supplement for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica are immediately eligible to participate in the 401k Plan. Eligible participants may elect to contribute to the 401k Plan and Transamerica will match contributions at a rate of 100% of the first 3% of eligible compensation plus 50% of the next 2% of eligible compensation deferred to the 401k Plan. Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer matching contributions and earnings or losses on those contributions occurs immediately.

The Transamerica Non-Qualified Deferred Compensation Plan (“NQDC Plan”) is a non-qualified plan that provides for deferral of compensation, subject to plan limitations. Eligible employees must be considered key management employees identified on an annual basis. Eligible participants may elect to contribute to the plan up to a certain level of eligible earnings and Transamerica will match contributions up to a certain level at a rate of 100% of the first 3% of eligible compensation deferred to the NQDC Plan and 50% of the next 2% of eligible compensation (but no greater than 100% of the first 3% of eligible compensation plus 50% of the next 2% of eligible compensation deferred to the 401k Plan and NQDC Plan combined). Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer contributions and earnings or losses on those contributions occurs immediately.

Other compensation and benefit plans

Transamerica provides a competitive benefits package in addition to retirement plans (such as medical, dental, disability, life insurance and other benefits).

Compensation Committee Interlocks and Insider Participation

No reportable interlocking relationship existed between the Compensation Committee of Transamerica or our board of directors and any other entity during the fiscal year ended December 31, 2023.

Named Executive Officers

The Company’s NEOs are:

•	Matthew Keppler – Executive Vice President and Chief Financial Officer (principal financial officer)

•	Jamie Ohl – President, Individual Solutions Division (principal executive officer)

•	Philip Eckman – President, Workplace Solutions Division

•	Christopher Giovanni – Chief Strategy and Development Officer

•	Bonnie Gerst – President, Financial Assets

Summary Compensation Table

The following table presents compensation earned by the Company’s NEOs during 2023, 2022, and 2021. Principal positions reflect those held during the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($) (1)	Fixed Shares ($) (2)	Cash Bonus ($) (3)	Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
Keppler, Matthew Paul	2021	$369,318.29	$76,930.55	$0.00	$0.00	$123.81	$446,372.65
EVP & Chief Financial Officer	2022	$697,625.17	$185,746.06	$393,875.00	$0.00	$50,589.26	$1,327,835.49
	2023	$800,000.16	$299,996.02	$641,492.00	$0.00	$59,447.87	$1,800,936.05
Ohl, Jamie	2022	$908,333.35	$246,642.23	$0.00	$672,251.99	$39,675.13	$1,866,902.70
President, Individual Solutions	2023	$1,200,000.00	$349,997.08	$653,891.00	$808,447.29	$281,889.64	$3,294,225.01
Eckman, Philip Sherman	2021	$500,000.16	$25,000.00	$225,047.06	$312,637.81	$21,787.50	$1,084,472.53
President, Workplace Solutions	2022	$685,416.76	$98,278.40	$485,000.00	$552,265.21	$48,779.78	$1,869,740.15
	2023	$800,000.16	$174,995.96	$442,125.00	$0.00	$49,786.17	$1,466,907.29
Giovanni, Christopher	2021	$93,958.35	$26,300.15	$0.00	$0.00	$183,969.94	$304,228.44
Chief Strategy & Development Officer	2022	$550,000.08	$150,000.00	$83,130.00	$441,265.59	$416,387.73	$1,640,783.40
	2023	$570,000.00	$169,999.47	$367,500.00	$379,813.27	$22,868.97	$1,510,181.71
Gerst, Bonnie	2021	$310,000.08	$0.00	$118,000.00	$182,369.67	$9,417.26	$619,787.01
President, Financial Assets	2022	$387,916.70	$11,914.69	$255,750.00	$177,958.46	$12,340.68	$845,880.53
	2023	$450,000.00	$49,995.89	$315,740.00	$130,156.58	$13,271.79	$959,164.26

(1)	Represents the amount earned in base salary each fiscal year (cash only and does NOT include fixed shares).

(2)	Represents the intended dollar value of the fixed shares the employee would receive at the beginning of the plan year. Actual values vary by share price and would not vest for 3 years.
(3)	Represents the cash amounts paid from either the Transamerica Bonus Plan, Identified Staff Plan, or the MRT Plan.
(4)	Represents any share equity which vested (and became taxable to the employee) during each fiscal year. Does not include vesting of fixed shares since they are included in (2).
(5)

Represents all other taxable compensation received by the employee for each fiscal year such as other cash bonuses, perquisites, etc. PLUS company match dollars for 401k and non-qualified deferred comp plans.

Grants of Plan-Based Awards

The following table summarizes the estimated payouts under the grants made to the NEOs in 2023 under our equity or incentive plans.

Name	Type of Award	Threshold ($)	Target ($)	Maximum ($)
Keppler, Matthew Paul	Fixed Shares	$299,996.02	$299,996.02	$299,996.02
	MRT Shares	$439,998.47	$879,996.94	$1,319,995.41
Ohl, Jamie	Fixed Shares	$349,997.08	$349,997.08	$349,997.08
	MRT Shares	$619,998.66	$1,239,997.33	$1,859,995.99
Eckman, Philip Sherman	Fixed Shares	$174,995.96	$174,995.96	$174,995.96
	MRT Shares	$389,999.99	$779,999.99	$1,169,999.98
Giovanni, Christopher	Fixed Shares	$169,999.47	$169,999.47	$169,999.47
	MRT Shares	$295,999.35	$591,998.69	$887,998.04
Bonnie Gerst	Fixed Shares	$49,995.89	$49,995.89	$49,995.89
	MRT Shares	$199,999.07	$399,998.14	$599,997.21

Option Exercises and Stock Vested Table

The following table summarizes the number and value of stock awarded that vested to NEOs as of year-ending December 31, 2023.

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Keppler, Matthew Paul	0	$0.00
Ohl, Jamie	176,309	$808,447.29
Eckman, Philip Sherman	0	$0.00
Giovanni, Christopher	82,831	$379,813.27
Bonnie Gerst	28,385	$130,156.58

(1)	Represents shares vested and value realized upon vesting in 2023.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number and value of stock awards awarded but not yet vested to NEOs as of year-ending December 31, 2023.

Name	Number of Shares or Units of Stock That Have Not Yet Vested (#) (1)	Estimated Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (1)
Keppler, Matthew Paul	526,637	$3,033,429.12
Ohl, Jamie	996,778	$5,741,441.28
Eckman, Philip Sherman	501,436	$2,888,271.36
Giovanni, Christopher	570,845	$3,288,067.20
Bonnie Gerst	249,197	$1,435,374.72

(1)	Represents unvested shares and market value of those unvested shares as of December 31, 2023.

Nonqualified Deferred Compensation

The following table shows the Nonqualified Deferred Compensation plans as of year-ending December 31, 2023.

Name	Plan Name (1)	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)	Aggregate earnings/credits in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Keppler, Matthew Paul	NQDC Plan	$55,575.00	$44,460.00	$30,064.00	$0.00	$197,557.00
Ohl, Jamie	NQDC Plan	$232,889.00	$60,956.00	$11,784.00	$0.00	$418,891.00
Eckman, Philip Sherman	NQDC Plan	$63,849.00	$36,485.00	$390,707.00	$0.00	$3,403,259.00
Giovanni, Christopher	NQDC Plan	$22,563.00	$18,050.00	$7,538.00	$0.00	$77,725.00
Bonnie Gerst	NQDC Plan	$0.00	$0.00	$4,714.00	$0.00	$111,877.00

(1)	NQDC Plan replaced the EPS Plan on 1/1/2005. Aggregate earnings in last fiscal year and Aggregate balance at last fiscal year end includes the NQDC and EPS Plans.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments that would have been made to the NEOs, assuming that employment with the Company was terminated on December 31, 2023.

Name	Cash Severance ($) (1)	2023 Non-Equity Incentive Plans ($) (2)	2023 Equity Plans ($) (3)	Total ($)
Keppler, Matthew Paul	$1,100,000.00	$550,000.00	$3,033,429.12	$4,683,429.12
Ohl, Jamie	$1,550,000.00	$775,000.00	$5,741,441.28	$8,066,441.28
Eckman, Philip Sherman	$975,000.00	$487,500.00	$2,888,271.36	$4,350,771.36
Giovanni, Christopher	$740,000.00	$370,000.00	$3,288,067.20	$4,398,067.20
Bonnie Gerst	$836,000.00	$668,800.00	$1,435,374.72	$2,940,174.72

(1)	Amount is equal to annual base (cash) salary plus 2023 fixed share amount as of 12/31/2023.
(2)	Equal to MRT cash bonus at target for 2023 plan year (no performance results applied). Bonus percentage retrieved from Workday.
(3)

All earned but unvested shares as of 12/31/2023 valued at year-end share price of $5.76 for plan years 2022 and prior. Also includes 2023 MRT plan year share values at target (no performance results applied). All Fixed Shares and Sign-on Shares are included.

Details Regarding Retirement Plans

The following table shows years of credited service, the PV of the accumulated benefits and payments made for the Company’s qualified and non-qualified retirement plans for the year ending December 31, 2023.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Matt Keppler	ASRP	2	$28,510.00	$0.00
	EERP	3	$42,434.00	$0.00
	Qualified	3	$22,723.00	$0.00
Jamie Ohl	ASRP	2	$28,064.00	$0.00
	EERP	2	$19,859.00	$0.00
	Qualified	2	$17,740.00	$0.00
Phil Eckman	ASRP	2	$89,690.00	$0.00
	EERP	27.14	$1,480,204.00	$0.00
	Qualified	27.14	$978,163.00	$0.00
Chris Giovanni	ASRP	2.18	$14,917.00	$0.00
	EERP	2.18	$8,646.00	$0.00
	Qualified	2.18	$17,638.00	$0.00
Bonnie Gerst	ASRP	1.24	$30,247.00	$0.00
	EERP	23.19	$523,153.00	$0.00
	Qualified	23.19	$759,263.00	$0.00

ASRP = Transamerica Supplemental Retirement Plan

EERP = Transamerica Employee Excess Restoration Plan

Qualified = Transamerica Pension Plan

Median Compensated Employee

In 2023, we determined the median compensated employee by collecting compensation data for all full-time, part-time, and temporary employees, employed by the Company as of December 31, 2023. We selected December 31, 2023 as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient manner and it aligns with the methodology used in the other compensation-based disclosures above. As of December 31, 2023, our employee population consisted of 6,520 individuals. Based on this criteria:

•	The annual total compensation of the median employee (other than Ms. Ohl, the “Median Employee”) was $82,579.

•	Ms. Ohl’s annual total compensation, as reported in the Total Compensation column of the 2023 Summary Compensation Table, was $3,294,225.

•	Based on this information, the ratio of the annual total compensation of Ms. Ohl to the annual total compensation of the Median Employee is estimated to be approximately 40 to 1.

Director Compensation

During 2023, all directors of the Company were also employees of the Company and did not receive additional compensation for their services as directors.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The Company is a wholly-owned subsidiary of Commonwealth General Corporation (CGC). None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock. There are no anticipated changes in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedures

Related party transactions may include those transactions that involve any transaction or series of transactions in which the Company or a subsidiary is a participant, involving an amount in excess of $120,000, and involving a related party who has a direct or indirect material interest. Under SEC rules, a related party is a director, executive officer, beneficial owner of more than 5% of our common stock or immediate family member of any of the foregoing.

The Company maintains a Code of Conduct (the “Code”) and Business Conduct Policy (the “Policy”) that obligate directors, officers, and employees to promote at all times the best interests of the Company. The Policy provides that business should be “conducted honestly with integrity and transparency, in accordance with the Code of Conduct and the Company’s conduct policies, and the letter and spirit of the law.” A conflict of interest may arise if competing professional or personal obligations or financial interests prevent directors, officers, and employees from carrying out their duties in an open and even-handed manner. All transactions involving legal entities and related parties must be reported in accordance with the Code of Conduct and the Business Conduct Policy.

The Company has not entered into a reportable related party transaction based on the SEC definition outlined above during the last three fiscal years.

Relationships and Related Party Transactions Involving its Affiliates

The Company, along with its parent company, has established approval and escalation thresholds for certain business transactions by various risk or management committees and/or boards, and this includes transactions with related parties. If a transaction involving the Company and a related party meets those thresholds, it must be approved by the applicable committees and/or boards prior to execution. Any significant transactions within Transamerica will go through the governance channels of the organization. This can include risk committees, the Transamerica Executive Board and/or Transamerica Management Board, and/or the board of directors of the Company.

The Company has entered into agreements with affiliates and subsidiaries as a part of its ongoing operations whereby material transactions occur on a recurring basis according to the terms of the agreement(s). These agreements, which are in writing, include cost sharing, tax sharing, investment management, real estate management, reinsurance, and administrative services. Any agreement that utilizes allocation methodology to allocate expenses to related parties is performed in accordance with Statements of Statutory Accounting Principles (SSAP) Number 70, Allocation of Expenses. See Note 12 in the audited financial statements for further discussion of related party transactions.

AUDITOR UPDATE

Aegon LTD, Transamerica’s indirect parent, was subject to European regulations prior to the entity being redomiciled in Bermuda during 2023. These regulations required Aegon LTD to change auditors periodically. Accordingly, Transamerica Corporation has conducted a ‘request for proposal’ process with two major accounting firms for the annual independent audit of Transamerica Corporation and its subsidiaries and registered separate accounts. This has resulted in a change in independent auditor beginning in 2024.

On June 26, 2023, Transamerica Financial Life Insurance Company’s Board of Directors appointed Ernst & Young, LLP as its independent auditor to audit the financial statements of Transamerica Financial Life Insurance Company for the fiscal year ending December 31, 2024. On June 26, 2023, Transamerica Financial Life Insurance Company notified PricewaterhouseCoopers LLP that its services as independent auditor will cease upon completion of the annual audits for itself and certain separate accounts for the fiscal year ending December 31, 2023.

With regard to Transamerica Financial Life Insurance Company, no disagreements arose during the twenty-four (24) months preceding the termination of PricewaterhouseCoopers LLP or during any subsequent period relating to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or compliance with applicable rules of the Securities and Exchange Commission (SEC), which issues, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to disagreements in its reports for the fiscal years ended December 31, 2023, 2022, and 2021. PricewaterhouseCoopers LLP’s report for the fiscal years ended December 31, 2023, 2022, and 2021 did not contain any adverse opinions or a disclaimer of opinions and was not qualified or modified as to uncertainties, audit scope, or accounting principles. In addition, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K during fiscal years ended December 31, 2023, 2022, and 2021 and the subsequent interim period. Transamerica Financial Life Insurance Company provided a copy of this disclosure to PricewaterhouseCoopers LLP for its review and requested that PricewaterhouseCoopers LLP provide the Company with a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the statements made by the Company in this section. A copy of that letter, dated November 4, 2024, furnished by PricewaterhouseCoopers LLP in response to that request, is filed as Exhibit 16 to the registration statement filed with the SEC.

For the two most recent fiscal years, and any subsequent interim period prior to engaging Ernst & Young, LLP, Transamerica Financial Life Insurance Company did not consult with Ernst & Young, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Transamerica Financial Life Insurance Company, and Ernst & Young, LLP did not provide either a written report or oral advice to Transamerica Financial Life Insurance Company that was an important factor considered by Transamerica Financial Life Insurance Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS – STATUTORY BASIS

AND SUPPLEMENTARY INFORMATION

Transamerica Financial Life Insurance Company

Years Ended December 31, 2023, 2022 and 2021

1

Transamerica Financial Life Insurance Company

Financial Statements – Statutory Basis

and Supplemental Information

Years Ended December 31, 2023, 2022 and 2021

2

Report of Independent Auditors

To the Board of Directors of Transamerica Financial Life Insurance Company

Opinions

We have audited the accompanying statutory basis financial statements of Transamerica Financial Life Insurance Company (the “Company”), which comprise the balance sheets – statutory basis as of December 31, 2023 and 2022, and the related statements of operations - statutory basis, of changes in capital and surplus - statutory basis, and of cash flow - statutory basis for each of the three years in the period ended December 31, 2023, including the related notes and summary of investments - other than investments in related parties at December 31, 2023, supplementary insurance information at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021, and reinsurance at December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 listed in the accompanying index (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the New York Department of Financial Services described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

3

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 11, 2024

4

Transamerica Financial Life Insurance Company

Balance Sheets – Statutory Basis

(Dollars in Millions)

	December 31
	2023	2022
Admitted assets
Cash, cash equivalents and short-term investments	$1,247	$205
Bonds	4,953	5,243
Preferred stocks	4	4
Common stocks	3	6
Mortgage loans on real estate	1,841	1,853
Policy loans	151	143
Securities lending reinvested collateral assets	321	412
Derivatives	39	204
Other invested assets	285	268

Total cash and invested assets	8,844	8,338

Accrued investment income	58	62
Premiums deferred and uncollected	8	8
Net deferred income tax asset	24	30
Other assets	14	38
Separate account assets	18,447	16,412

Total admitted assets	$27,395	$24,888

Liabilities and capital and surplus
Aggregate reserves for policies and contracts	$6,173	$6,540
Policy and contract claim reserves	37	35
Liability for deposit-type contracts	30	31
Transfers from separate accounts due or accrued	(65)	(96)
Asset valuation reserve	114	106
Interest maintenance reserve	4	13
Derivatives	59	224
Payable for collateral under securities loaned and other transactions	359	463
Borrowed money	20	20
Remittances and items not allocated	1,265	190
Other liabilities	42	103
Separate account liabilities	18,447	16,412

Total liabilities	26,485	24,041

Total capital and surplus	910	847

Total liabilities and capital and surplus	$27,395	$24,888

See accompanying notes.

5

Transamerica Financial Life Insurance Company

Statements of Operations – Statutory Basis

(Dollars in Millions)

	Year Ended December 31
	2023	2022	2021
Revenues
Premiums and annuity considerations	$3,517	$5,185	$5,222
Net investment income	330	333	342
Fee revenue and other income	238	250	292

Total revenue	4,085	5,768	5,856

Benefits and expenses
Death benefits	92	84	95
Annuity benefits	180	136	176
Accident and health benefits	69	58	62
Surrender benefits	3,902	10,801	5,642
Other benefits	11	9	10
Net increase (decrease) in reserves	(360)	(182)	(287)
Commissions	89	87	104
Net transfers to (from) separate accounts	(365)	(5,617)	(387)
General insurance expenses and other	153	144	120

Total benefits and expenses	3,771	5,520	5,535

Gain (loss) from operations before federal income taxes	314	248	321
Federal income tax (benefit) expense	24	1	17

Net gain (loss) from operations	290	247	304
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	(100)	(179)	(115)

Net income (loss)	$190	$68	$189

See accompanying notes.

6

Transamerica Financial Life Insurance Company

Statements of Changes in Capital and Surplus – Statutory Basis

(Dollars in Millions)

	Common Stock	Paid-in Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus
Balance at January 1, 2021	$2	$684	$13	$379	$1,078
Net income (loss)	—	—	—	189	189
Change in net unrealized capital gains/losses, net of taxes	—	—	—	12	12
Change in net deferred income tax asset	—	—	—	7	7
Change in nonadmitted assets	—	—	—	(11)	(11)
Change in asset valuation reserve	—	—	—	14	14
Dividends to stockholders	—	—	—	(200)	(200)
Other changes - net	—	—	2	(2)	—

Balance at December 31, 2021	$2	$684	$15	$388	$1,089
Net income (loss)	—	—	—	68	68
Change in net unrealized capital gains/losses, net of taxes	—	—	—	(23)	(23)
Change in net deferred income tax asset	—	—	—	12	12
Change in nonadmitted assets	—	—	—	(26)	(26)
Change in reserve on account of change valuation basis	—	—	—	51	51
Change in asset valuation reserve	—	—	—	(2)	(2)
Dividends to stockholders	—	—	—	(300)	(300)
Other changes - net	—	—	(8)	(14)	(22)

Balance at December 31, 2022	$2	$684	$7	$154	$847

Continued on next page.

7

Transamerica Financial Life Insurance Company

Statements of Changes in Capital and Surplus – Statutory Basis

(Dollars in Millions)

	Common Stock	Paid-in Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus
Balance at December 31, 2022	$2	$684	$7	$154	$847
Net income (loss)	—	—	—	190	190
Change in net unrealized capital gains/losses, net of taxes	—	—	—	14	14
Change in net deferred income tax asset	—	—	—	1	1
Change in nonadmitted assets	—	—	—	6	6
Change in reserve on account of change in valuation basis	—	—	—	—	—
Change in asset valuation reserve	—	—	—	(8)	(8)
Return of capital	—	(1)	—	—	(1)
Dividends to stockholders	—	—	—	(170)	(170)
Other changes - net	—	1	5	25	31

Balance at December 31, 2023	$2	$684	$12	$212	$910

See accompanying notes.

8

Transamerica Financial Life Insurance Company

Statements of Cash Flow – Statutory Basis

(Dollars in Millions)

	Year Ended December 31
	2023	2022	2021
Operating activities
Premiums and annuity considerations	$3,518	$5,186	$5,229
Net investment income	333	331	348
Other income	238	251	291
Benefit and loss related payments	(4,262)	(11,090)	(5,993)
Net transfers from separate accounts	395	5,605	405
Commissions and operating expenses	(240)	(234)	(217)
Federal income taxes (paid) received	(23)	(19)	(4)

Net cash provided by (used in) operating activities	$(41)	$30	$59

Investing activities
Proceeds from investments sold, matured or repaid	$680	$1,040	$1,709
Costs of investments acquired	(408)	(925)	(1,662)
Net change in policy loans	(7)	(7)	(5)

Net cash provided by (used in) investing activities	$265	$108	$42

Financing and miscellaneous activities
Capital and paid in surplus received (returned)	$1	$—	$—
Net deposits (withdrawals) on deposit-type contracts	1	(4)	2
Net change in borrowed money	—	—	(126)
Net change in payable for collateral under securities lending and other transactions	(104)	27	(5)
Other cash (applied) provided	1,090	1	(27)
Dividends to stockholders	(170)	(300)	(200)

Net cash provided by (used in) financing and miscellaneous activities	$818	$(276)	$(356)

Net increase (decrease) in cash, cash equivalents and short-term investments	1,042	(138)	(255)

Cash, cash equivalents and short-term investments:
Beginning of year	205	343	598

End of year	$1,247	$205	$343

See accompanying notes.

9

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December  31, 2023

1. Organization and Nature of Business

Transamerica Financial Life Insurance Company (the Company) is a stock life insurance company domiciled in the State of New York and is owned by Transamerica Corporation (TA Corp). TA Corp is an indirect, wholly-owned subsidiary of Aegon Ltd., a holding company organized under the laws of Bermuda.

Nature of Business

The Company sells individual life insurance, including indexed universal life, whole life, term life, and final expense life. It also sells variable annuities. In addition, the Company offers supplemental health insurance, group life insurance, group annuity contracts and stable value solutions. The Company is licensed in 50 states and the District of Columbia. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the New York Department of Financial Services (NYDFS), which differ from accounting principles generally accepted in the United States of America (GAAP).

The NYDFS recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The Commissioner of Insurance has the right to permit specific practices that deviate from prescribed practices.

The State of New York has adopted a prescribed accounting practice that differs from that found in the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (NAIC SAP) related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Section 1414 of the New York Insurance Law, the Commissioner found that the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be reported at fair value under Statement of Statutory Accounting Principle (SSAP) No. 56, Separate Accounts, of the NAIC SAP. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

Use of Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

10

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The effects of the following variances from GAAP on the accompanying statutory-basis financial statements have not been determined by the Company, but are presumed to be material. Significant accounting policies and variances from GAAP are as follows:

Investments

Investments in bonds, except those to which the Securities Valuation Office (SVO) of the NAIC has ascribed a NAIC designation of 6, are reported at amortized cost using the interest method. Bonds containing call provisions, except make-whole call provisions, are amortized to the call or maturity value/date which produces the lowest asset value, often referred to as yield-to-worst method. Bonds ascribed a NAIC designation of 6 are reported at the lower of amortized cost or fair value with unrealized gains and losses reported in changes in capital and surplus. Prepayment penalty or acceleration fees received in the event a bond is liquidated prior to its scheduled termination date are reported as investment income.

Hybrid securities, as defined by the NAIC, are securities designed with characteristics of both debt and equity and provide protection to the issuer’s senior note holders. These securities meet the definition of a bond, in accordance with SSAP No. 26R, Bonds, and therefore, are reported at amortized cost or fair value based upon their NAIC rating.

For GAAP, such fixed maturity investments would be designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity fixed investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in earnings for those designated as trading and as a separate component of other comprehensive income (OCI) for those designated as available-for- sale.

Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method, including anticipated prepayments, except for those with an initial NAIC designation of 6, which are valued at the lower of amortized cost or fair value. These securities are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium using either the retrospective or prospective methods. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. For statutory reporting, the retrospective adjustment method is used to value all such securities, except principal-only and interest-only securities, which are valued using the prospective method.

For GAAP, all securities purchased or retained that represent beneficial interests in securitized assets, other than high credit quality securities, are adjusted using the prospective method when there is a change in estimated future cash flows. If high credit quality securities are adjusted, the retrospective method is used.

The Company closely monitors below investment grade holdings and investment grade issuers where the Company has concerns to determine if an other-than-temporary impairment (OTTI) has occurred. The Company also regularly monitors industry sectors. The Company considers relevant facts and circumstances in evaluating whether the impairment is other-than-temporary

11

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

including: (1) the probability of the Company collecting all amounts due according to the contractual terms of the security in effect at the date of acquisition; (2) the Company’s decision to sell a security prior to its maturity at an amount below its carrying amount; and (3) the Company’s ability to hold a structured security for a period of time to allow for recovery of the value to its carrying amount. Additionally, financial condition, near term prospects of the issuer and nationally recognized credit rating changes are monitored. Non-structured securities in unrealized loss positions that are considered other-than-temporary are written down to fair value. The Company will record a charge to the Statements of Operations for the amount of the impairment.

For structured securities, cash flow trends and underlying levels of collateral are monitored. An OTTI is considered to have occurred if the fair value of the structured security is less than its amortized cost basis and the entity intends to sell the security or the entity does not have the intent and ability to hold the security for a period of time sufficient to recover the amortized cost basis. An OTTI is also considered to have occurred if the discounted estimated future cash flows are less than the amortized cost basis of the security and the security is in an unrealized loss position. Structured securities considered other-than-temporarily impaired are written down to discounted estimated cash flows if the impairment is the result of cash flow analysis. If the Company has an intent to sell or lack of ability to hold a structured security, it is written down to fair value. The Company will record a charge to the Statements of Operations for the amount of the impairments.

For GAAP, if it is determined that a decline in fair value is other-than-temporary and the entity intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the OTTI is recognized in earnings equal to the entire difference between the amortized cost basis and its fair value at the impairment date. If the entity does not intend to sell the security or the entity will likely not be required to sell the security before recovery, the OTTI should be separated into a) the amount representing the credit loss, which is recognized in earnings, and b) the amount related to all other factors, which is recognized in OCI, net of applicable taxes.

Investments in both affiliated and unaffiliated redeemable preferred stocks in good standing (those with NAIC designations 1 to 3), are reported at cost or amortized cost, depending on the characteristics of the securities. Investments in both affiliated and unaffiliated redeemable preferred stocks not in good standing (those with NAIC designations 4 to 6), are reported at the lower of cost, amortized cost, or fair value, depending on the characteristics of the securities. Investment in perpetual preferred stocks are reported at fair value, not to exceed any currently effective call price. Investment in mandatory convertible preferred stocks (regardless if the preferred stock is redeemable or perpetual) are reported at fair value, not to exceed any currently effective call price, in the periods prior to conversion. For preferred stocks reported at fair value, the related net unrealized capital gains and losses for all NAIC designations are reported in accordance with SSAP No. 7, Asset Valuation Reserve and Interest Maintenance Reserve.

Common stocks of affiliated noninsurance subsidiaries are reported based on underlying audited GAAP equity. The net change in the subsidiaries’ equity is included in net unrealized capital gains or losses and are reported in changes in capital and surplus.

12

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company owns stock issued by the Federal Home Loan Bank (FHLB), which is only redeemable at par, and its fair value is presumed to be par, unless other-than-temporarily impaired.

If the Company determines that a decline in the fair value of a common stock or a preferred stock is other-than-temporary, the Company writes it down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss in the Statements of Operations. The Company considers the following factors in determining whether a decline in value is other-than-temporary: (a) the financial condition and prospects of the issuer; (b) whether or not the Company has made a decision to sell the investment; and (c) the length of time and extent to which the value has been below cost.

Mortgage loans are reported at unpaid principal balances, less an allowance for impairment. A mortgage loan is considered to be impaired when it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines the impairment is other-than-temporary, the mortgage loan is written down to realizable value and a realized loss is recognized. Prepayment penalty or acceleration fees received in the event a loan is liquidated prior to its scheduled termination date are reported as investment income.

Valuation allowances are established for mortgage loans, if necessary, based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, an allowance for credit loss is recognized in earnings at time of purchase or origination based on an expected lifetime credit loss, which is an amount that represents the portion of the amortized cost basis of the mortgage loans that the Company does not expect to collect.

The initial valuation allowance and subsequent changes in the allowance for mortgage loans are charged or credited directly to unassigned surplus as part of the change in asset valuation reserve (AVR), rather than being included as a component of earnings as would be required under GAAP.

The Company has interests in joint ventures and limited partnerships. The Company carries these investments based on its interest in the underlying audited GAAP equity of the investee.

For a decline in the fair value of an investment in a joint venture or limited partnership which is determined to be other-than-temporary, the Company writes it down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss in the Statements of Operations. The Company considers an impairment to have occurred if it is probable that the Company will be unable to recover the carrying amount of the investment or if there is evidence indicating inability of the investee to sustain earnings which would justify the carrying amount of the investment.

Investments in Low Income Housing Tax Credit (LIHTC) properties are valued at amortized cost. Tax credits are recognized in operations in the tax reporting year in which the tax credit is utilized by the Company. The carrying value is amortized over the life of the investment. Amortization is calculated as a ratio of the current year tax credits and tax benefits compared to the total expected tax credits and tax benefits over the life of the investment.

13

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Cash equivalents are short-term highly liquid investments with original maturities of three months or less (principally stated at amortized cost) or money market mutual funds which are reported at fair value.

Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are principally stated at amortized cost.

Other invested assets include surplus notes which are valued at either amortized cost (those that have an NAIC designation of 1 or 2) or the lesser of amortized cost or fair value (those that have an NAIC designation of 3 through 6).

Policy loans are reported at unpaid principal balances.

Realized capital gains and losses are determined using the specific identification method and are recorded net of related federal income taxes. Changes in admitted asset carrying amounts of bonds, mortgage loans, common and preferred stocks are credited or charged directly to unassigned surplus.

Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default and/or foreclosure or which are delinquent more than twelve months, or real estate where rent is in arrears for more than three months. Income is also not accrued when collection is uncertain. Due and accrued amounts determined to be uncollectible are written off through the Statements of Operations.

Valuation Reserves

Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments, primarily bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals into net investment income over the remaining period to maturity of the bond or mortgage loan based on groupings of individual securities sold in five year bands. The net deferral is reported as the interest maintenance reserve (IMR) in the accompanying Balance Sheets. Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the Statements of Operations on a pre-tax basis in the period that the assets giving rise to the gains or losses are sold.

The AVR provides a valuation allowance for invested assets. The AVR is determined by an NAIC prescribed formula with changes reflected directly in unassigned surplus; AVR is not recognized for GAAP.

Derivative Instruments

Overview: The Company may use various derivative instruments (swaps and futures) to manage risks related to its ongoing business operations. On the transaction date of the derivative instrument, the Company designates the derivative as either (A) hedging (fair value, foreign currency fair value, cash flow, foreign currency cash flow, forecasted transactions, or net

14

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

investment in a foreign operation), (B) replication, (C) income generation, or (D) held for other investment/risk management activities, which do not qualify for hedge accounting under SSAP No. 86, Derivatives.

(A)

Derivative instruments used in hedging transactions that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability (amortized cost or fair value). Embedded derivatives are not accounted for separately from the host contract. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value, and the changes in the fair value are recorded in unassigned surplus as unrealized gains and losses. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of OCI rather than to income as required for fair value hedges, and an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and the risk of the host contract is accounted for separately from the host contract and valued and reported at fair value.

(B)

Derivative instruments are also used in replication (synthetic asset) transactions (RSAT). A replication transaction is a derivative transaction entered into in conjunction with a cash instrument to reproduce the investment characteristics of an otherwise permissible investment. In these transactions, the derivative is accounted for in a manner consistent with the cash instrument and replicated asset. For GAAP, the derivative is reported at fair value, with the changes in fair value reported in income.

(C)

Derivative instruments used in income generation relationships are accounted for on a basis that is consistent with the associated covered asset or underlying interest to which the derivative relates (amortized cost or fair value).

(D)	Derivative instruments held for other investment/risk management activities are measured at fair value with value adjustments recorded in unassigned surplus.

Derivative instruments are subject to market risk, which is the possibility that future changes in market prices may make the instruments less valuable. The Company uses derivatives as hedges, consequently, when the value of the hedged asset or liability changes, the value of the hedging derivative is expected to move in the opposite direction. Market risk is a consideration when changes in the value of the derivative and the hedged item do not completely offset (correlation or basis risk) which is mitigated by active measuring and monitoring.

The Company is exposed to credit-related losses in the event of non-performance by counterparties to derivative instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit rating of ‘BBB’ or better. The credit exposure of interest rate swaps and currency swaps is represented by the fair value of contracts, aggregated at a counterparty level, with a positive fair value at the reporting date. The Company has entered into collateral agreements with certain counterparties wherein the counterparty is required to post assets on the Company’s behalf. The posted amount is equal to the difference between the net positive fair value of the contracts and an agreed upon threshold that is based on the credit rating

15

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

of the counterparty. Inversely, if the net fair value of all contracts with this counterparty is negative, then the Company is required to post assets instead.

Instruments:

Interest rate swaps are used in the overall asset/liability management process to modify the interest rate characteristics of the underlying asset or liability. These interest rate swaps generally provide for the exchange of the difference between fixed and floating rate amounts based on an underlying notional amount. Typically, no cash is exchanged at the outset of the swap contract and a single net payment is exchanged each due date. Swaps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, in the financial statements. If the swap is terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in unassigned surplus.

Cross currency swaps are utilized to mitigate risks when the Company holds foreign denominated assets or liabilities; therefore, converting the asset or liability to a U.S. dollar denominated security. These cross currency swap agreements involve the exchange of two principal amounts in two different currencies at the prevailing currency rate at contract inception. During the life of the swap, the counterparties exchange fixed or floating rate interest payments in the swapped currencies. At maturity, the principal amounts are again swapped at a pre-determined rate of exchange. Each asset or liability is hedged individually where the terms of the swap must meet the terms of the hedged instrument. For swaps qualifying for hedge accounting, the premium or discount is amortized into income over the life of the contract and the foreign currency translation adjustment is recorded as unrealized gain/loss in capital and surplus. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in capital and surplus. If a swap is terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the hedged instrument receives that treatment.

Total return swaps are used in the asset/liability management process to mitigate the market risk on minimum guarantee insurance contracts linked to an index. These total return swaps generally provide for the exchange of the difference between fixed leg (tied to the Standard & Poor’s (S&P) or other global market financial index) and floating leg (tied to the Secured Overnight Financing Rate (SOFR)) amounts based on an underlying notional amount (also tied to the underlying index). Typically, no cash is exchanged at the outset of the swap contract and a single net payment is exchanged each due date. Swaps that meet hedge accounting rules are carried in a manner consistent with the hedged item, generally at amortized cost, in the financial statements. If the swap is terminated prior to maturity, proceeds are exchanged equal to the fair value of the contract. These gains and losses may be included in IMR or AVR if the underlying instrument receives that treatment. Swaps not meeting hedge accounting rules are carried at fair value with fair value adjustments recorded in capital and surplus.

Futures contracts are used to hedge the liability risk when the Company issues products providing the customer a return based on various global market indices. Futures are marked to market on a

16

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

daily basis whereby a cash payment is made or received by the Company. These payments are recognized as realized gains or losses in the financial statements.

The Company replicates investment grade corporate bonds or sovereign debt by combining a highly rated security as a cash component with a written credit default swap which, in effect, converts the high quality asset into an investment grade corporate asset or a sovereign debt. The benefits of using the swap market to replicate credit include possible enhanced relative values as well as ease of executing larger transactions in a shortened time frame. Generally, a premium is received by the Company on a periodic basis and recognized in investment income. In the event the representative issuer defaults on its debt obligation referenced in the contract, a payment equal to the notional amount of the contract will be made by the Company and recognized as a capital loss.

Securities Lending Assets and Liabilities

The Company loans securities to third parties under agent-managed securities lending programs accounted for as secured borrowings. Cash collateral received which may be sold or repledged by the Company is reflected as a one-line entry on the Balance Sheets (Securities lending reinvested collateral assets) and a corresponding liability is established to record the obligation to return the cash collateral. Non-cash collateral received which may not be sold or repledged is not recorded on the Company’s Balance Sheets. Under GAAP, the reinvested collateral is included within invested assets and is not reported as a single line item.

Repurchase Agreements

For dollar repurchase agreements accounted for as secured borrowings, the Company receives cash collateral in an amount at least equal to the fair value of the securities transferred by the Company in the transaction as of the transaction date. The securities transferred are not removed from the Balance Sheets, and the cash received as collateral is invested as needed or used for general corporate purposes of the Company. A liability is established to record the obligation to return the cash collateral and included in borrowed money on the Balance Sheets.

Other Assets and Other Liabilities

Other assets consist primarily of reinsurance receivable and accounts receivable. Other “admitted assets” are valued principally at cost, as required or permitted by New York Insurance Laws.

Other liabilities consist primarily of amounts withheld by the Company, accrued expenses, unearned investment income, current federal and foreign income taxes, and other policyholders’ funds.

Separate Accounts

The majority of separate accounts held by the Company represent funds which are administered for pension plans. The assets in the managed separate accounts consist of common stock, long-term bonds, real estate and short-term investments. The non-managed separate accounts are invested by the Company in a corresponding portfolio of Diversified Investors Portfolios. The

17

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

portfolios are registered under the Investment Company Act of 1940, as amended, as open-ended, diversified, management investment companies.

Except for some guaranteed separate accounts, which are carried at amortized cost, the assets are carried at fair value, and the investment risks associated with fair value changes are borne entirely by the policyholder. Some of the guaranteed separate accounts provide a guarantee of principal and some include an interest guarantee of 4% or less, so long as the contract is in effect. Separate account asset performance less than guaranteed requirements is transferred from the general account and reported in the Statements of Operations.

Assets held in trust for purchases of separate account contracts and the Company’s corresponding obligation to the contract owners are shown separately in the Balance Sheets. Income and gains and losses with respect to these assets accrue to the benefit of the contract owners and, accordingly, the operations of the separate accounts are not included in the accompanying financial statements.

The investment risks associated with fair value changes of the separate account are borne entirely by the contract owners except in cases where minimum guarantees exist. Income and gains and losses with respect to the assets in the separate accounts supporting modified guaranteed annuity contracts are included in the Company’s Statements of Operations as a component of net transfers from separate accounts.

Separate account assets and liabilities reported in the accompanying financial statements consist of two types: non-indexed guaranteed and nonguaranteed. Non-indexed guaranteed separate accounts represent funds invested by the Company for the benefit of contract holders who are guaranteed certain returns as specified in the contracts. Separate account asset performance different than the guaranteed requirements is either transferred to or received from the general account and reported in the Statements of Operations. Non-indexed guaranteed separate account assets and liabilities are carried at amortized cost.

The non-guaranteed separate account assets and liabilities represent group annuity funds segregated by the Company for the benefit of contract owners. The assets and liabilities of the nonguaranteed separate accounts are carried at fair value.

Aggregate Reserves for Policies and Contracts

Life, annuity and accident and health benefit reserves are calculated by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed cash value, or the amount required by law.

Surrender values are not promised in excess of the legally computed reserves. For annual premium variable life insurance there is an extra premium charged to the policyholder before the premium is transferred to the Separate Accounts. An additional reserve for this policy is held in the General Account that is a multiple of the reserve that would otherwise be held.

18

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

In accordance with SSAP No. 51R, Life Contracts, and No. 54R, Individual and Group Accident and Health Contracts, the Company reports the amount of insurance, if any, for which the gross premiums are less than the net premiums according to the valuation standards and any related premium deficiency reserve established. Anticipated investment income is not included as a factor in the health contract premium deficiency calculation.

For GAAP, policy reserves are calculated based on estimated expected experience or actual account balances.

Policy and Contract Claim Reserves

Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the Balance Sheets date. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Deposit-Type Contracts

Deposit-type contracts do not incorporate risk from the death or disability of policyholders. These types of contracts may include guaranteed investment contracts (GICs), funding agreements and other annuity contracts. Deposits and withdrawals on these contracts are recorded as a direct increase or decrease, respectively, to the liability balance and are not reported as premiums, benefits or changes in reserves in the Statements of Operations. Interest on these policies is reflected in other benefits.

Premiums and Annuity Considerations

Revenues for life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. Benefits incurred represent surrenders and death benefits paid and the change in policy reserves. Under GAAP, for universal life policies, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent interest credited to the account values and the excess of benefits paid over the policy account value. Under GAAP, for all annuity policies without significant mortality risk, premiums received and benefits paid would be recorded directly to the reserve liability using deposit accounting.

Policyholder Dividends

Policyholder dividends are recognized when declared rather than over the term of the related policies as would be required under GAAP.

Reinsurance

Coinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original

19

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

policies and the terms of the reinsurance contracts. Gains associated with reinsurance of in force blocks of business are included in unassigned surplus and amortized into income as earnings emerge on the reinsured block of business. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of reinsurance ceded.

Any reinsurance amounts deemed to be uncollectible have been written off through a charge to operations. In addition, a liability for reinsurance balances would be established for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability are credited or charged directly to unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings.

Losses associated with an indemnity reinsurance transaction are reported within income when incurred rather than being deferred and amortized over the remaining life of the underlying reinsured contracts as would be required under GAAP.

Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

Under GAAP, for certain reinsurance agreements whereby assets are retained by the ceding insurer (such as funds withheld or modified coinsurance) and a return is paid based on the performance of underlying investments, the assets and liabilities for these reinsurance arrangements must be adjusted to reflect the fair value of the invested assets. The NAIC SAP does not contain a similar requirement.

Deferred Income Taxes

The Company computes deferred income taxes in accordance with SSAP No. 101, Income Taxes. Unlike GAAP, SSAP No. 101 does not consider state income taxes in the measurement of deferred taxes. SSAP No. 101 also requires additional testing to measure gross deferred tax assets. The additional testing limits gross deferred tax asset admission to 1) the amount of federal income taxes paid in prior years recoverable through hypothetical loss carrybacks of existing temporary differences expected to reverse during a timeframe corresponding with the Internal Revenue Service tax loss carryback provisions, not to exceed three years, plus 2) the amount of remaining gross deferred tax assets expected to be realized within three years limited to an amount that is no greater than 15% of current period’s adjusted statutory capital and surplus, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering character (i.e. ordinary versus capital) and reversal patterns. The Company’s reported deferred tax asset or liability is the sum of gross deferred tax assets admitted through this three-part test plus the sum of all deferred tax liabilities.

20

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Policy Acquisition Costs

The costs of acquiring and renewing business are expensed when incurred. Under GAAP, incremental costs directly related to the successful acquisition of insurance and investment contracts are deferred. For traditional life insurance and certain long-duration accident and health insurance, to the extent recoverable from future policy revenues, acquisition costs are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, deferred policy acquisition costs are amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality and expense margins.

Value of Business Acquired

Under GAAP, value of business acquired (VOBA) is an intangible asset resulting from a business combination that represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment-type contracts in-force at the acquisition date. The estimated fair value of the acquired liabilities is based on projections, by each block of business, of future contracts and contract changes, premiums, mortality and morbidity, separate account performance, surrenders, operation expenses, investment returns, nonperformance risk adjustment and other factors. VOBA is not recognized under the NAIC SAP.

Subsidiaries and Affiliated Companies

Investments in subsidiaries, controlled and affiliated companies (SCA) are stated in accordance with the Purposes and Procedures Manual of the NAIC SVO, as well as SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities.

The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP. Dividends or distributions received from an investee are recognized in investment income when declared to the extent that they are not in excess of the undistributed accumulated earnings attributable to an investee. Changes in investments in SCA’s are recorded as a change to the carrying value of the investment with a corresponding amount recorded directly to unrealized gain/loss (capital and surplus).

Nonadmitted Assets

Certain assets designated as “nonadmitted”, primarily net deferred tax assets and other assets not specifically identified as an admitted asset within the NAIC SAP, are excluded from the accompanying Balance Sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the Balance Sheets to the extent that they are not impaired.

Statements of Cash Flow

Cash, cash equivalents and short-term investments in the Statements of Cash Flow represent cash balances and investments with initial maturities of one year or less and money market mutual

21

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

funds. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with initial maturities of three months or less.

3. Accounting Changes and Correction of Errors

The Company’s policy is to disclose recently adopted accounting pronouncements with a current year effective date, that have been classified by the NAIC as a new statutory accounting principle (SAP) concept change, as well as items classified by the NAIC as SAP clarification changes that have been adopted and have had a material impact on the financial position or results of operations of the Company.

Recent Accounting Pronouncements

On August 13, 2023, the Statutory Accounting Principles Working Group (SAPWG) adopted INT 23-01, Net Negative (Disallowed) Interest Maintenance Reserve, effective immediately. INT 23-01 provides optional, limited-time guidance, which allows the admittance of net negative (disallowed) IMR if certain conditions are met, up to 10% of adjusted general account capital and surplus. Refer to Note 5 for further detail.

On August 13, 2023, the SAPWG adopted revisions to SSAP No. 26R and SSAP No. 43R, Loan-Backed and Structured Securities, for the principles-based bond definition, the accounting for bonds (issuer credit obligations and asset-backed securities), as well as revisions to various SSAPs, that have been updated to reflect the revised definition and/or SSAP references. Additional revisions were adopted on December 1, 2023 to SSAP No. 2R, Cash, Cash Equivalents, Drafts and Short-Term Investments, in relation to the bond project, with all revisions effective January 1, 2025. The Company has been monitoring the progress of the project, and will continue to do so, but the specific impact to the Company’s financials is indeterminable at this time.

Change in Valuation Basis

During 2022, the Company converted its Actuarial Guideline 36 reserve calculation for the Indexed Universal Life block of business to a new actuarial valuation system. At the same time, as a result of increased functionality to allow for more precision and to ensure consistency, the Company refined its statutory valuation rate for specific states to utilize the maximum standard valuation interest rate. This resulted in a reserve decrease of $51 as of January 1, 2022, which has been reported in the Statement of Changes in Capital and Surplus.

Correction of Errors

During 2023, management identified and corrected an error in the Company’s prior year cash. The error resulted in an understatement of premiums and annuity considerations in the amount of $19, net of tax, which was corrected in accordance with SSAP No. 3, Accounting Changes and Corrections of Errors. This is reflected as a correction of an error in Other Changes - net in the Statements of Changes in Capital and Surplus.

22

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

During 2022, management identified and corrected an error in the Company’s prior year statutory reserves. The error resulted in an understatement of aggregate reserves for life contracts of $16, net of tax, which was corrected in accordance with SSAP No. 3. This is reflected as a correction of an error in the Statements of Changes in Capital and Surplus.

There were additional errors identified in prior year financial statements that have been corrected in the current year financial statements in accordance with SSAP No. 3. These errors do not have a material impact on the financial statements, individually or in aggregate, and therefore have not been separately disclosed.

Reclassifications

Certain amounts in prior year financial statement balances and footnote disclosures have been reclassified to conform to the current year presentation.

4. Fair Values of Financial Instruments

The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Determination of Fair Value

The fair values of financial instruments are determined by management after taking into consideration several sources of data. When available, the Company uses quoted market prices in active markets to determine the fair value of its investments. The Company’s valuation policy utilizes a pricing hierarchy which dictates that publicly available prices are initially sought from indices and third-party pricing services. In the event that pricing is not available from these sources, those securities are submitted to brokers to obtain quotes. Lastly, securities are priced using internal cash flow modeling techniques. These valuation methodologies commonly use reported trades, bids, offers, issuer spreads, benchmark yields, estimated prepayment speeds, and/or estimated cash flows.

To understand the valuation methodologies used by third-party pricing services, the Company reviews and monitors their applicable methodology documents. Any changes to their methodologies are noted and reviewed for reasonableness. In addition, the Company performs in-depth reviews of prices received from third-party pricing services on a sample basis. The objective for such reviews is to demonstrate the Company can corroborate detailed information such as assumptions, inputs and methodologies used in pricing individual securities against documented pricing methodologies. Only third-party pricing services and brokers with a substantial presence in the market and with appropriate experience and expertise are used.

Each month, the Company performs an analysis of the information obtained from indices, third-party services, and brokers to ensure the information is reasonable and produces a reasonable estimate of fair value. The Company considers both qualitative and quantitative factors as part of this analysis, including but not limited to, recent transactional activity for similar securities, review of pricing statistics and trends, and consideration of recent relevant market events. Other

23

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

controls and procedures over pricing received from indices, third-party pricing services, or brokers include validation checks such as exception reports which highlight significant price changes, stale prices or un-priced securities.

Fair Value Hierarchy

The Company’s financial assets and liabilities carried at fair value are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1), and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices for identical assets or liabilities in active markets accessible at the measurement date.

Level 2 -

Quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following:

a)  Quoted prices for similar assets or liabilities in active markets

b)  Quoted prices for identical or similar assets or liabilities in non-active markets

c)  Inputs other than quoted market prices that are observable

d)  Inputs that are derived principally from or corroborated by observable market data through correlation or other means

Level 3 -	Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect the Company’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash Equivalents and Short-Term Investments: The carrying amounts reported in the accompanying Balance Sheets for these financial instruments is either reported at fair value or amortized cost (which approximates fair value). Cash is not included in the below tables.

Short-Term Notes Receivable from Affiliates: The carrying amounts reported in the accompanying Balance Sheets for these financial instruments approximate their fair value.

Bonds and Stocks: The NAIC allows insurance companies to report the fair value determined by the SVO or to determine the fair value by using a permitted valuation method. The fair values of

24

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

bonds and stocks are reported or determined using the following pricing sources: indices, third-party pricing services, brokers, external fund managers and internal models.

Fair values for fixed maturity securities (including redeemable preferred stock) actively traded are determined from third-party pricing services, which are determined as discussed above in the description of Level 1 and Level 2 values within the fair value hierarchy. For fixed maturity securities (including redeemable preferred stock) not actively traded, fair values are estimated using values obtained from third-party pricing services, or are based on non-binding broker quotes or internal models. In the case of private placements, fair values are estimated by discounting the expected future cash flows using current market rates applicable to the coupon rate, credit and maturity of the investments.

Mortgage Loans on Real Estate: The fair values for mortgage loans on real estate are estimated utilizing discounted cash flow analyses, using interest rates reflective of current market conditions and the risk characteristics of the loans.

Other Invested Assets: The fair values for other invested assets, which include investments in surplus notes issued by other insurance companies and fixed or variable rate investments with underlying characteristics of bonds, are determined primarily by using indices, third-party pricing services and internal models.

Derivative Financial Instruments: The fair value of futures and forwards are based upon the latest quoted market price and spot rates at the Balance Sheets date. The estimated fair values of equity and interest rate options (calls, puts, caps) are based upon the latest quoted market price at the Balance Sheets date. The estimated fair values of swaps, including interest rate and currency swaps, are based on pricing models or formulas using current assumptions. The estimated fair values of credit default swaps are based upon active market data, including interest rate quotes, credit spreads, and recovery rates, which are then used to calculate probabilities of default for the fair value calculation. The Company accounts for derivatives that receive and pass hedge accounting in the same manner as the underlying hedged instrument. If that instrument is held at amortized cost, then the derivative is also held at amortized cost.

Policy Loans: The book value of policy loans is considered to approximate the fair value of the loan, which is stated at unpaid principal balance.

Securities Lending Reinvested Collateral: The cash collateral from securities lending is reinvested in various short-term and long-term debt instruments. The fair values of these investments are determined using the methods described above under Cash Equivalents and Short-Term Investments and Bonds and Stocks.

Separate Account Assets and Annuity Liabilities: The fair value of separate account assets are based on quoted market prices when available. When not available, they are primarily valued either using third-party pricing services or are valued in the same manner as the general account assets as further described in this note. However, some separate account assets are valued using non-binding broker quotes, which cannot be corroborated by other market observable data, or internal modeling which utilizes input that are not market observable. The fair value of separate

25

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

account annuity liabilities is based on the account value for separate accounts business without guarantees. For separate accounts with guarantees, fair value is based on discounted cash flows.

Investment Contract Liabilities: Fair value for the Company’s liabilities under investment contracts, which include deferred annuities and GICs, are estimated using discounted cash flow calculations. For those liabilities that are short in duration, carrying amount approximates fair value. For investment contracts with no defined maturity, fair value is estimated to be the present surrender value.

Deposit-Type Contracts: The carrying amounts of deposit-type contracts reported in the accompanying Balance Sheets approximate their fair values. These are included in the investment contract liabilities.

Fair values for the Company’s insurance contracts other than investment-type contracts (including separate account universal life liabilities) are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

The Company accounts for its investments in affiliated common stock in accordance with SSAP No. 97, as such, they are not included in the following disclosures.

26

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables set forth a comparison of the estimated fair values and carrying amounts of the Company’s financial instruments, including those not measured at fair value in the Balance Sheets, as of December 31, 2023 and 2022, respectively:

	December 31, 2023
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)
Admitted assets
Cash equivalents and short-term investments, other than affiliates	$1,189	$1,189	$1,189	$—	$—
Bonds	4,395	4,953	337	4,051	7
Preferred stocks, other than affiliates	4	4	—	4	—
Common stocks, other than affiliates	3	3	—	—	3
Mortgage loans on real estate	1,632	1,841	—	—	1,632
Other invested assets	22	23	—	22	—
Derivative assets:
Interest rate swaps	26	26	—	26	—
Currency swaps	9	7	—	9	—
Credit default swaps	10	6	—	10	—
Derivative assets total	45	39	—	45	—
Policy loans	151	151	—	151	—
Securities lending reinvested collateral	269	269	269	—	—
Separate account assets	18,401	18,410	17,733	668	—

Liabilities
Investment contract liabilities	3,844	3,864	—	1	3,843
Derivative liabilities:
Options	1	1	—	1	—
Interest rate swaps	27	32	—	27	—
Currency swaps	1	1	—	1	—
Credit default swaps	1	1	—	1	—
Equity swaps	23	23	—	23	—
Interest rate futures	1	1	1	—	—
Derivative liabilities total	54	59	1	53	—
Dollar repurchase agreements	20	20	—	20	—
Payable for securities lending	321	321	—	321	—
Payable for derivative cash collateral	38	38	—	38	—
Separate account liabilities	18,102	18,102	—	17,729	373

27

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31, 2022
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)
Admitted assets
Cash equivalents and short-term investments, other than affiliates	$157	$157	$84	$73	$—
Bonds	4,536	5,243	378	4,158	—
Preferred stocks, other than affiliates	4	4	—	4	—
Common stocks, other than affiliates	6	6	—	3	3
Mortgage loans on real estate	1,637	1,853	—	—	1,637
Other invested assets	22	24	—	22	—
Derivative assets:
Interest rate swaps	181	181	—	181	—
Currency swaps	20	12	—	20	—
Credit default swaps	4	5	—	4	—
Equity swaps	5	5	—	5	—
Equity futures	1	1	1	—	—
Derivative assets total	211	204	1	210	—
Policy loans	143	143	—	143	—
Securities lending reinvested collateral	309	309	183	126	—
Separate account assets	16,371	16,399	15,518	853	—

Liabilities
Investment contract liabilities	4,236	4,245	—	1	4,235
Derivative liabilities:
Interest rate swaps	212	216	—	212	—
Currency swaps	1	—	—	1	—
Equity swaps	7	7	—	7	—
Equity futures	1	1	1	—	—
Derivative liabilities total	221	224	1	220	—
Dollar repurchase agreements	20	20	—	20	—
Payable for securities lending	412	412	—	412	—
Payable for derivative cash collateral	51	51	—	51	—
Separate account liabilities	16,107	16,107	—	15,636	471

28

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables provide information about the Company’s financial assets and liabilities measured at fair value as of December 31, 2023 and 2022:

	2023
	Level 1	Level 2	Level 3	Total
Assets:
Bonds
Industrial and miscellaneous	$—	$4	$—	$4

Total bonds	—	4	—	4

Preferred stock
Industrial and miscellaneous	—	4	—	4

Total preferred stock	—	4	—	4

Common stock
Industrial and miscellaneous	—	—	3	3

Total common stock	—	—	3	3

Cash equivalents and short-term investments
Money market mutual funds	1,163	—	—	1,163

Total cash equivalents and short-term investments	1,163	—	—	1,163

Derivative assets	—	24	—	24
Other long term	—	3	—	3
Separate account assets	17,728	313	—	18,041

Total assets	$18,891	$348	$3	$19,242

Liabilities:
Derivative liabilities	$1	$25	$—	$26

Total liabilities	$1	$25	$—	$26

	2022
	Level 1	Level 2	Level 3	Total
Assets:
Bonds
Industrial and miscellaneous	$—	$3	$—	$3

Total bonds	—	3	—	3

Preferred stock
Industrial and miscellaneous	—	4	—	4

Total preferred stock	—	4	—	4

Common stock
Industrial and miscellaneous	—	3	3	6

Total common stock	—	3	3	6

Cash equivalents and short-term investments
Money market mutual funds	84	62	—	146

Total cash equivalents and short-term investments	84	62	—	146

Derivative assets	1	187	—	188
Other long term	—	4	—	4
Separate account assets	15,518	403	—	15,921

Total assets	$15,603	$666	$3	$16,272

Liabilities:
Derivative liabilities	$1	$187	$—	$188

Total liabilities	$1	$187	$—	$188

29

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Bonds classified as Level 2 are valued using inputs from third party pricing services or broker quotes. Bonds classified as Level 3 are primarily those valued using non-binding broker quotes, which cannot be corroborated by other market observable data, or internal modeling which utilize significant inputs that are not market observable.

Preferred stock classified as Level 2 are valued using inputs from third party pricing services or broker quotes.

Common stock classified as Level 2 are valued using inputs from third party pricing services or broker quotes. Common stock classified as Level 3 are comprised primarily of shares in the FHLB of New York, which are valued at par as a proxy for fair value as a result of restrictions that allow redemptions only by FHLB.

Money market mutual funds and other cash or cash equivalents classified as Level 2 are valued using inputs from third party pricing services.

Derivatives classified as Level 2 represent over-the-counter (OTC) contracts valued using pricing models based on the net present value of estimated future cash flows, directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

Other long-term classified as Level 2 are comprised of surplus debentures, which are valued using inputs from third party pricing services or broker quotes.

Separate account assets and liabilities are valued and classified in the same way as general account assets and liabilities (described above).

The following tables summarize the changes in assets classified as Level 3 for 2023 and 2022:

	Beginning Balance at January 1, 2023	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)
Bonds
Other	$—	$—	$—	$(1)	$1
Common stock	$3	$—	$—	$—	$—

Total	$3	$—	$—	$(1)	$1

	Purchases	Issuances	Sales	Settlements	Ending Balance at December 31, 2023
Bonds
Other	$—	$—	$—	$—	$—
Common stock	$—	$—	$—	$—	$3

Total	$—	$—	$—	$—	$3

(a)	Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations
(b)	Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

30

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Beginning Balance at January 1, 2022	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)
Common stock	$7	$—	$—	$(3)	$(1)

Total	$7	$—	$—	$(3)	$(1)

	Purchases	Issuances	Sales	Settlements	Ending Balance at December 31, 2022
Common stock	$—	$—	$—	$—	$3

Total	$—	$—	$—	$—	$3

(a)	Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations
(b)	Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

Transfers between fair value hierarchy levels are recognized at the beginning of the reporting period.

5. Investments

Bonds and Stocks

The carrying amounts and estimated fair value of investments in bonds and stocks are as follows:

	Book Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2023
Bonds:
United States Government and agencies	$327	$7	$29	$305
State, municipal and other government	117	1	16	102
Hybrid securities	41	—	4	37
Industrial and miscellaneous	3,473	37	465	3,045
Mortgage and other asset-backed securities	995	19	108	906

Total unaffiliated bonds	4,953	64	622	4,395
Unaffiliated preferred stocks	4	—	—	4

	$4,957	$64	$622	$4,399

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Unaffiliated common stocks	$3	$—	$—	$3

31

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Book Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2022
Bonds:
United States Government and agencies	$367	$8	$25	$350
State, municipal and other government	130	1	20	111
Hybrid securities	51	—	6	45
Industrial and miscellaneous	3,629	22	597	3,054
Mortgage and other asset-backed securities	1,082	21	127	976

Total unaffiliated bonds	5,259	52	775	4,536
Unaffiliated preferred stocks	4	—	—	4

	$5,263	$52	$775	$4,540

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Unaffiliated common stocks	$4	$2	$—	$6

The carrying amount and estimated fair value of long and short-term bonds at December 31, 2023, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	2023
	Carrying Value	Fair Value
December 31:
Due in one year or less	$100	$99
Due after one year through five years	586	567
Due after five years through ten years	851	774
Due after ten years	2,433	2,062

Subtotal	3,970	3,502
Mortgage and other asset-backed securities	1,008	919

Total	$4,978	$4,421

32

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The estimated fair value of bonds, preferred stocks and common stocks with gross unrealized losses at December 31, 2023 and 2022 is as follows:

	2023
	Equal to or Greater than 12 Months		Less than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
United States Government and agencies	$14	$4	$181	$25
State, municipal and other government	84	16	—	—
Hybrid securities	32	4	—	—
Industrial and miscellaneous	2,406	463	99	2
Mortgage and other asset-backed securities	718	107	56	1

Total bonds	$3,254	$594	$336	$28

Preferred stocks-unaffiliated	—	—	4	—
Common stocks-unaffiliated	—	—	3	—

	$3,254	$594	$343	$28

	2022
	Equal to or Greater than 12 Months		Less than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
United States Government and agencies	$—	$—	$222	$25
State, municipal and other government	27	8	64	11
Hybrid securities	13	4	28	2
Industrial and miscellaneous	542	221	2,212	376
Mortgage and other asset-backed securities	240	48	642	80

Total bonds	$822	$281	$3,168	$494

Preferred stocks-unaffiliated	—	—	4	—
Common stocks-unaffiliated	—	—	3	—

	$822	$281	$3,175	$494

During 2023 and 2022, there were no loan-backed or structured securities with a recognized OTTI due to intent to sell or lack of intent and ability to hold.

For loan-backed and structured securities with a recognized OTTI due to the Company’s cash flow analysis, in which the security is written down to estimated future cash flows discounted at the security’s effective yield, in 2023, 2022 and 2021, the Company recognized OTTI of $6, $3 and $0, respectively.

33

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following loan-backed and structured securities were held at December 31, 2023, for which an OTTI was recognized during the current reporting period:

CUSIP	Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
46642MAA6	$11	$6	$5	$6	$3	12/31/2023
05604LAE2	1	—	1	—	—	12/31/2023

			$6

The unrealized losses of loan-backed and structured securities where fair value is less than cost or amortized cost for which an OTTI has not been recognized in earnings as of December 31, 2023 and 2022 is as follows:

	2023		2022
	Losses 12 Months or More	Losses Less Than 12 Months	Losses 12 Months or More	Losses Less Than 12 Months
Year ended December 31:
The aggregate amount of unrealized losses	$110	$1	$48	$80
The aggregate related fair value of securities with unrealized losses	718	70	240	648

At December 31, 2023 and 2022, respectively, for bonds and preferred stocks that have been in a continuous loss position for greater than or equal to twelve months, the Company held 905 and 258 securities with a carrying amount of $3,848 and $1,103, and an unrealized loss of $594 and $281. Of this portfolio, at December 31, 2023 and 2022, 95.6% and 88.4% were investment grade with associated unrealized losses of $567 and $251, respectively.

At December 31, 2023 and 2022, respectively, for bonds and preferred stocks that have been in a continuous loss position for less than twelve months, the Company held 134 and 898 securities with a carrying amount of $367 and $3,666, and an unrealized loss of $28 and $494. Of this portfolio, at December 31, 2023 and 2022, 97.7% and 96.6% were investment grade with associated unrealized losses of $27 and $479, respectively.

At December 31, 2023 and 2022, there were no common stocks that have been in a continuous loss position for greater than or equal to twelve months.

At December 31, 2023 and 2022, respectively, for common stocks that have been in a continuous loss position for less than twelve months, the Company held 2 and 2 securities with a cost of $3 and $3 and no unrealized losses.

During the years ended December 31, 2023 and 2022, the Company held no 5GI securities.

34

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

During 2023 and 2022, respectively, the Company sold, redeemed or otherwise disposed of 3 and 17 securities as a result of a callable feature which generated investment income of $0 and $3 as a result of a prepayment penalty and/or acceleration fee.

Proceeds from sales and other disposals of bonds and preferred stock and related gross realized capital gains and losses are reflected in the following table. The amounts exclude maturities and include transfers associated with reinsurance agreements, if applicable.

	Year Ended December 31
	2023	2022	2021
Proceeds	$371	$695	$1,177

Gross realized gains	$8	$11	$38
Gross realized losses	(5)	(28)	(12)

Net realized capital gains (losses)	$3	$(17)	$26

The Company had gross realized losses, which relate to losses recognized on other-than-temporary declines in the fair value of bonds and preferred stocks, for the years ended December 31, 2023, 2022 and 2021 of $5, $28 and $2, respectively.

At December 31, 2023 and 2022, the Company had no investments in restructured securities. There were no capital gains (losses) taken as a direct result of restructures in 2023, 2022 and 2021.

Mortgage Loans

The credit quality of mortgage loans by type of property for the years ended December 31, 2023 and 2022 were as follows:

	Farm	Commercial	Total
December 31, 2023
AAA - AA	$—	$934	$934
A	14	822	836
BBB	—	69	69
B	—	2	2

	$14	$1,827	$1,841

35

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Farm	Commercial	Total
December 31, 2022
AAA - AA	$—	$1,190	$1,190
A	14	595	609
BBB	—	52	52
BB	—	2	2

	$14	$1,839	$1,853

The credit quality for commercial and farm mortgage loans was determined based on an internal credit rating model which assigns a letter rating to each mortgage loan in the portfolio as an indicator of the credit quality of the mortgage loan. The internal credit rating model was designed based on rating agency methodology, then modified for credit risk associated with the Company’s mortgage lending process, taking into account such factors as projected future cash flows, net operating income and collateral value. The model produces a credit rating score and an associated letter rating which is intended to align with S&P ratings as closely as possible. Information supporting the credit risk rating process is updated at least annually.

During 2023, the Company issued mortgage loans with a maximum interest rate of 6.40% and a minimum interest rate of 5.50% for commercial loans. The maximum percentage of any one admitted loan to the value of the security (exclusive of insured or guaranteed or purchase money mortgages) originated or acquired during the year ending December 31, 2023 at the time of origination was 56%. During 2022, the Company issued mortgage loans with a maximum interest rate of 5.69% and a minimum interest rate of 2.81% for commercial loans. The maximum percentage of any one admitted loan to the value of the security (exclusive of insured or guaranteed or purchase money mortgages) originated or acquired during the year ending December 31, 2022 at the time of origination was 67%.

During 2023 and 2022, the Company issued no farm mortgage loans.

During 2023 and 2022, the Company did not reduce the interest rate on any outstanding mortgage loans.

The age analysis of mortgage loans and identification in which the Company is a participant or co-lender in a mortgage loan agreement is as follows for December 31, 2023 and 2022:

		Commercial
	Farm	All Other	Total
December 31, 2023
Recorded Investment (All) Current	$14	$1,827	$1,841

Participant or Co-lender in Mortgage Loan Agreement Recorded Investment	$14	$575	$589

36

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

		Commercial
	Farm	All Other	Total
December 31, 2022
Recorded Investment (All) Current	$14	$1,839	$1,853

Participant or Co-lender in Mortgage Loan Agreement Recorded Investment	$14	$586	$600

There were no impaired mortgage loans held without an allowance for credit losses as of December 31, 2023 and 2022, respectively, that were subject to participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loans.

The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 91 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on nonperforming loans generally is recognized on a cash basis.

No mortgage loan foreclosures occurred during 2023, 2022 and 2021.

At December 31, 2023 and 2022, the Company held a mortgage loan loss reserve in the AVR of $18 and $18, respectively.

The Company’s mortgage loan portfolio is diversified by geographic region and specific collateral property type as follows:

Geographic Distribution
	December 31
	2023	2022
Pacific	31%	30%
South Atlantic	18	18
Middle Atlantic	13	13
E. North Central	16	16
Mountain	10	11
W. North Central	3	4
W. South Central	4	4
E. South Central	4	3
New England	1	1

Property Type Distribution
	December 31
	2023	2022
Apartment	54%	53%
Industrial	22	23
Retail	14	14
Office	7	9
Medical	2	0
Agricultural	1	1

37

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Other Invested Assets

During 2023, 2022 and 2021, the Company recognized no impairment write downs for its investments in joint ventures and limited partnerships.

Tax Credits

At December 31, 2023, the Company had ownership interests in five LIHTC investments with a carrying value of $64. The remaining years of unexpired tax credits ranged from one to nine, and the properties were not subject to regulatory review. The length of time remaining for holding periods ranged from one to eleven years. The amount of contingent equity commitments expected to be paid during the year 2024 is $1. Tax credits expenses recognized in 2023 were $15 and other tax benefits recognized in 2023 were $2. There were no impairment losses, write-downs or reclassifications during the year related to any of these credits.

At December 31, 2022, the Company had ownership interests in five LIHTC investments with a carrying value of $79. The remaining years of unexpired tax credits ranged from two to ten, and the properties were not subject to regulatory review. The length of time remaining for holding periods ranged from one to twelve years. The amount of contingent equity commitments expected to be paid during the year 2023 is $1. Tax credits expenses recognized in 2022 were $15 and other tax benefits recognized in 2022 were $2. There were no impairment losses, write-downs or reclassifications during the year related to any of these credits.

The Company has transferable state tax credits that are insignificant.

The Company did not have any non-transferable state tax credits.

The Company estimated the utilization of the remaining state transferable tax credits by projecting a future tax liability based on projected premium, tax rates and tax credits, and comparing the projected future tax liability to the availability of remaining state transferable tax credits. The Company had no impairment losses related to state transferable tax credits.

Derivatives

The Company has entered into collateral agreements with certain counterparties wherein the counterparty is required to post assets (cash or securities) on the Company’s behalf in an amount equal to the difference between the net positive fair value of the contracts and an agreed upon threshold based on the credit rating of the counterparty. If the net fair value of all contracts with this counterparty is negative, then the Company is required to post similar assets (cash or securities). Fair value of derivative contracts, aggregated at a counterparty level at December 31, 2023 and 2022 was as follows:

	2023	2022
Fair value - positive	$49	$213
Fair value - negative	(56)	(224)

38

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2023, 2022 and 2021, the Company has recorded unrealized gains (losses) of $2, ($1) and $31, respectively, for the component of derivative instruments utilized for hedging purposes that did not qualify for hedge accounting. This has been recorded directly to unassigned surplus as an unrealized gain (loss). The Company did not recognize any unrealized gains or losses during 2023, 2022 and 2021 that represented the component of derivative instruments gain or loss that was excluded from the assessment of hedge effectiveness.

Summary of realized gains (losses) by derivative type for the years ended December 31, 2023, 2022 and 2021:

	2023	2022	2021
Swaps:
Interest rate	$(40)	$(167)	$(14)
Total return	(49)	55	(77)

Total swaps	$(89)	$(112)	$(91)

Futures - net positions	(5)	(76)	(23)

Total realized gains (losses)	$(94)	$(188)	$(114)

The average estimated fair value of derivatives held for other than hedging purposes is presented in the following table for the years ended December 31, 2023 and 2022:

	Asset(1)		Liability(1)
	2023	2022	2023	2022
Derivative component of RSATs
Credit default swaps	$6	$3	$—	$—

(1)	Asset and liability classification of derivatives is based on each derivative’s positive (asset) or negative (liability) book/adjusted carrying value.

The estimated fair value of derivatives held for other than hedging purposes is presented in the following table for the years ended December 31, 2023 and 2022:

	Asset(1)		Liability(1)
	2023	2022	2023	2022
Derivative component of RSATs
Credit default swaps	$10	$4	$—	$—

(1)	Asset and liability classification of derivatives is based on each derivative’s positive (asset) or negative (liability) book/adjusted carrying value.

The Company did not have net realized gains (losses) on derivatives held for other than hedging purposes for the years ended December 31, 2023, 2022 and 2021.

As stated in Note 2, the Company replicates investment grade corporate bonds and sovereign debt by writing credit default swaps. As a writer of credit swaps, the Company actively monitors the underlying asset, being careful to note any events (default or similar credit event) that would require the Company to perform on the credit swap. If such events would take place, a payment

39

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

equal to the notional amount of the contract, less any potential recoveries as determined by the underlying agreement, will be made by the Company to the counterparty to the swap.

The following tables present the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at December 31, 2023 and 2022:

		2023
Rating Agency Designation of Referenced Credit Obligations (1)	NAIC Designation	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)
AAA/AA/A	1
Single name credit default swaps (3)		$2	$101	3.4
Credit default swaps referencing indices		—	20	37.7

Subtotal		2	121	9.1

BBB	2
Single name credit default swaps (3)		5	214	3.0
Credit default swaps referencing indices		3	166	2.8

Subtotal		8	380	2.9

BB	3
Single name credit default swaps (3)		—	10	2.5

Subtotal		—	10	2.5

Total		$10	$511	4.1

(1)

The rating agency designations are based on availability and the blending of the applicable ratings among Moody’s Investors Service (“Moody’s”), Standard and Poor’s Rating Services (“S&P”), and Fitch Ratings. If no rating is available from a rating agency, then an internally derived rating is used.

(2)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.
(3)	Includes corporate, foreign government and state entities.

40

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

		2022
Rating Agency Designation of Referenced Credit Obligations (1)	NAIC Designation	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)
AAA/AA/A	1
Single name credit default swaps (3)		$—	$71	4.0
Credit default swaps referencing indices		—	20	38.7

Subtotal		—	91	11.6

BBB	2
Single name credit default swaps (3)		2	249	2.6
Credit default swaps referencing indices		1	156	2.3

Subtotal		3	405	2.5

BB	3
Single name credit default swaps (3)		—	10	3.5

Subtotal		—	10	3.5

B	4
Single name credit default swaps (3)		—	5	1.0

Subtotal		—	5	1.0

Total		$3	$511	4.1

(1)

The rating agency designations are based on availability and the blending of the applicable ratings among Moody’s Investors Service (“Moody’s”), Standard and Poor’s Rating Services (“S&P”), and Fitch Ratings. If no rating is available from a rating agency, then an internally derived rating is used.

(2)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.
(3)	Includes corporate, foreign government and state entities.

The Company may enter into credit default swaps to purchase credit protection on certain of the referenced credit obligations in the table above. At December 31, 2023, there were not any potential future recoveries available to offset the $511 from the table above. At December 31, 2022, there were not any potential future recoveries available to offset the $511 from the table above.

41

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

At December 31, 2023 and 2022, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or Notional Amount (1)		Fair Value
	2023	2022	2023	2022
Derivative assets:
Credit default swaps	$476	$466	$10	$4
Currency swaps	131	138	9	20
Equity futures	—	—	—	1
Equity swaps	—	192	—	5
Interest rate swaps	407	2,097	26	181
Options	14	—	—	—
Derivative liabilities:
Credit default swaps	61	69	1	—
Currency swaps	23	16	1	1
Equity futures	—	—	—	1
Equity swaps	302	101	23	7
Interest rate futures	—	—	1	—
Interest rate swaps	90	2,182	27	212
Options	(43)	—	1	—

(1)	Futures are presented in contract format. Swaps and options are presented in notional format.

Restricted Assets

The following tables show the pledged or restricted assets as of December 31, 2023 and 2022, respectively:

	Gross Restricted (Admitted & Nonadmitted) 2023
Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total S/A Restricted Assets	S/A Assets Supporting G/A Activity	Total
Collateral held under security lending agreements	$321	$—	$—	$—	$321
Subject to dollar repurchase agreements	20	—	—	—	20
FHLB capital stock	3	—	—	—	3
On deposit with states	3	—	—	—	3
Pledged as collateral not captured in other categories	149	—	—	—	149

Total restricted assets	$496	$—	$—	$—	$496

42

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Gross (Admitted & Nonadmitted) Restricted				Percentage
Restricted Asset Category	Total From Prior Year (2022)	Increase/ (Decrease)	Total Nonadmitted Restricted	Total Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$412	$(91)	$—	$321	1.17%	1.17%
Subject to dollar repurchase agreements	20	—	—	20	0.07	0.07
FHLB capital stock	3	—	—	3	0.01	0.01
On deposit with states	3	—	—	3	0.01	0.01
Pledged as collateral not captured in other categories	148	1	—	149	0.54	0.54

Total restricted assets	$586	$(90)	$—	$496	1.80%	1.80%

The following tables show the pledged or restricted assets in other categories as of December 31, 2023 and 2022, respectively:

	Gross Restricted (Admitted & Nonadmitted) 2023
Description of Assets	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total S/A Restricted Assets	S/A Assets Supporting G/A Activity	Total
Derivatives	$149	$—	$—	$—	$149

Total	$149	$—	$—	$—	$149

	Gross (Admitted & Nonadmitted) Restricted				Percentage
Description of Assets	Total From Prior Year (2022)	Increase/ (Decrease)	Total Nonadmitted Restricted	Total Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivatives	$148	$1	$—	$149	0.54%	0.55%

Total	$148	$1	$—	$149	0.54%	0.55%

43

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables show the collateral received and reflected as assets within the financial statements as of December 31, 2023 and 2022:

	2023
Collateral Assets	Carrying Value	Fair Value	% of CV to Total Assets (Admitted and Nonadmitted)	% of CV to Total Admitted Assets
Cash	$58	$58	0.64%	0.65%
Securities lending collateral assets	321	321	3.56	3.59

Total collateral assets	$379	$379	4.20%	4.24%

	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral asset	$379	4.72%

	2022
Collateral Assets	Carrying Value	Fair Value	% of CV to Total Assets (Admitted and Nonadmitted)	% of CV to Total Admitted Assets
Cash	$71	$68	0.83%	0.84%
Securities lending collateral assets	412	412	4.81	4.86

Total collateral assets	$483	$480	5.64%	5.70%

	Amount	% of Liability to Total Liabilities
Recognized obligation to return collateral asset	$483	6.33%

44

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Net Investment Income

Detail of net investment income is presented below:

	Year Ended December 31
	2023	2022	2021
Income:
Bonds	$212	$222	$249
Common stocks	1	—	1
Mortgage loans on real estate	74	71	87
Policy loans	8	8	8
Cash, cash equivalents and short-term investments	7	4	—
Derivatives	25	20	16
Other invested assets	17	19	(5)

Gross investment income	344	344	356
Less: investment expenses	17	17	20

Net investment income before amortization of IMR	327	327	336
Amortization of IMR	3	6	6

Net investment income	$330	$333	$342

The gross, nonadmitted and admitted amounts for interest income due and accrued are presented in the following table:

	2023	2022
Gross	$58	$63
Nonadmitted	$—	$1
Admitted	$58	$62

At December 31, 2023, the Company had no cumulative amounts for paid-in-kind interest included in the principle balance. At December 31, 2022, the Company did not report a paid-in-kind interest balance.

45

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Realized Capital Gains (Losses)

Net realized capital gains (losses) on investments, including OTTI, are summarized below:

	Realized
	Year Ended December 31
	2023	2022	2021
Bonds	$(10)	$(24)	$25
Common stocks	(1)	1	3
Derivatives	(94)	(188)	(114)
Other invested assets	1	18	(1)

Change in realized capital gains (losses), before taxes	(104)	(193)	(87)
Federal income tax effect	(2)	(2)	(12)
Transfer from (to) interest maintenance reserve	6	16	(16)

Net realized capital gains (losses) on investments	$(100)	$(179)	$(115)

46

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Unrealized Capital Gains (Losses)

The changes in net unrealized capital gains and losses on investments, including the changes in net unrealized foreign capital gains and losses were as follows:

	Change in Unrealized
	Year Ended December 31
	2023	2022	2021
Bonds	$2	$2	$2
Preferred stocks	—	—	1
Common stocks	(2)	—	—
Affiliated entities	—	1	—
Derivatives	(1)	(31)	(2)
Other invested assets	19	11	15

Change in unrealized capital gains (losses), before taxes	18	(17)	16
Taxes on unrealized capital gains (losses)	(4)	(6)	(4)

Change in unrealized capital gains (losses), net of tax	$14	$(23)	$12

Admitted Disallowed IMR

The Company has admitted net negative (disallowed) IMR in accordance with the following criteria:

A.	Fixed income investments generating IMR losses comply with the reporting entity’s documented investment or liability management policies.

B.

IMR losses for fixed income related derivatives are all in accordance with prudent and documented risk management procedures, in accordance with a reporting entity’s derivative use plans and reflect symmetry with historical treatment in which unrealized derivative gains were reversed to IMR and amortized in lieu of being recognized as realized gains upon derivative termination.

C.

Any deviation to (a) was either because of a temporary and transitory timing issue or related to a specific event, such as a reinsurance transaction, that mechanically made the cause of IMR losses not reflective of reinvestment activities.

D.

Asset sales that were generating admitted negative IMR were not compelled by liquidity pressures (e.g., to fund significant cash outflows including, but not limited to excess withdrawals and collateral calls).

The aggregate net negative (disallowed) IMR allocation is presented in the following table for the year ended December 31, 2023:

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2023	$18	$—	$18	$—

47

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The allocation of the admitted negative (disallowed) IMR is presented in the following table for the year ended December 31, 2023:

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2023	$13	$—	$13	$—

The calculation of adjusted capital and surplus with consideration of the negative (disallowed) IMR is presented in the following table for the year ended December 31, 2023:

2023
Prior period, as of September 30, 2023, the most recent statement filed with the NYDFS, general account capital and surplus	$847
From prior period SAP financials:
Net positive goodwill (admitted)	—
EDP equipment & operating system software (admitted)	—
Net DTAs (admitted)	23
Net negative (disallowed) IMR (admitted)	—

Adjusted capital and surplus	$824

The admitted net negative (disallowed) IMR represents 1.62% of adjusted capital and surplus for 2023.

The Company did not have gains/losses associated with derivatives sold allocated to IMR during 2023.

48

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

6. Policy and Contract Attributes

Insurance Liabilities

Policy reserves, deposit-type contracts and policy claims at December 31, 2023 and 2022 were as follows:

	Year Ended December 31
	2023	2022
Life insurance reserves	$1,569	$1,450
Annuity reserves and supplementary contracts with life contingencies	4,325	4,752
Accident and health reserves (including long term care)	279	338

Total policy reserves	$6,173	$6,540

Deposit-type contracts	30	31
Policy claims	37	35

Total policy reserves, deposit-type contracts and claim liabilities	$6,240	$6,606

Life Insurance Reserves

The aggregate policy reserves for life insurance policies are based upon the 1941, 1958, 1980, 2001 and 2017 Commissioner’s Standard Ordinary Mortality Tables. The reserves are calculated using interest rates ranging from 2.00 to 7.25 percent and are computed principally on the Net Level Premium Valuation and the Commissioner’s Reserve Valuation Method. Reserves for universal life policies are based on account balances adjusted for the Commissioner’s Reserve Valuation Method.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium for periods beyond the date of death.

Additional premiums are charged or additional mortality charges are assessed for policies issued on substandard lives according to underwriting classification. Generally, reserves are determined by computing the regular reserve for the plan at the true age and holding, in addition, the unearned portion of the extra premium charge for the year. For certain flexible premium and fixed premium universal life insurance products, reserves are calculated utilizing the Commissioner’s Reserve Valuation Method for universal life policies and recognizing any substandard ratings.

As of December 31, 2023 and 2022, the Company had insurance in force aggregating $4,383 and $5,812, respectively, in which the gross premiums are less than the net premiums required by the valuation standards established by the NYDFS. The Company established policy reserves of $471 and $717 to cover these deficiencies as of December 31, 2023 and 2022, respectively.

49

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The Company does not issue participating life insurance policies.

Annuity Reserves and Supplementary Contracts Involving Life Contingencies

Deferred annuity reserves are calculated according to the Commissioner’s Annuity Reserve Valuation Method including excess interest reserves to cover situations where the future interest guarantees plus the decrease in surrender charges are in excess of the maximum valuation rates of interest.

Reserves for immediate annuities and supplementary contracts with and without life contingencies are equal to the present value of future payments assuming interest rates ranging from 1.00 to 11.25 percent and mortality rates, where appropriate, from a variety of tables.

Annuity reserves also include GICs and funding agreements classified as life-type contracts as defined in SSAP No. 50, Classifications of Insurance or Managed Care Contracts. These liabilities have annuitization options at guaranteed rates and consist of floating interest rate and fixed interest rate contracts. The contract reserves are carried at the greater of the account balance or the value as determined for an annuity with cash settlement option, on a change in fund basis, according to the Commissioner’s Annuity Reserve Valuation Method.

For variable annuities with guaranteed living benefits and/or minimum guaranteed death benefits, the Company complies with Reg 213. Reg 213 specifies statutory reserve requirements for variable annuity contracts (VACARVM) with benefit guarantees and without benefit guarantees and related products. Examples of covered guaranteed benefits include return of premium death benefits, guaranteed minimum accumulation benefits, guaranteed minimum income benefits, guaranteed minimum withdrawal benefits and guaranteed payout annuity floors. The Reg 213 reserve calculations include standard scenario calculations from the prior Actuarial Guideline 43 (AG 43) as well as reserve requirements based on the NAIC Valuation Manual Section 21 (VM-21) Principles Based Reserving for Variable Annuities. The reserve for contracts falling within the scope of Reg 213 is split into pre and post January 1, 2020 contract issues and is calculated at a contract level with no aggregation. For pre 2020 business, the reserve is the greater of the VM-21 reserve or the modified AG 43 standard scenario reserve. For post 2020 business, the reserve is the greater of the VM-21 reserve and the New York Objective Floor; the New York Objective Floor is the maximum of two distinct modified AG 43 standard scenario reserves, the cash surrender value and the option value floor.

The VM-21 reserve is equal to the Conditional Tail Expectation (CTE) amount plus an additional standard projection amount if the Company’s non-economic assumptions differ enough from industry assumptions. To determine the CTE amount, the Company uses 1,000 of the pre-packaged scenarios developed by the American Academy of Actuaries (AAA) and the Society of Actuaries and prudent estimate assumptions based on Company experience. The Standard Projection Amount is determined using the same CTE calculations but replaces the Company’s own assumptions with prescribed assumptions and methods specified in VM-21.

50

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Accident and Health Liabilities

Accident and health policy reserves are equal to the greater of the gross unearned premiums or any required mid-terminal reserves plus net unearned premiums and the present value of amounts not yet due on both reported and unreported claims.

At December 31, 2023 and 2022, the Company had no premium deficiency reserve related to accident and health policies.

Liabilities for losses and loss/claim adjustment expenses for accident and health contracts are estimated using statistical claim development models to develop best estimates of liabilities for medical expense business and using tabular reserves employing mortality/morbidity tables and discount rates meeting minimum regulatory requirements for other business. Unpaid claims include amounts for losses and related adjustment expenses and are estimates of the ultimate net costs of all losses, reported and unreported. These estimates are subject to the impact of future changes in claim severity, frequency and other factors.

Activity in the liability for unpaid claims and related processing costs net of reinsurance is summarized as follows:

	Unpaid Claims Liability Beginning of Year	Claims Incurred	Claims Paid	Unpaid Claims Liability End of Year
Year ended December 31, 2023
2023	$—	$67	$38	$29
2022 and prior	40	2	30	12

	40	$69	$68	41

Active life reserve	$313			$252

Total accident and health reserves	$353			$293

	Unpaid Claims Liability Beginning of Year	Claims Incurred	Claims Paid	Unpaid Claims Liability End of Year
Year ended December 31, 2022
2022	$—	$61	$33	$28
2021 and prior	35	7	30	12

	35	$68	$63	40

Active life reserve	$301			$313

Total accident and health reserves	$336			$353

The change in the Company’s unpaid claims reserve was $2 and $7 for the years ended December 31, 2023 and 2022, respectively, for health claims that were incurred prior to those Balance Sheets date. The change in 2023 and 2022 resulted primarily from variances in the estimated frequency of claims and claim severity.

51

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Activity in the liability for unpaid claims adjustment expense is summarized as follows:

	Liability Beginning of Year	Incurred	Paid	Liability End of Year
Year ended December 31, 2023
2023	$—	$1	$1	$—
2022 and prior	—	—	—	—

	$—	$1	$1	$—

Year ended December 31, 2022
2022	$—	$1	$1	$—
2021 and prior	—	—	—	—

	$—	$1	$1	$—

The Company increased the claim adjustment expense provision for insured events of prior years during 2023.

Premium and Annuity Considerations Deferred and Uncollected

Reserves on the Company’s traditional life insurance products are computed using mean and interpolated or mid-terminal reserving methodologies. The mean methodologies result in the establishment of assets for the amount of the net valuation premiums that are anticipated to be received between the policy’s paid-through date to the policy’s next anniversary date. The interpolated methodologies do not require the establishment of such assets, however, it is required to hold unearned premium liabilities. At December 31, 2023 and 2022, the gross premiums and net of loading amounts related to these assets (which are reported as premiums deferred and uncollected), are as follows:

	2023		2022
	Gross	Net of Loading	Gross	Net of Loading
Life and annuity:
Ordinary renewal business	$3	$3	$3	$3

	$3	$3	$3	$3

Deposit-type Contracts

Tabular interest on funds not involving life contingencies has been determined primarily by formula.

52

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Withdrawal Characteristics of Annuity Reserves and Deposit Funds

A portion of the Company’s policy reserves and other policyholders’ funds (including separate account liabilities) relates to liabilities established on a variety of the Company’s annuity, deposit fund and life products. There may be certain restrictions placed upon the amount of funds that can be withdrawn without penalty. The amount of reserves on annuity and deposit fund products, by withdrawal characteristics, is summarized as follows:

	December 31
	2023
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Individual Annuities:
Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$—	$18	$—	$18	—%
At book value less surrender charge of 5% or more	43	—	—	43	1
At fair value	—	—	4,123	4,123	83

Total with adjustment or at fair value	43	18	4,123	4,184	84
At book value without adjustment (minimal or no charge or adjustment)	549	—	—	549	11
Not subject to discretionary withdrawal provision	240	—	16	256	5

Total individual annuity reserves	832	18	4,139	4,989	100%

Less reinsurance ceded	135	—	—	135

Net individual annuities reserves	$697	$18	$4,139	$4,854

Amount included in book value less surrender charge above that will move to book value without adjustment in the year after the statement date	$9	$—	$—	$9

53

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31
	2023
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Group Annuities:
Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$776	$1	$—	$777	4%
At book value less surrender charge of 5% or more	492	—	—	492	3
At fair value	—	323	12,770	13,093	75

Total with adjustment or at fair value	1,268	324	12,770	14,362	82
At book value without adjustment (minimal or no charge or adjustment)	1,892	49	—	1,941	11
Not subject to discretionary withdrawal provision	467	—	801	1,268	7

Total group annuities reserves	3,627	373	13,571	17,571	100%

Net group annuities reserves	$3,627	$373	$13,571	$17,571

	December 31
	2023
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Deposit-type contracts (no life contingencies):
Subject to discretionary withdrawal with adjustment:
At book value without adjustment (minimal or no charge or adjustment)	$1	$—	$—	$1	2%
Not subject to discretionary withdrawal provision	44	—	1	45	98

Total deposit-type contracts	45	—	1	46	100%

Less reinsurance ceded	14	—	—	14

Net deposit-type contracts	$31	$—	$1	$32

54

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Amount
Reconciliation to the Annual Statement:
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities section, total (net)	$4,269
Exhibit 5, Supp contracts with life contingencies section, total (net)	56
Exhibit 7, Deposit-type contracts, net balance at the end of the current year after reinsurance	30

Subtotal	4,355
Separate Accounts Annual Statement:
Exhibit 3, Annuities section, total	18,078
Exhibit 3, Supp contracts with life contingencies section, total	23
Other contract deposit funds	1

Subtotal	18,102

Combined total	$22,457

	December 31
	2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Individual Annuities:
Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$—	$20	$—	$20	—%
At book value less surrender charge of 5% or more	49	—	—	49	1
At fair value	—	—	3,916	3,916	80

Total with adjustment or at fair value	49	20	3,916	3,985	81
At book value without adjustment (minimal or no charge or adjustment)	618	—	—	618	13
Not subject to discretionary withdrawal provision	291	—	10	301	6

Total individual annuity reserves	958	20	3,926	4,904	100%

Less reinsurance ceded	136	—	—	136

Net individual annuity reserves	$822	$20	$3,926	$4,768

Amount included in book value less surrender charge above that will move to book value without adjustment in the year after the statement date	$12	$—	$—	$12

55

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31
	2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Group Annuities:
Subject to discretionary withdrawal with adjustment:
With fair value adjustment	$813	$26	$—	$839	5%
At book value less surrender charge of 5% or more	553	—	—	553	3
At fair value	—	389	10,845	11,234	70

Total with adjustment or at fair value	1,366	415	10,845	12,626	78
At book value without adjustment (minimal or no charge or adjustment)	2,048	56	—	2,104	13
Not subject to discretionary withdrawal provision	493	—	843	1,336	9

Total group annuity reserves	3,907	471	11,688	16,066	100%

Net group annuity reserves	$3,907	$471	$11,688	$16,066

	December 31
	2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent
Deposit-type contracts (no life contingencies):
Subject to discretionary withdrawal with adjustment:
At book value without adjustment (minimal or no charge or adjustment)	$1	$—	$—	$1	2%
Not subject to discretionary withdrawal provision	45	—	2	47	98

Total deposit-type contracts	46	—	2	48	100%

Less reinsurance ceded	15	—	—	15

Net deposit-type contracts	$31	$—	$2	$33

56

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Amount
Reconciliation to the Annual Statement:
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities section, total (net)	$4,673
Exhibit 5, Supp contracts with life contingencies section, total (net)	56
Exhibit 7, Deposit-type contracts, net balance at the end of the current year after reinsurance	31

Subtotal	4,760
Separate Accounts Annual Statement:
Exhibit 3, Annuities section, total	16,093
Exhibit 3, Supp contracts with life contingencies section, total	12
Other contract deposit funds	2

Subtotal	16,107

Combined total	$20,867

57

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The amount of reserves on life products, by withdrawal characteristics, is summarized as follows:

	December 31
	2023
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$1	$2
Universal life	674	578	716
Universal life with secondary guarantees	24	25	94
Indexed universal life with secondary guarantees	525	433	476
Other permanent cash value life insurance	—	66	83
Variable universal life	25	25	55
Not subject to discretionary withdrawal or no cash values
Term policies without cash value	—	—	282
Accidental death benefits	—	—	1
Disability- active lives	—	—	1
Disability- disabled lives	—	—	3
Miscellaneous reserves	—	—	55

Total (gross)	1,248	1,128	1,768
Reinsurance ceded	174	174	199

Total (net)	$1,074	$954	$1,569

As of December 31, 2023, the Company did not hold any life reserves for separate accounts with guarantees.

	December 31
	2023
	Separate Account - Nonguaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$150	$150	$284

Total (net)	$150	$150	$284

58

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Amount
Reconciliation to the Annual Statement:
Life & Accident & Health Annual Statement:
Exhibit 5, Life insurance section, total (net)	$1,509
Exhibit 5, Accidental death benefits section total (net)	1
Exhibit 5, Disability - active lives section, total (net)	1
Exhibit 5, Disability - disabled lives section, total (net)	3
Exhibit 5, Miscellaneous reserves section, total (net)	55

Subtotal	1,569
Separate Accounts Annual Statement:
Exhibit 3, Life insurance section, total	284

Subtotal	284

Combined total	$1,853

	December 31 2022
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$1	$1	$2
Universal life	667	565	697
Universal life with secondary guarantees	16	25	97
Indexed universal life with secondary guarantees	454	366	389
Other permanent cash value life insurance	66	66	83
Variable universal life	25	25	61
Not subject to discretionary withdrawal or no cash values
Term policies without cash value	—	—	280
Accidental death benefits	—	—	1
Disability- active lives	—	—	1
Disability- disabled lives	—	—	3
Miscellaneous reserves	—	—	37

Total (gross)	1,229	1,048	1,651
Reinsurance ceded	171	171	200

Total (net)	$1,058	$877	$1,451

As of December 31, 2022, the Company did not hold any life reserves for separate accounts with guarantees.

59

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31 2022
	Separate Account - Nonguaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans: Variable universal life	$126	$125	$247

Total (net)	$126	$125	$247

Amount
Reconcililation to the Annual Statement:
Life & Accident & Health Annual Statement:
Exhibit 5, Life insurance section, total (net)	$1,409
Exhibit 5, Accidental death benefits section total (net)	1
Exhibit 5, Disability - active lives section, total (net)	1
Exhibit 5, Disability - disabled lives section, total (net)	3
Exhibit 5, Miscellaneous reserves section, total (net)	37

Subtotal	1,451
Separate Accounts Annual Statement:
Exhibit 3, Life insurance section, total	247

Subtotal	247

Combined total	$1,698

60

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Separate Accounts

Separate account assets held by the Company represent contracts where the benefit is determined by the performance of the investments held in the separate account. Information regarding the separate accounts of the Company as of and for the years ended December 31, 2023, 2022 and 2021 is as follows:

	Nonindexed Guarantee Less Than or Equal to 4%	Nonguaranteed Separate Accounts	Total
Premiums, deposits and other considerations for the year ended December 31, 2023	$48	$2,576	$2,624

Reserves for separate accounts as of December 31, 2023 with assets at:
Fair value	$—	$17,995	$17,995
Amortized cost	391	—	391

Total as of December 31, 2023	$391	$17,995	$18,386

Reserves for separate accounts by withdrawal characteristics as of December 31, 2023:
With fair value adjustment	$19	$—	$19
At fair value	323	17,177	17,500
At book value without fair value adjustment and with current surrender charge of less than 5%	49	—	49

Subtotal	391	17,177	17,568
Not subject to discretionary withdrawal	—	818	818

Total separate account reserve liabilities at December 31, 2023	$391	$17,995	$18,386

61

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Nonindexed Guarantee Less Than or Equal to 4%	Nonguaranteed Separate Accounts	Total
Premiums, deposits and other considerations for the year ended December 31, 2022	$91	$4,347	$4,438

Reserves for separate accounts as of December 31, 2022 with assets at:
Fair value	$—	$15,863	$15,863
Amortized cost	491	—	491

Total as of December 31, 2022	$491	$15,863	$16,354

Reserves for separate accounts by withdrawal characteristics as of December 31, 2022:
With fair value adjustment	$46	$—	$46
At fair value	389	15,008	15,397
At book value without fair value adjustment and with current surrender charge of less than 5%	56	—	56

Subtotal	491	15,008	15,499
Not subject to discretionary withdrawal	—	855	855

Total separate account reserve liabilities at December 31, 2022	$491	$15,863	$16,354

62

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Nonindexed Guarantee Less Than or Equal to 4%	Nonguaranteed Separate Accounts	Total
Premiums, deposits and other considerations for the year ended December 31, 2021	$96	$4,289	$4,385

Reserves for separate accounts as of December 31, 2021 with assets at:
Fair value	$—	$26,023	$26,023
Amortized cost	505	—	505

Total as of December 31, 2021	$505	$26,023	$26,528

Reserves for separate accounts by withdrawal characteristics as of December 31, 2021:
With fair value adjustment	49	—	49
At fair value	395	24,949	25,344
At book value without fair value adjustment and with current surrender charge of less than 5%	61	—	61

Subtotal	505	24,949	25,454
Not subject to discretionary withdrawal	—	1,074	1,074

Total separate account reserve liabilities at December 31, 2021	$505	$26,023	$26,528

A reconciliation of the amounts transferred to and from the Company’s separate accounts is presented below:

	Year Ended December 31
	2023	2022	2021
Transfer as reported in the Summary of Operations of the separate accounts statement:
Transfers to separate accounts	$2,635	$4,443	$4,389
Transfers from separate accounts	(3,006)	(10,067)	(4,779)

Net transfers from separate accounts	(371)	(5,624)	(390)
Miscellaneous reconciling adjustments	6	7	3

Net transfers as reported in the Summary of Operations of the life, accident and health annual statement	$(365)	$(5,617)	$(387)

63

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The legal insulation of separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account. The assets legally insulated from general account claims at December 31, 2023 and 2022 are attributed to the following products:

	2023	2022
Variable life	$136	$125
Variable universal life	150	126
Variable annuities	4,425	4,205
Group annuities	11,683	9,859
Registered market value separate accounts	612	554
Non-registered market value separate accounts	64	64
Par annuities	970	984
Registered market value annuity product - SPL	2	3
Book value separate accounts	386	471

Total separate account assets	$18,428	$16,391

At December 31, 2023 and 2022, the Company held separate account assets not legally insulated from the general account in the amount of $19 and $21, respectively.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account paid risk charges of $49, $51, $53, $52 and $51, to the general account in 2023, 2022, 2021, 2020 and 2019, respectively. During the years ended December 31, 2023 and 2022, the general account of the Company had paid $2 toward separate account guarantees and during the year ended December 31, 2021, the general account of the Company had paid an insignificant amount toward separate account guarantees. During the years 2020 and 2019, the general account of the Company had paid $1 each year toward separate account guarantees.

At December 31, 2023 and 2022, the Company reported guaranteed separate account assets at amortized cost in the amount of $366 and $470, respectively, based upon the prescribed practice granted by the State of New York as described in Note 2. These assets had a fair value of $356 and $442 at December 31, 2023 and 2022, respectively, which would have resulted in an unrealized gain/(loss) of $(10) and ($27), respectively, had these assets been reported at fair value.

The Company does not participate in securities lending transactions within the separate account.

64

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

7. Reinsurance

Certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. The Company reinsures portions of the risk on certain insurance policies which exceed its established limits, thereby providing a greater diversification of risk and minimizing exposure on larger risks. The Company remains contingently liable with respect to any insurance ceded, and this would become an actual liability in the event that the assuming insurance company became unable to meet its obligation under the reinsurance treaty.

Premiums and annuity considerations include the following reinsurance amounts:

	Year Ended December 31
	2023	2022	2021
Direct premiums	$3,527	$5,196	$5,234
Reinsurance assumed - non affiliates	189	209	286
Reinsurance assumed - affiliates	—	—	—
Reinsurance ceded - non affiliates	(125)	(143)	(180)
Reinsurance ceded - affiliates	(74)	(77)	(118)

Net premiums earned	$3,517	$5,185	$5,222

The Company received reinsurance recoveries in the amount of $238, $253 and $343 during 2023, 2022 and 2021, respectively. At December 31, 2023 and 2022, estimated amounts recoverable from reinsurers that have been deducted from policy and contract claim reserves totaled $85 and $95, respectively. The aggregate reserves for policies and contracts were reduced for reserve credits for reinsurance ceded at December 31, 2023 and 2022 of $1,644 and $2,043, respectively, of which $898 and $956 were ceded to affiliates, respectively.

Effective July 1, 2022, the Company recaptured business previously ceded to Transamerica International Re (Bermuda), an affiliate. Subsequently, the Company novated the business to a third party. The reserves were initially recorded and then removed from the financials when novated in the amount of $128. Consideration of $9 was paid and subsequently received from the third party. As a result, there was no net financial statement impact.

Effective April 1, 2022, the Company recaptured business previously ceded to Transamerica International Re (Bermuda), an affiliate. Subsequently, the Company novated the business to a third party. The reserves were initially recorded and then removed from the financials when novated in the amount of $121. Consideration of $23 was received and subsequently paid to the third party. As a result, there was no net financial statement impact.

Effective December 1, 2021, the Company recaptured business previously ceded to Transamerica International Re (Bermuda), an affiliate. Subsequently, the Company novated the business to a third party. The reserves were initially recorded and then removed from the financials when novated in the amount of $282. Consideration of $17 was received and subsequently paid to the third party. As a result, there was no net financial statement impact.

65

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

8. Income Taxes

The net deferred income tax asset at December 31, 2023 and 2022 and the change from the prior year are comprised of the following components:

	December 31, 2023
	Ordinary	Capital	Total
Gross Deferred Tax Assets	$105	$10	$115
Statutory Valuation Allowance Adjustment	—	—	—

Adjusted Gross Deferred Tax Assets	105	10	115
Deferred Tax Assets Nonadmitted	52	—	52

Subtotal (Net Deferred Tax Assets)	53	10	63
Deferred Tax Liabilities	20	19	39

Net Admitted Deferred Tax Assets (Liabilities)	$33	$(9)	$24

	December 31, 2022
	Ordinary	Capital	Total
Gross Deferred Tax Assets	$115	$9	$124
Statutory Valuation Allowance Adjustment	—	—	—

Adjusted Gross Deferred Tax Assets	115	9	124
Deferred Tax Assets Nonadmitted	49	—	49

Subtotal (Net Deferred Tax Assets)	66	9	75
Deferred Tax Liabilities	27	18	45

Net Admitted Deferred Tax Assets (Liabilities)	$39	$(9)	$30

	Ordinary	Change Capital	Total
Gross Deferred Tax Assets	$(10)	$1	$(9)
Statutory Valuation Allowance Adjustment	—	—	—

Adjusted Gross Deferred Tax Assets	(10)	1	(9)
Deferred Tax Assets Nonadmitted	3	—	3

Subtotal (Net Deferred Tax Assets)	(13)	1	(12)
Deferred Tax Liabilities	(7)	1	(6)

Net Admitted Deferred Tax Assets (Liabilities)	$(6)	$—	$(6)

66

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The main components of deferred income tax amounts are as follows:

	Year Ended December 31
	2023	2022	Change
Deferred Tax Assets:
Ordinary
Policyholder reserves	$67	$77	$(10)
Investments	1	2	(1)
Deferred acquisition costs	29	27	2
Compensation and benefits accrual	1	1	—
Receivables - nonadmitted	5	7	(2)
Other	2	1	1

Subtotal	105	115	(10)

Statutory valuation allowance adjustment	—	—	—
Nonadmitted	52	49	3

Admitted ordinary deferred tax assets	53	66	(13)

Capital
Investments	10	9	1
Other			—

Subtotal	10	9	1

Statutory valuation allowance adjustment	—		—
Nonadmitted	—	—	—

Admitted capital deferred tax assets	10	9	1

Admitted deferred tax assets	$63	$75	$(12)

	Year Ended December 31
	2023	2022	Change
Deferred Tax Liabilities:
Ordinary
Investments	$—	$2	$(2)
Policyholder reserves	19	23	(4)
Capitalized ceding commissions		—	—
Other	1	2	(1)

Subtotal	20	27	(7)
Capital
Investments	19	18	1
Other	—	—	—

Subtotal	19	18	1

Deferred tax liabilities	39	45	(6)

Net admitted deferred tax assets (liabilities)	$24	$30	$(6)

67

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

As a result of the 2017 Tax Cuts and Jobs Act (TCJA), the Company’s tax reserve deductible temporary difference increased by $18. This change results in an offsetting $(18) taxable temporary difference that will be amortized into taxable income evenly over the eight years subsequent to 2017. The remaining amortizable balance is included within the Policyholder Reserves line items above.

The Inflation Reduction Act was enacted during the third quarter 2022 reporting period on August 16, 2022. The act included a provision which subjects high earning corporate taxpayers to the Corporate Alternative Minimum Tax (CAMT). The Company is part of an affiliated group that has determined it is a nonapplicable reporting entity for CAMT in 2023 and has not included any impacts of the CAMT in the financial statements as of December 31, 2023.

As discussed in Note 2, for the years ended December 31, 2023 and 2022, the Company admits deferred income tax assets pursuant to SSAP No. 101. The amount of admitted adjusted gross deferred income tax assets under each component of SSAP No. 101 is as follows:

		December 31, 2023
		Ordinary	Capital	Total
Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$1	$1	$2
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)	20	2	22
	1. Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	20	2	22
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	133
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities	32	7	39

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))	$53	$10	$63

68

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

		December 31, 2022
		Ordinary	Capital	Total
Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$2	$2
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)	27	1	28
	1. Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	27	1	28
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	123
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities	39	6	45

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))	$66	$9	$75

		Ordinary	Change Capital	Total
Admission Calculation Components SSAP No. 101
2(a)	Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$1	$(1)	$—
2(b)	Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets From 2(a) above) After Application of the Threshold Limitation (the Lesser of 2(b)1 and 2(b)2 below)	(7)	1	(6)
	1. Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	(7)	1	(6)
	2. Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	10
2(c)	Adjusted Gross Deferred Tax Assets (Excluding The Amount Of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities	(7)	1	(6)

2(d)	Deferred Tax Assets Admitted as the result of application of SSAP No. 101, Total (2(a) + 2(b) + 2(c))	$(13)	$1	$(12)

69

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	December 31
	2023	2022	Change
Ratio Percentage Used To Determine Recovery Period and Threshold Limitation Amount	1187%	1017%	170%

Amount of Adjusted Capital and Surplus Used To Determine Recovery Period and Threshold Limitation in 2(b)2 Above	$887	$818	$69

The impact of tax planning strategies at December 31, 2023 and 2022 was as follows:

	December 31, 2023
	Ordinary Percent	Capital Percent	Total Percent
Impact of Tax Planning Strategies:

(% of Total Adjusted Gross DTAs)	0%	0%	0%

(% of Total Net Admitted Adjusted Gross DTAs)	6%	0%	6%

	December 31, 2022
	Ordinary Percent	Capital Percent	Total Percent
Impact of Tax Planning Strategies:

(% of Total Adjusted Gross DTAs)	0%	0%	0%

(% of Total Net Admitted Adjusted Gross DTAs)	4%	0%	4%

The Company’s tax planning strategies do not include the use of reinsurance-related tax planning strategies.

Current income taxes incurred consist of the following major components:

	Year Ended December 31
	2023	2022	Change
Current Income Tax

Federal	$24	$1	$23

Subtotal	24	1	23
Federal income tax on net capital gains	2	2	—

Federal and foreign income taxes incurred	$26	$3	$23

70

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

	Year Ended December 31
	2022	2021	Change
Current Income Tax

Federal	$1	$17	$(16)

Subtotal	1	17	(16)
Federal income tax on net capital gains	2	12	(10)

Federal and foreign income taxes incurred	$3	$29	$(26)

The Company’s current income tax incurred and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income before tax as follows:

	Year Ended December 31
	2023	2022	2021
Current income taxes incurred	$26	$3	$29

Change in deferred income taxes (without tax on unrealized gains and losses)	(1)	(12)	(7)

Total income tax reported	$25	$(9)	$22

Income before taxes	$210	$55	$234
Federal statutory tax rate	21.00%	21.00%	21.00%

Expected income tax expense (benefit) at statutory rate	$44	$12	$49

Increase (decrease) in actual tax reported resulting from:

Pre-tax income of disregarded subsidiaries	$—	$—	$1
Dividends received deduction	(3)	(2)	(4)
Pre-tax items reported net of tax	(2)	(3)	(2)
Tax credits	(15)	(15)	(19)
Prior period tax return adjustment	(1)	6	—
Deferred tax change on other items in surplus	2	(7)	(2)
Other	—	—	(1)

Total income tax reported	$25	$(9)	$22

The Company’s federal income tax return is consolidated with other includible affiliated companies. Please see the listing of companies in Appendix A.

The method of allocation between the companies is subject to a written tax allocation agreement. Under the terms of the tax allocation agreement, allocations are based on separate income tax return calculations. The Company is entitled to recoup federal income taxes paid in the event the future losses and credits reduce the greater of the Company’s separately computed income tax liability or the consolidated group’s income tax liability in the year generated. The Company is also entitled to recoup federal income taxes paid in the event the losses and credits reduce the greater of the Company’s separately computed income tax liability or the consolidated group’s income tax liability in any carryback or carryforward year when so applied. Intercompany income

71

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

tax balances are settled within thirty days of payment to or filing with the Internal Revenue Service (IRS). A tax return has not been filed for 2023.

The following is income tax expense for current year and preceding years that is available for recoupment in the event of future losses:

Total
2021	$14
2022	2
2023	—

The total amount of the unrecognized tax benefits that if recognized would affect the effective income tax rate:

Unrecognized Tax Benefits
Balance at January 1, 2022	$2
Tax positions taken during prior period	—
Tax positions taken during current period	—
Settlements with taxing authorities	—
Lapse of applicable statute of limitations	—

Balance at December 31, 2022	$2
Tax positions taken during prior period	—
Tax positions taken during current period	—
Settlements with taxing authorities	—
Lapse of applicable statute of limitations	—

Balance at December 31, 2023	$2

The IRS completed its examination for 2009 through 2013 for which is currently at appeals with a refund pending Joint Committee on Taxation approval. The IRS opened an exam for the 2014 through 2018 amended tax returns. Federal income tax returns filed in 2019 through 2022 remain open, subject to potential future examination. The Company believes there are adequate defenses against, or sufficient provisions established related to any open or contested tax positions.

The Company classifies interest and penalties related to income taxes as income tax expense. The Company’s interest expense/(benefit) related to income taxes:

	Interest	Penalties	Total payable (receivable)
Balance at January 1, 2021	$(2)	$—	$(2)
Cash received (paid)	2	—	2

Balance at December 31, 2021	$—	$—	$—
Interest expense (benefit)	1	—	1

Balance at December 31, 2022	$1	$—	$1

Balance at December 31, 2023	$1	$—	$1

72

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

9. Capital and Surplus

The Company has authorized 24,000 common stock shares at $125 per share par value of which 15,067 shares were issued and outstanding at December 31, 2023 and 2022.

The Company is subject to limitations, imposed by the State of New York, on the payment of dividends to its stockholders. Generally, dividends during any twelve-month period may not be paid, without prior regulatory approval, in excess of the greater of (a) 10 percent of the Company’s statutory surplus as of the preceding December 31 or (b) the Company’s statutory gain from operations before net realized capital gains (losses) on investments for the preceding year, not to exceed earned surplus as of the preceding December 31. Subject to the availability of unassigned surplus at the time of such dividend, the maximum payment which may be made in 2024, without the prior approval of insurance regulatory authorities, is $201.

On September 28, 2023, the Company paid an ordinary common stock dividend of $95 to TA Corp.

On March 30, 2023, the Company paid an ordinary common stock dividend of $75 to TA Corp.

On September 29, 2022, the Company paid an ordinary common stock dividend of $150 to TA Corp.

On March 29, 2022, the Company paid an ordinary common stock dividend of $150 to TA Corp.

On September 30, 2021, the Company paid an extraordinary dividend of $100 to TA Corp.

On March 25, 2021, the Company paid an ordinary common stock dividend of $100 to TA Corp.

Life and health insurance companies are subject to certain RBC requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life or health insurance company is to be determined based on various risk factors. At December 31, 2023 and 2022, the Company met the minimum RBC requirements.

The Company held special surplus funds in the amount of $12 and $7, as of December 31, 2023 and 2022, respectively, for annuitant mortality fluctuations as required under New York Regulation 47, Separate Account and Separate Account Annuities.

10. Securities Lending

The Company participates in an agent-managed securities lending program in which the Company primarily loans out US Treasuries and other bonds. The Company receives collateral equal to 102% of the fair value of the loaned government or other domestic securities as of the transaction date. If the fair value of the collateral is at any time less than 102% of the fair value of the loaned securities, the counterparty is mandated to deliver additional collateral, the fair value of which, together with the collateral already held in connection with the lending transaction, is at least equal to 102% of the fair value of the loaned government or other domestic securities. In the event the Company loans a foreign security and the denomination of the currency of the collateral

73

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

is other than the denomination of the currency of the loaned foreign security, the Company receives and maintains collateral equal to 105% of the fair value of the loaned security.

At December 31, 2023 and 2022, respectively, securities with a fair value of $296 and $386 were on loan under securities lending agreements. At December 31, 2023 and 2022, the collateral the Company received from securities lending activities was in the form of cash and on open terms. This cash collateral is reinvested and is not available for general corporate purposes. The reinvested cash collateral has a fair value of $321 and $412 at December 31, 2023 and 2022, respectively.

The contractual maturities of the securities lending collateral positions are as follows:

	Fair Value
	2023	2022
Open	$321	$412
Securities received	—	—

Total collateral received	$321	$412

The Company receives primarily cash collateral in an amount in excess of the fair value of the securities lent. The Company reinvests the cash collateral into higher yielding securities than the securities which the Company has lent to other entities under the arrangement.

The maturity dates of the reinvested securities lending collateral are as follows:

	2023		2022
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Open	$20	$20	$53	$53
30 days or less	126	126	148	148
31 to 60 days	53	53	63	63
61 to 90 days	27	27	38	38
91 to 120 days	51	51	29	29
121 to 180 days	44	44	81	81

Total	321	321	412	412
Securities received	—	—	—	—

Total collateral reinvested	$321	$321	$412	$412

The Company did not have collateral for securities lending transactions that extended beyond one year from the report date for the years ended December 31, 2023 and 2022.

For securities lending, the Company’s source of cash used to return the cash collateral is dependent upon the liquidity of the current market conditions. Under current conditions, the Company has securities with a par value of $323 (fair value of $321) that are currently tradable securities that could be sold and used to pay for the $321 in collateral calls that could come due under a worst-case scenario.

74

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

11. Retirement and Compensation Plans

Defined Contribution Plans

The Company’s employees participate in a contributory defined contribution plan sponsored by TA Corp which is qualified under Section 401(k) of the Internal Revenue Code. Generally, employees of the Company who customarily work at least 20 hours per week and meet the other eligibility requirements are participants of the plan. Participants may elect to contribute up to 100% of eligible earnings, subject to government or other plan restrictions for certain key employees. The Company will contribute an amount up to four percent of the participant’s eligible earnings per the plan’s matching formula. Participants may direct all of their contributions and plan balances to be invested in a variety of investment options. The plan is subject to the reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Benefits expense allocated to the Company for the years ended December 31, 2023, 2022 and 2021 was insignificant.

Defined Benefit Plans

The Company’s employees participate in a qualified defined benefit pension plan sponsored by TA Corp. Generally, employees of the Company who customarily work at least 20 hours per week and complete six months of continuous service and meet the other eligibility requirements are participants of the plan. The Company has no legal obligation for the plan. The benefits are based on the employee’s eligible compensation. The plan provides benefits based on a cash balance formula. The plan is subject to the reporting and disclosure requirements of the ERISA.

TA Corp sponsors supplemental retirement plans to provide the Company’s senior management with benefits in excess of normal pension benefits. The Company has no legal obligation for the plan. The plans are noncontributory. The benefits are based on the employee’s eligible compensation. The plans provide benefits based on a cash balance formula. The plans are unfunded and nonqualified under the Internal Revenue Code.

The Company recognizes pension expense equal to its allocation from TA Corp. The pension expense related to both the qualified defined pension plan and the supplemental retirement plans is allocated among the participating companies based on International Accounting Standards 19 (IAS 19), Accounting for Employee Benefits, and based upon actuarial participant benefit calculations, which is within the guidelines of SSAP No. 102, Pensions. Pension expenses were $1, $1 and $2 for the years ended December 31, 2023, 2022 and 2021, respectively.

In addition to pension benefits, TA Corp sponsors unfunded plans that provide health care and life insurance benefits to retired Company employees meeting certain eligibility requirements. The Company has no legal obligation for the plan. Portions of the medical and dental plans are contributory. The expenses of the postretirement plans are allocated among the participating companies based on IAS 19 and based upon actuarial participant benefit calculations which is within the guidelines of SSAP No. 92, Postretirement Benefits Other Than Pensions. The Company’s allocation of postretirement expenses for the years ended December 31, 2023, 2022 and 2021 was insignificant.

75

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

Other Plans

TA Corp has established deferred compensation plans for certain key employees of the Company. The Company’s allocation of expense for these plans for each of the years ended December 31, 2023, 2022 and 2021 was insignificant.

12. Related Party Transactions

The Company shares certain officers, employees and general expenses with affiliated companies.

In accordance with an agreement between TA Corp and the Company, TA Corp will ensure the maintenance of certain minimum tangible net worth, operating leverage and liquidity levels of the Company, as defined in the agreement, through the contribution of additional capital by TA Corp as needed.

Effective August 1, 2020, the Company, and an affiliate, Transamerica Life Insurance Company, amended and finalized a Shared Services and Cost Sharing Agreement for both parties to provide accounting, administrative, and other advisory services in accordance with the agreement. The agreement, filed and approved by the NYDFS, replaces prior agreements between the entities. The amount received by the Company as a result of being a party to these agreements was $102, $100 and $80 during 2023, 2022 and 2021, respectively. The amount paid as a result of being a party to these agreements was $38, $40 and $45 during 2023, 2022 and 2021, respectively. Fees charged between affiliates approximate their cost.

The Company is party to a Management and Administrative and Advisory agreement with AEGON USA Realty Advisors (AURA), LLC whereby AURA serves as the administrator and advisor for the Company’s mortgage loan operations. The Company paid $6, $6 and $5 for these services during 2023, 2022 and 2021, respectively.

The Company is party to an Investment Management Agreement with AEGON USA Investment Management (AUIM), LLC whereby AUIM acts as a discretionary investment manager for the Company. The Company paid $11, $11 and $11 for these services during 2023, 2022 and 2021, respectively.

The Company has an administration service agreement with Transamerica Asset Management (TAM) to provide administrative services to the Transamerica Series Trust. The Company received $7, $8 and $10 for these services during 2023, 2022 and 2021, respectively.

Transamerica Capital, Inc. provides wholesaling distribution services for the Company under a distribution agreement. The Company incurred an insignificant amount of expenses under this agreement for the years ended December 31, 2023 and 2022. The Company incurred expenses under this agreement of $1 for the year ended December 31, 2021.

Receivables from (payables to) affiliates and intercompany borrowings bear interest at the thirty-day commercial paper rate. During 2023, 2022 and 2021, the Company received (paid) an insignificant amount of net interest from (to) affiliates. At December 31, 2023 and 2022, respectively, the Company reported net receivables (payables) from (to) affiliates of $3 and ($17),

76

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

respectively. Terms of settlement require that these amounts are settled within 90 days of quarter- end per the requirements of SSAP No. 25, Affiliates and Other Related Parties.

In accordance with SSAP No. 25, the Company reports short-term intercompany notes receivable as short-term investments. At December 31, 2023 and 2022, the Company had no short-term intercompany notes receivable.

The Company utilizes the look-through approach in valuing its investment in the following entities.

Book Adjusted Carrying Value
Real Estate Alternatives Portfolio 4 HR, LLC	$8
Aegon Workforce Housing Fund 2, L.P.	50
Aegon Workforce Housing Fund 3, L.P.	2
Natural Resources Alternatives Portfolio I, LLC	14
Natural Resources Alternatives Portfolio II, LLC	7
Natural Resources Alternatives Portfolio 3, LLC	28
Zero Beta Fund, LLC	1
TA-APOP I-A, LLC	3

$113

These entity’s financial statements are not audited and the Company has limited the value of its investment in these entities to the value contained in the audited financial statements of the underlying LP/LLC investments, including adjustments required by SSAP No. 97 entities and/or non-SCA SSAP No. 48, Joint Ventures, Partnerships and Limited Liability Companies, entities owned by these entities. All liabilities, commitments, contingencies, guarantees or obligations of these entities which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these entities.

77

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following tables show the disclosures for all SCA investments, except 8bi entities, Balance Sheets value (admitted and nonadmitted) and the NAIC responses for the SCA filings as of December 31, 2023 and 2022:

December 31, 2023
SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
SSAP No. 97 8a Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8a Entities	XXX	$—	$—	$—

SSAP No. 97 8b(ii) Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8b(ii) Entities	XXX	$—	$—	$—

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	9%	$—	$—	$—

Total SSAP No. 97 8b(iii) Entities	XXX	$—	$—	$—

SSAP No. 97 8b(iv) Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8b(iv) Entities	XXX	$—	$—	$—

Total SSAP No. 97 8b Entities (except 8bi entities)	XXX	$—	$—	$—

Aggregate Total	XXX	$—	$—	$—

December 31, 2022
SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
SSAP No. 97 8a Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8a Entities	XXX	$—	$—	$—

SSAP No. 97 8b(ii) Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8b(ii) Entities	XXX	$—	$—	$—

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	9%	$—	$—	$—

Total SSAP No. 97 8b(iii) Entities	XXX	$—	$—	$—

SSAP No. 97 8b(iv) Entities
None	—%	$—	$—	$—

Total SSAP No. 97 8b(iv) Entities	XXX	$—	$—	$—

Total SSAP No. 97 8b Entities (except 8bi entities)	XXX	$—	$—	$—

Aggregate Total	XXX	$—	$—	$—

78

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

The following table shows the NAIC responses for the SCA filings (except 8bi entities):

December 31, 2023
SCA Entity	Type of NAIC Filing*	Date of Filing to the NAIC	NAIC Valuation Amount (1)	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Submission Required Y/N	Code**
SSAP No. 97 8a Entities
None			$—	—	—	—

Total SSAP No. 97 8a Entities	—	—	$—	—	—	—

SSAP No. 97 8b(ii) Entities
None			$—	—	—	—

Total SSAP No. 97 8b(ii) Entities	—	—	$—	—	—	—

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	NA		$—	—	—	I

Total SSAP No. 97 8b(iii) Entities	—	—	$—	—	—	—

SSAP No. 97 8b(iv) Entities
None	—	—	$—	—	—	—

Total SSAP No. 97 8b(iv) Entities	—	—	$—	—	—	—

Total SSAP No. 97 8b Entities (except 8bi entities)	—	—	$—	—	—	—

Aggregate Total	—	—	$—	—	—	—

*	S1 – Sub1, S2 – Sub2 or RDF – Resubmission of Disallowed Filing
**	I – Immaterial or M – Material
(1)	NAIC Valuation Amount is as of the Filing Date to the NAIC

79

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

December 31, 2022
SCA Entity	Type of NAIC Filing*	Date of Filing to the NAIC	NAIC Valuation Amount (1)	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Submission Required Y/N	Code**
SSAP No. 97 8a Entities
None			$—

Total SSAP No. 97 8a Entities	—	—	$—	—	—	—

SSAP No. 97 8b(ii) Entities
None			$—

Total SSAP No. 97 8b(ii) Entities	—	—	$—	—	—	—

SSAP No. 97 8b(iii) Entities
Real Estate Alternatives Portfolio 3A, Inc.	NA		$—	—	—	I

Total SSAP No. 97 8b(iii) Entities	—	—	$—	—	—	—

SSAP No. 97 8b(iv) Entities
None			$—	—	—	—

Total SSAP No. 97 8b(iv) Entities	—	—	$—	—	—	—

Total SSAP No. 97 8b Entities (except 8bi entities)	—	—	$—	—	—	—

Aggregate Total	—	—	$—	—	—	—

*	S1 – Sub1, S2 – Sub2 or RDF – Resubmission of Disallowed Filing
**	I – Immaterial or M – Material
(1)	NAIC Valuation Amount is as of the Filing Date to the NAIC

Information regarding the Company’s affiliated reinsurance transactions is available in Note 7.

13. Managing General Agents and Third-Party Administrators

The Company utilizes managing general agents (MGA) and third-party administrators (TPA) in its operation. There were no MGA’s/TPA’s that wrote premiums in excess of 5% of the Company’s surplus.

14. Commitments and Contingencies

At December 31, 2023 and 2022, the Company has mortgage loan commitments of $9 and $70, respectively.

The Company has contingent commitments of $44 and $47, as of December 31, 2023 and 2022, respectively, to provide additional funding for joint ventures, partnerships and limited liability companies, which includes LIHTC commitments of $1 and $1, respectively.

At December 31, 2023 and 2022, there were no private placement commitments outstanding.

The Company may pledge cash as collateral for derivative transactions. When cash is pledged as collateral, it is derecognized and a receivable is recorded to reflect the eventual return of that cash

80

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

by the counterparty. The amount of cash collateral pledged by the Company as of December 31, 2023 and 2022, respectively, was $0 and $7.

Cash collateral received from derivative counterparties as well as the obligation to return the collateral is recorded on the Company’s Balance Sheets. The amount of cash collateral received as of December 31, 2023 and 2022, respectively, was $38 and $51.

At December 31, 2023 and 2022, securities in the amount of $6 and $5, respectively, were posted to the Company as collateral from derivative counterparties. The securities were not included on the Company’s Balance Sheets as the Company does not have the ability to sell or repledge the collateral.

The Company is a member of the FHLB of New York. Through its membership, the Company establishes the option to access funds through secured borrowing arrangements with the FHLB. The Company is not in an active borrowing position; therefore, collateral pledged and borrowings are not applicable for this Company.

At December 31, 2023 and 2022, the Company purchased/owned the following FHLB stock as part of the agreement:

	Year Ended December 31
	2023	2022
Membership Stock:
Class B	$3	$3

Total	$3	$3

At December 31, 2023 and 2022, Membership Stock (Class A and B) Eligible for Redemption and the anticipated timeframe for redemption was as follows:

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
December 31, 2023
Membership Stock
Class B	$—	$—	$—	$3

Total	$—	$—	$—	$3

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
December 31, 2022
Membership Stock
Class B	$—	$—	$—	$3

Total	$—	$—	$—	$3

The Company is party to legal proceedings involving a variety of issues incidental to its business. Lawsuits may be brought in any federal or state court in the United States or in an arbitral forum.

81

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

In addition, there continues to be significant federal and state regulatory activity relating to financial services companies. The Company’s legal proceedings are subject to many variables, and given their complexity and scope, outcomes cannot be predicted with certainty. Although legal proceedings sometimes include substantial demands for compensatory and punitive damages, and injunctive relief, damages arising from such demands are typically not material to the Company’s financial position.

The Company is subject to insurance guaranty laws in the states in which it writes business. These laws provide for assessments against insurance companies for the benefit of policyholders and claimants in the event of insolvency of other insurance companies. Assessments are charged to operations when received by the Company, except where right of offset against other taxes paid is allowed by law. Amounts available for future offsets are recorded as an asset on the Company’s Balance Sheets. The future obligation for known insolvencies has been accrued based on the most recent information available from the National Organization of Life and Health Insurance Guaranty Associations. Potential future obligations for unknown insolvencies are not determinable by the Company and are not required to be accrued for financial reporting purposes. The Company has established a reserve and an offsetting premium tax benefit at December 31, 2023 and 2022 for its estimated share of future guaranty fund assessments related to several major insurer insolvencies. These amounts were not material to the Company’s financial position. The guaranty fund (benefit) expense was insignificant for the years ended December 31, 2023, 2022 and 2021.

15. Sales, Transfer, and Servicing of Financial Assets and Extinguishments of Liabilities

The Company enters into dollar repurchase agreements in which residential mortgage backed securities are delivered to the counterparty once adequate collateral has been received. At December 31, 2023 and 2022, the Company had dollar repurchase agreements outstanding in the amount of $20 and $20, respectively, which is included in borrowed money on the Balance Sheets. Those amounts include an insignificant amount of accrued interest at both December 31, 2023 and 2022. At December 31, 2023, securities with a book value of $20 and a fair value of $17 were subject to dollar repurchase agreements. At December 31, 2022, securities with a book value of $20 and a fair value of $20 were subject to dollar repurchase agreements. These securities have maturity dates that range from August 1, 2051 to April 1, 2052 for years ended December 31, 2023 and 2022. The Company does not have the legal right to recall or substitute the underlying assets prior to the transaction’s scheduled termination. Upon scheduled termination, the counterparty is obligated to return substantially similar assets.

The contractual maturities of the dollar repurchase agreement positions are as follows:

	Fair Value
	2023	2022
Open	$20	$20
Securities received	—	—

Total collateral received	$20	$20

82

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis

(Dollars in Millions, Except per Share amounts)

In the course of the Company’s asset management, securities are sold and reacquired within 30 days of the sale date to enhance the Company’s yield on its investment portfolio. During 2023 and 2022, there were no securities sold and reacquired within 30 days of the sale date.

16. Subsequent Events

The financial statements are adjusted to reflect events that occurred between the Balance Sheets date and the date when the financial statements are available to be issued, provided they give evidence of conditions that existed at the Balance Sheets date (Type I). The Company has not identified any Type 1 subsequent events for the year ended December 31, 2023 through April 11, 2024.

Events that are indicative of conditions that arose after the Balance Sheets date are disclosed, but do not result in an adjustment of the financial statements themselves (Type II). The Company has identified a Type II subsequent event for the year ended December 31, 2023. On March 28, 2024, the Company paid an ordinary common stock dividend of $75 to TA Corp.

83

Transamerica Financial Life Insurance Company

Appendix A – Listing of Affiliated Companies

Transamerica Corporation

EIN: 42-1484983

AFFILIATIONS SCHEDULE

YEAR ENDED DECEMBER 31, 2023

Entity Name	FEIN
Transamerica Corporation	42-1484983
AEGON Asset Management Services Inc	39-1884868
AEGON Direct Marketing Services Inc	42-1470697
AEGON Financial Services Group Inc	41-1479568
AEGON Institutional Markets Inc	61-1085329
AEGON Management Company	35-1113520
AEGON USA Real Estate Services Inc	61-1098396
AEGON USA Realty Advisors of CA	20-5023693
AUSA Properties Inc	27-1275705
Commonwealth General Corporation	51-0108922
Creditor Resources Inc	42-1079584
CRI Solutions Inc	52-1363611
Financial Planning Services Inc	23-2130174
Garnet Assurance Corporation	11-3674132
Garnet Assurance Corporation II	14-1893533
Garnet Assurance Corporation III	01-0947856
Ironwood Re Corp	47-1703149
LIICA RE II	20-5927773
Money Services Inc	42-1079580
Monumental General Administrators Inc	52-1243288
Pearl Holdings Inc I	20-1063558
Pearl Holdings Inc II	20-1063571
Real Estate Alternatives Portfolio 3A Inc	20-1627078
River Ridge Insurance Company	20-0877184
Stonebridge Benefit Services Inc	75-2548428
TLIC Oakbrook Reinsurance Inc.	47-1026613
TLIC Watertree Reinsurance, Inc.	81-3715574
Transamerica Affordable Housing Inc	94-3252196
Transamerica Asset Management	59-3403585
Transamerica Bermuda Re, Ltd	98-1701849
Transamerica Capital Inc	95-3141953
Transamerica Casualty Insurance Company	31-4423946
Transamerica Corporation (OREGON)	98-6021219

84

Transamerica Financial Life Insurance Company

Appendix A – Listing of Affiliated Companies

Transamerica Corporation

EIN: 42-1484983

AFFILIATIONS SCHEDULE

YEAR ENDED DECEMBER 31, 2023

Entity Name	FEIN
Transamerica Finance Corporation	95-1077235
Transamerica Financial Advisors	59-2476008
Transamerica Financial Life Insurance Company	36-6071399
Transamerica Fund Services Inc	59-3403587
Transamerica International Re (Bermuda) Ltd	98-0199561
Transamerica Investors Securities Corp	13-3696753
Transamerica Life Insurance Company	39-0989781
Transamerica Pacific Re, Inc.	85-1028131
Transamerica Resources Inc	52-1525601
Transamerica Stable Value Solutions Inc	27-0648897
Transamerica Trust Company	42-0947998
United Financial Services Inc	52-1263786
World Fin Group Ins Agency of Massachusetts Inc	04-3182849
World Financial Group Inc	42-1518386
World Financial Group Ins Agency of Hawaii Inc	99-0277127
World Financial Group Insurance Agency of WY Inc	42-1519076
Zahorik Company Inc	95-2775959
Zero Beta Fund LLC	26-1298094

85

Statutory-Basis Financial

Statement Schedules

86

Transamerica Financial Life Insurance Company

Summary of Investments – Other Than

Investments in Related Parties

(Dollars in Millions)

December 31, 2023

SCHEDULE I

Type of Investment	Cost (1)	Fair Value	Amount at Which Shown in the Balance Sheet (2)
Fixed maturities
Bonds:
United States government and government agencies and authorities	$295	$306	$327
States, municipalities and political subdivisions	39	35	39
Foreign governments	102	87	102
Hybrid securities	41	38	41
All other corporate bonds	4,452	3,929	4,443
Preferred stocks	3	4	4

Total fixed maturities	4,932	4,399	4,956

Equity securities
Common stocks:
Industrial, miscellaneous and all other	3	3	3

Total equity securities	3	3	3

Mortgage loans on real estate	1,841		1,841
Policy loans	151		151
Other long-term investments	57		57
Receivable for securities	9		9
Securities lending	321		321
Cash, cash equivalents and short-term investments	1,247		1,247

Total investments	$8,561		$8,585

(1)	Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.
(2)	Bonds of $4 are held at fair value rather than amortized cost. Preferred stocks of $4 are held at fair value.

87

Transamerica Financial Life Insurance Company

Supplementary Insurance Information

(Dollars in Millions)

SCHEDULE III

	Future Policy Benefits and Expenses	Unearned Premiums	Policy and Contract Liabilities	Premium Revenue	Net Investment Income*	Benefits, Claims Losses and Settlement Expenses	Other Operating Expenses*
Year ended December 31, 2023
Individual life	$1,477	$—	$20	$174	$73	$234	$44
Individual health	189	4	14	74	9	57	24
Group life and health	176	2	2	54	8	(36)	15
Annuity	4,325	—	1	3,215	240	3,639	(206)

	$6,167	$6	$37	$3,517	$330	$3,894	$(123)

Year ended December 31, 2022
Individual life	$1,359	$—	$19	$171	$67	$114	$46
Individual health	174	4	10	69	9	52	24
Group life and health	249	2	5	52	9	43	15
Annuity	4,752	—	1	4,893	248	10,697	(5,471)

	$6,534	$6	$35	$5,185	$333	$10,906	$(5,386)

Year ended December 31, 2021
Individual life	$1,404	$—	$23	$172	$72	$194	$48
Individual health	159	4	15	68	9	56	22
Group life and health	236	2	6	49	9	36	14
Annuity	4,948	—	—	4,933	252	5,412	(247)

	$6,747	$6	$44	$5,222	$342	$5,698	$(163)

*	Allocations of net investment income and other operating expenses are based on a number of assumptions and estimates, and the results would change if different methods were applied.

88

Transamerica Financial Life Insurance Company

Reinsurance

(Dollars in Millions)

SCHEDULE IV

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year ended December 31, 2023
Life insurance in force	$26,006	$55,692	$53,925	$24,239	222%

Premiums:
Individual life	$187	$199	$184	$174	106%
Individual health	74	—	—	74	0%
Group life and health	54	—	1	54	1%
Annuity	3,212	—	4	3,215	0%

	$3,527	$199	$189	$3,517	5%

Year ended December 31, 2022
Life insurance in force	$25,777	$62,724	$60,695	$23,748	256%

Premiums:
Individual life	$187	$220	$204	$171	119%
Individual health	69	—	—	69	0%
Group life and health	51	—	1	52	1%
Annuity	4,889	—	4	4,893	0%

	$5,196	$220	$209	$5,185	4%

Year ended December 31, 2021
Life insurance in force	$25,773	$87,333	$85,219	$23,659	360%

Premiums:
Individual life	$190	$298	$280	$172	163%
Individual health	68	—	—	68	0%
Group life and health	48	—	1	49	2%
Annuity	4,928	—	5	4,933	0%

	$5,234	$298	$286	$5,222	5%

89

FINANCIAL STATEMENTS – STATUTORY BASIS (UNAUDITED)

Transamerica Financial Life Insurance Company

Six Months Ended June 30, 2024 and Year Ended December 31, 2023

Transamerica Financial Life Insurance Company

Financial Statements – Statutory Basis

(Unaudited)

Six Months Ended June 30, 2024 and Year Ended December 31, 2023

Transamerica Financial Life Insurance Company

Balance Sheets – Statutory Basis

(Dollars in Millions)

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
	(unaudited)
Admitted assets
Cash, cash equivalents and short-term investments	$237	$1,247
Bonds	4,751	4,953
Preferred stocks	4	4
Common stocks	3	3
Mortgage loans on real estate	1,795	1,841
Policy loans	155	151
Securities lending reinvested collateral assets	364	321
Derivatives	23	39
Other invested assets	273	285

Total cash and invested assets	7,605	8,844

Accrued investment income	55	58
Premiums deferred and uncollected	7	8
Net deferred income tax asset	21	24
Other assets	34	14
Separate account assets	20,900	18,447

Total admitted assets	$28,622	$27,395

Liabilities and capital and surplus
Aggregate reserves for policies and contracts	$5,969	$6,173
Policy and contract claim reserves	40	37
Liability for deposit-type contracts	31	30
Transfers from separate accounts due or accrued	(63)	(65)
Asset valuation reserve	112	114
Interest maintenance reserve	—	4
Derivatives	46	59
Payable for collateral under securities loaned and other transactions	389	359
Borrowed money	—	20
Remittances and items not allocated	232	1,265
Other liabilities	78	42
Separate account liabilities	20,900	18,447

Total liabilities	27,734	26,485

Total capital and surplus	888	910

Total liabilities and capital and surplus	$28,622	$27,395

3

Transamerica Financial Life Insurance Company

Statements of Operations – Statutory Basis

(Dollars in Millions)

	Six Months Ended June 30,
	2024	2023
	(unaudited)
Revenues
Premiums and other considerations	$3,071	$1,812
Net investment income	155	162
Fee revenue and other income	123	112

Total revenue	3,349	2,086

Benefits and expenses
Death benefits	59	39
Annuity benefits	68	77
Accident and health benefits	34	34
Surrender benefits	1,991	1,815
Other benefits	8	2
Net increase (decrease) in reserves	(175)	(182)
Commissions	49	45
Net transfers to (from) separate accounts	1,102	(13)
General insurance expenses and other	91	69

Total benefits and expenses	3,227	1,886

Gain (loss) from operations before federal income taxes	122	200
Federal income tax (benefit) expense	—	14

Net gain (loss) from operations	122	186
Net realized capital gains (losses), after tax and amounts transferred to interest maintenance reserve	(57)	(23)

Net income (loss)	$65	$163

4

Transamerica Financial Life Insurance Company

Statements of Changes in Capital and Surplus – Statutory Basis

(Dollars in Millions)

	Common Stock	Paid-in Surplus	Special Surplus Funds	Unassigned Surplus	Total Capital and Surplus
Balance at January 1, 2023	$2	$684	$7	$154	$847
Net income (loss)	—	—	—	190	190
Change in net unrealized capital gains/losses, net of taxes	—	—	—	14	14
Change in net deferred income tax asset	—	—	—	1	1
Change in nonadmitted assets	—	—	—	6	6
Change in asset valuation reserve	—	—	—	(8)	(8)
Return of capital	—	(1)	—	—	(1)
Dividends to stockholders	—	—	—	(170)	(170)
Other changes - net	—	1	5	25	31

Balance at December 31, 2023	$2	$684	$12	$212	$910
Net income (loss)	—	—	—	65	65
Change in net unrealized capital gains/losses, net of taxes	—	—	8	(17)	(9)
Change in net deferred income tax asset	—	—	—	(2)	(2)
Change in nonadmitted assets	—	—	—	(2)	(2)
Change in asset valuation reserve	—	—	—	2	2
Dividends to stockholders	—	—	—	(75)	(75)
Other changes - net	—	(1)	2	(2)	(1)

Balance at June 30, 2024 (unaudited)	$2	$683	$22	$181	$888

5

Transamerica Financial Life Insurance Company

Statements of Cash Flow – Statutory Basis

(Dollars in Millions)

	Six Months Ended June 30,
	2024	2023
	(unaudited)
Operating activities
Premiums and annuity considerations	$3,072	$1,813
Net investment income	162	164
Other income	125	112
Benefit and loss related payments	(2,169)	(1,967)
Net transfers from separate accounts	(1,100)	41
Commissions and operating expenses	(143)	(118)
Federal income taxes (paid) received	(5)	(5)

Net cash provided by (used in) operating activities	$(58)	$40

Investing activities
Proceeds from investments sold, matured or repaid	$280	$416
Costs of investments acquired	(147)	(309)
Net change in policy loans	(4)	(4)

Net cash provided by (used in) investing activities	$129	$103

Financing and miscellaneous activities
Capital and paid in surplus received (returned)	$(1)	$—
Dividends to stockholders	(75)	(75)
Net deposits (withdrawals) on deposit-type contracts	1	3
Net change in borrowed money	(20)	—
Net change in payable for collateral under securities lending and other transactions	30	(96)
Other cash (applied) provided	(1,016)	32

Net cash provided by (used in) financing and miscellaneous activities	$(1,081)	$(136)

Net increase (decrease) in cash, cash equivalents and short-term investments	(1,010)	7

Cash, cash equivalents and short-term investments:
Beginning of year	1,247	205

End of year	$237	$212

6

Transamerica Financial Life Insurance Company

Notes to Financial Statements - Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

1. Organization and Nature of Business

Transamerica Financial Life Insurance Company (the Company) is a stock life insurance company domiciled in the State of New York, and is owned by Transamerica Corporation (TA Corp). TA Corp is an indirect, wholly-owned subsidiary of Aegon Ltd., a holding company organized under the laws of Bermuda.

Nature of Business

The Company sells individual life insurance, including indexed universal life, whole life, term life, and final expense life. It also sells variable annuities. In addition, the Company offers supplemental health insurance, group life insurance, group annuity contracts and stable value solutions. The Company is licensed in 50 states and the District of Columbia. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the New York Department of Financial Services (NYDFS), which differ from accounting principles generally accepted in the United States of America (GAAP). The interim Financial Statements are unaudited; all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the Financial Statements have been included. Interim disclosures contained herein may exclude, or include condensed versions of certain disclosures required in the Annual Statutory Financial Statements. The intent of these disclosures is to present financial statement users with key information and significant changes since December 31, 2023. The information contained herein should be read in conjunction with the December 31, 2023 audited Statutory Financial Statements of the Company for a complete discussion of the Company’s financial results. The nature of the Company’s business is such that results of any interim period are not necessarily indicative of results for a full year.

The NYDFS recognizes only statutory accounting practices prescribed or permitted by the State of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the New York Insurance Law. The Commissioner of Insurance has the right to permit specific practices that deviate from prescribed practices.

The following is a summary of the accounting practices permitted and prescribed by the NYDFS and reflected in the Company’s financial statements which differs from NAIC SAP:

The State of New York has adopted a prescribed accounting practice that differs from that found in the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (NAIC SAP) related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Section 1414 of the New York Insurance Law, the Commissioner found that the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be

7

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

reported at fair value under Statement of Statutory Accounting Principle (SSAP) No. 56, Separate Accounts, of the NAIC SAP. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

	SSAP#	F/S Page	F/S Line	June 30, 2024	December 31, 2023
Net income, State of New York basis	XXX	XXX	XXX	$65	$190
State prescribed practices that are an increase(decrease) from NAIC SAP:
None				—	—
State permitted practices that are an increase(decrease) from NAIC SAP:
None				—	—

Net income, NAIC SAP	XXX	XXX	XXX	$65	$190

Statutory surplus, state of New York	XXX	XXX	XXX	$888	$911
State prescribed practices that are an increase(decrease) from NAIC SAP:
None				—	—
State permitted practices that are an increase(decrease) from NAIC SAP:
None				—	—

Statutory surplus, NAIC SAP	XXX	XXX	XXX	$888	$911

Use of Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

3. Accounting Changes and Correction of Errors

The Company has experienced no significant accounting changes since December 31, 2023.

4. Fair Values of Financial Instruments

The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

8

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

The following tables set forth a comparison of the estimated fair values and carrying amounts of the Company’s financial instruments, including those not measured at fair value in the Balance Sheets, as of June 30, 2024 and December 31, 2023, respectively:

	June 30, 2024 (unaudited)
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)
Admitted assets
Cash equivalents and short-term investments, other than affiliates	$50	$50	$50	$—	$—
Short-term notes receivable from affiliates	100	100	—	100	—
Bonds	4,111	4,751	321	3,783	7
Preferred stocks, other than affiliates	4	4	—	4	—
Common stocks, other than affiliates	3	3	—	—	3
Mortgage loans on real estate	1,573	1,795	—	—	1,573
Other invested assets	21	21	—	21	—
Derivative assets:
Interest rate swaps	8	8	—	8	—
Currency swaps	12	9	—	12	—
Credit default swaps	9	4	—	9	—
Equity swaps	1	1	—	1	—
Derivative assets total	30	22	—	30	—
Policy loans	155	155	—	155	—
Securities lending reinvested collateral	321	321	321	—	—
Separate account assets	$20,876	$20,886	$20,252	$624	$—

Liabilities
Investment contract liabilities	$3,850	$3,697	$—	$1	$3,849
Derivative liabilities:
Options	1	1	—	1	—
Interest rate swaps	29	35	—	29	—
Equity swaps	6	6	—	6	—
Interest rate futures	3	3	3	—	—
Derivative liabilities total	39	45	3	36	—
Payable for securities lending	364	364	—	364	—
Payable for derivative cash collateral	25	25	—	25	—
Separate account liabilities	$20,561	$20,561	$—	$20,217	$344

9

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

	December 31, 2023
	Aggregate Fair Value	Admitted Value	(Level 1)	(Level 2)	(Level 3)
Admitted assets
Cash equivalents and short-term investments, other than affiliates	$1,189	$1,189	$1,189	$—	$—
Bonds	4,395	4,953	337	4,051	7
Preferred stocks, other than affiliates	4	4	—	4	—
Common stocks, other than affiliates	3	3	—	—	3
Mortgage loans on real estate	1,632	1,841	—	—	1,632
Other invested assets	22	22	—	22	—
Derivative assets:
Interest rate swaps	26	26	—	26	—
Currency swaps	12	7	—	12	—
Credit default swaps	10	5	—	10	—
Derivative assets total	48	38	—	48	—
Policy loans	151	151	—	151	—
Securities lending reinvested collateral	269	269	269	—	—
Separate account assets	$18,400	$18,410	$17,733	$667	$—

Liabilities
Investment contract liabilities	$3,844	$3,864	$—	$1	$3,843
Derivative liabilities:
Options	1	1	—	1	—
Interest rate swaps	27	32	—	27	—
Currency swaps	—	1	—	—	—
Credit default swaps	1	1	—	1	—
Equity swaps	23	23	—	23	—
Interest rate futures	1	1	1	—	—
Derivative liabilities total	53	59	1	52	—
Dollar repurchase agreements	20	20	—	20	—
Payable for securities lending	321	321	—	321	—
Payable for derivative cash collateral	38	38	—	38	—
Separate account liabilities	$18,102	$18,102	$—	$17,729	$373

10

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

The following tables provide information about the Company’s financial assets and liabilities measured at fair value as of June 30, 2024 and December 31, 2023:

	June 30, 2024 (unaudited)
	Level 1	Level 2	Level 3	Total
Assets:
Bonds
Industrial and miscellaneous	—	5	—	5

Total bonds	—	5	—	5

Preferred stock
Industrial and miscellaneous	—	4	—	4

Total preferred stock	—	4	—	4

Common stock
Industrial and miscellaneous	—	—	3	3

Total common stock	—	—	3	3

Cash equivalents and short-term investments
Money market mutual funds	28	—	—	28

Total cash equivalents and short-term investments	28	—	—	28

Other long term	—	3	—	3
Derivative assets	—	9	—	9
Separate account assets	20,253	292	—	20,545

Total assets	$20,281	$313	$3	$20,597

Liabilities:
Derivative liabilities	$3	$7	$—	$10

Total liabilities	$3	$7	$—	$10

11

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Bonds
Industrial and miscellaneous	—	4	—	4

Total bonds	—	4	—	4

Preferred stock
Industrial and miscellaneous	—	4	—	4

Total preferred stock	—	4	—	4

Common stock
Industrial and miscellaneous	—	—	3	3

Total common stock	—	—	3	3

Cash equivalents and short-term investments
Money market mutual funds	1,163	—	—	1,163

Total cash equivalents and short-term investments	1,163	—	—	1,163

Other long term	—	3	—	3
Derivative assets	—	27	—	27
Separate account assets	17,728	313	—	18,041

Total assets	$18,891	$351	$3	$19,245

Liabilities:
Derivative liabilities	$1	$25	$—	$26

Total liabilities	$1	$25	$—	$26

Bonds classified as Level 2 are valued using inputs from third party pricing services or broker quotes.

Preferred stocks classified as Level 2 are valued using inputs from third party pricing services or broker quotes.

Common stocks classified as Level 3 are comprised primarily of shares in the FHLB of New York, which are valued at par as a proxy for fair value as a result of restrictions that allow redemptions only by FHLB.

Other long term classified as Level 2 are comprised of surplus debentures, which are valued using inputs from third party pricing services or broker quotes.

Derivatives classified as Level 2 represent over-the-counter (OTC) contracts valued using pricing models based on the net present value of estimated future cash flows, directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

Separate account assets and liabilities are valued and classified in the same way as general account assets and liabilities (described above).

12

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

The following tables summarize the changes in assets classified as Level 3 for June 30, 2024 and December 31, 2023:

	Beginning Balance at January 1, 2024	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)
Common stock	3	—	—	—	—

Total	$3	$—	$—	$—	$—

	Purchases	Issuances	Sales	Settlements	Ending Balance at June 30, 2024
					(unaudited)
Common stock	—	—	—	—	3

Total	$—	$—	$—	$—	$3

(a)	Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations
(b)	Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

	Beginning Balance at January 1, 2023	Transfers in (Level 3)	Transfers out (Level 3)	Total Gains (Losses) Included in Net income (a)	Total Gains (Losses) Included in Surplus (b)
Bonds
Other	—	—	—	(1)	1
Common stock	3	—	—	—	—

Total	$3	$—	$—	$(1)	$1

	Purchases	Issuances	Sales	Settlements	Ending Balance at December 31, 2023
Bonds
Other	—	—	—	—	—
Common stock	—	—	—	—	3

Total	$—	$—	$—	$—	$3

(a)	Recorded as a component of Net Realized Capital Gains (Losses) on Investments in the Statements of Operations
(b)	Recorded as a component of Change in Net Unrealized Capital Gains (Losses) in the Statements of Changes in Capital and Surplus

Transfers between fair value hierarchy levels are recognized at the beginning of the reporting period.

13

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

5. Investments

Bonds and Stocks

During the six months ended June 30, 2024 and 2023, respectively, there were $35 and $0, of loan-backed or structured securities with a recognized OTTI due to intent to sell or lack of intent and ability to hold for a period of time to recover the amortized cost basis.

The following loan-backed and structured securities were held at June 30, 2024, for which an OTTI was recognized during the current reporting period:

CUSIP	Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date of Financial Statement Where Reported
		(unaudited)
BAE2XVVX7-TA	$—	$—	$—	$—	$—	6/30/2024
78449KAD2	10	10	—	10	10	6/30/2024
BAE3K7RU3-TA	—	—	—	—	—	6/30/2024
86745QAA9	10	8	2	8	8	6/30/2024
12624NAJ9	2	2	—	2	2	6/30/2024
12510HAQ3	4	4	—	4	4	6/30/2024
BAE2LRKA1-TA	—	—	—	—	—	6/30/2024
64035DAE6	9	7	2	7	7	6/30/2024

			4

The unrealized losses of loan-backed and structured securities where fair value is less than cost or amortized cost for which an OTTI has not been recognized in earnings as of six months ended June 30, 2024 and 2023 is as follows:

	June 30, 2024		June 30, 2023
		(unaudited)
	Losses 12 Months or More	Losses Less Than 12 Months	Losses 12 Months or More	Losses Less Than 12 Months
The aggregate amount of unrealized losses	$91	$—	$122	$9
The aggregate related fair value of securities with unrealized losses	626	84	703	156

14

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

Admitted Disallowed IMR

The Company has admitted net negative (disallowed) IMR in accordance with the following criteria:

A.	Fixed income investments generating IMR losses comply with the reporting entity’s documented investment or liability management policies.

B.

IMR losses for fixed income related derivatives are all in accordance with prudent and documented risk management procedures, in accordance with a reporting entity’s derivative use plans and reflect symmetry with historical treatment in which unrealized derivative gains were reversed to IMR and amortized in lieu of being recognized as realized gains upon derivative termination.

C.

Any deviation to (a) was either because of a temporary and transitory timing issue or related to a specific event, such as a reinsurance transaction, that mechanically made the cause of IMR losses not reflective of reinvestment activities.

D.

Asset sales that were generating admitted negative IMR were not compelled by liquidity pressures (e.g., to fund significant cash outflows including, but not limited to excess withdrawals and collateral calls).

The aggregate net negative (disallowed) IMR allocation is presented in the following table for the year ended June 30, 2024 and December 31, 2023:

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
June 30, 2024 (unaudited)	$25	$8	$17	$—
December 31, 2023	18	—	18	—

The allocation of the admitted negative (disallowed) IMR is presented in the following table for the year ended June 30, 2024 and December 31, 2023:

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
June 30, 2024 (unaudited)	$25	$8	$17	$—
December 31, 2023	13	—	13	—

15

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

The calculation of adjusted capital and surplus with consideration of the negative (disallowed) IMR is presented in the following table for the year ended June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
	(unaudited)
Prior period, as of March 31 and September 30, respectively, the most recent statement filed with the NYDFS, general account capital and surplus	$858	$847
From prior period SAP financials:
Net DTAs (admitted)	22	23

Adjusted capital and surplus	$836	$824

The admitted net negative (disallowed) IMR represents 3.00% and 1.62% of adjusted capital and surplus for June 30, 2024 and December 31, 2023, respectively.

The Company did not have gains/losses associated with derivatives sold allocated to IMR during 2024 and 2023.

6. Policy and Contract Attributes

The Company has experienced no significant changes since December 31, 2023.

7. Reinsurance

The Company has experienced no significant changes since December 31, 2023.

8. Income Taxes

The Company has experienced no significant changes since December 31, 2023.

9. Capital and Surplus

On March 28, 2024, the Company paid an ordinary common stock dividend of $75 to TA Corp.

The Company held special surplus funds in the amount of $22 and $12, as of June 30, 2024 and December 31, 2023, respectively, for annuitant mortality fluctuations as required under New York Regulation 47, Separate Account and Separate Account Annuities.

The Company held special surplus funds in the amount of $8 and $0 as of June 30, 2024 and December 31, 2023, respectively, for admitted disallowed IMR as required under INT 23-01.

10. Securities Lending

The Company has experienced no significant changes since December 31, 2023.

16

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

11. Retirement and Compensation Plans

The Company has experienced no significant changes since December 31, 2023.

12. Related Party Transactions

The Company has experienced no significant changes since December 31, 2023.

13. Managing General Agents and Third-Party Administrators

The Company has experienced no significant changes since December 31, 2023.

14. Commitments and Contingencies

The Company is a member of the FHLB of New York. Through its membership, the Company establishes the option to access funds through secured borrowing arrangements with the FHLB. The Company is not in an active borrowing position; therefore, collateral pledged and borrowings are not applicable for this Company.

At June 30, 2024 and December 31, 2023, the Company purchased/owned the following FHLB stock as part of the agreement:

	Six Months Ended June 30, 2024	Year Ended December 31 2023
	(unaudited)
Membership Stock:
Class B	3	3

Total	$3	$3

At June 30, 2024 and December 31, 2023, Membership Stock (Class A and B) Eligible for Redemption and the anticipated timeframe for redemption was as follows:

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
June 30, 2024 (unaudited)
Membership Stock
Class B	—	—	—	3

Total	$—	$—	$—	$3

	Less Than 6 Months	6 Months to Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
December 31, 2023
Membership Stock
Class B	—	—	—	3

Total	$—	$—	$—	$3

17

Transamerica Financial Life Insurance Company

Notes to Financial Statements – Statutory Basis (Unaudited)

(Dollars in Millions, Except per Share amounts)

15. Sales, Transfers, and Servicing of Financial Assets and Extinguishments of Liabilities

The Company has experienced no significant changes since December 31, 2023.

16. Subsequent Events

The financial statements are adjusted to reflect events that occurred between the balance sheet date and the date when the financial statements are available to be issued, provided they give evidence of conditions that existed at the balance sheet date (Type I). The Company has not identified any Type I subsequent events for the quarter ended June 30, 2024 through November 4, 2024.

Events that are indicative of conditions that arose after the balance sheet date are disclosed, but do not result in an adjustment of the financial statements themselves (Type II). The Company has identified a Type II subsequent event for the quarter ended June 30, 2024. On September 26, 2024, the Company paid an ordinary common stock dividend of $125 to TA Corp.

18

APPENDIX A

INTERIM VALUE CALCULATIONS AND EXAMPLES

INTERIM VALUE FORMULA

The Interim Value is the value of the Index Account Option, as determined by us, on any Business Day except for the first and last day of the Crediting Period. On any such Business Day, the Interim Value is the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	An amount is deducted from the Index Account Option as a result of a withdrawal or Surrender;

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

We calculate the Interim Value Index Credit Rate by using the formula below, which looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility, and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day.

The Interim Value of the Index Account Option on any Business Day except for the first and last day of the Crediting Period is equal to [(A * (1 + B))], where:

A = the Index Base; and

B = (1) + ((2)*(3)), where:

(1)	is the option rate on any Business Day prior to the end of the Crediting Period. It is determined as [C—D * E], where:

C = the Option Value on any Business Day prior to the end of the Crediting Period;

D = the Option Value on the first day of the Crediting Period; and

E = the calendar days remaining in the Crediting Period divided by the days in the Crediting Period.

(2)	is the bond rate on any Business Day prior to the end of the Crediting Period. It is determined as [(1 + F)–H—(1 + G)–H], where:

F = the Bond Reference Portfolio Yield on any Business Day prior to the end of the Crediting Period;

G = the Bond Reference Portfolio Yield on the first day of the Crediting Period; and H = the calendar days remaining in the Crediting Period divided by 365.25.

(3)	is 1 minus the calendar days remaining in the surrender charge period divided by the days in the surrender charge period.

The assets backing the Index Account Option will be invested in a combination of fixed income assets and derivatives in order to provide for the amounts credited. The Interim Value calculation accounts for changes in both of these pieces, with (1) above accounting for changes in the underlying derivatives, and (2) accounting for changes in the underlying fixed income assets. Both (1) and (2) can be either positive or negative depending on the situation. The impact of (3) is to reduce the influence the bond rate has on the interim value during the surrender charge period. This helps to better align interim values with the way we invest. Note that (1) can be negative even if there is positive Index performance because of changes in market variables, such as volatility. The Interim Value is designed to approximate the change in market value of the liability at a given point in time and does not relate directly to the underlying assets and derivative instruments used to manage the risks. Although there may be changes from time to time in the underlying investment strategy, these are not expected to change the calculation.

CALCULATING OPTION VALUE

The Option Values in (1) will be the fair value of hypothetical derivatives that match the policyholder payoff. The derivatives used in the fair value calculation will depend on the upside and downside payoff types the policyholder chooses. The Option Values are dependent on the inputted market volatilities, interest rates, and dividends, which will all be provided by a third-party data provider.

The market standard Black Scholes model will be used to find the fair value of the derivatives. The upside type can be treated as a combination of call options. The downside types can be treated as combinations of put options. The total Option Value is the sum of the upside type derivatives and the downside type derivatives. Please see section “Derivatives Descriptions” below for a definition of each of these derivatives.

For an Index Account Option with Cap and Buffer, the Option Value can be decomposed into two call options and one put option. The call options value the potential for Index gains up to the pre-specified Cap, while the put option values the protection the Buffer provides. The fair value is calculated as:

Fair Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)

DERIVATIVE DESCRIPTIONS

At-the-money call

The option to buy a position in the Index on the term end date at a strike price equal to the Initial Index Value. On the Crediting Period end date, the option’s value is the maximum of the Final Index Value minus the Initial Index Value and 0.

Out-of-the-money call

The option to buy a position in the Index on the term end date at a strike price greater than the Initial Index Value. On the Crediting Period end date, the option’s value is the maximum of the Final Index Value minus the strike price and 0.

Out-of-the-money put

The option to sell a position in the Index on the term end date at a strike price less than the Initial Index Value. On the term end date, the option’s value is the maximum of the strike price minus the Final Index Value and 0.

Interest Adjustment

The fixed income index used to calculate (2) will be the Bloomberg Barclays US Corporate Index. (2) will not differ by crediting type but will be the same for each segment with identical tenor and term start date. If the Index Value is not published on the Interim Value calculation date, the close price of the previous Business Day will be used. Should the fixed income index be discontinued, Transamerica reserves the right to choose an appropriate replacement.

EXAMPLES

Interim Value Calculations

Several examples of the Interim Value calculation are shown below. These examples assume $100,000 is allocated to an Index Account Option, of which 2% is used by us to buy options. The Crediting Period is assumed to be 6 years as well for the examples, and the initial Bond Reference Portfolio Yield is assumed to be 2%.

The first example illustrates the calculation at the start of the period, prior to any economic changes. As expected, the Interim Value is equal to the initial $100,000 allocation.

Example 2 shows what happens when the Option Value increases. One of the primary reasons that this would occur would be the situation where the underlying Index has increased in value, however there could be other reasons, e.g., due to changes in volatility, interest rates, etc. This example also assumes that there is one year remaining. As expected, the increase in Option Value leads to an Interim Value that is higher than the original $100,000 allocation.

Example 3 is similar to Example 2 except it shows the situation where the Option Value has decreased, and also there is more time left. As expected, the Interim Value declines in this situation due to the decline in option values.

Example 4 illustrates what happens when the Bond Reference Portfolio Yield increases 2%. In this case, the underlying fixed income asset values decrease, but the Interim Value increases due to the grading factor which reduces the influence of the bond rate on the Interim Value.

	Example 1	Example 2	Example 3	Example 4
Initial Allocation	100,000	100,000	100,000	100,000
C = current Option Value	2.00%	4.00%	-5.00%	2.00%
D = Option Value on first day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Length of crediting period (calendar days):	2190	2190	2190	2190
# of days calendar days remaining:	2190	365	730	730
E = ratio	1	0.16667	0.33333	0.33333
Bond Reference Portfolio Yield	2%	2%	2%	4%
F = Current day
G = First day of Crediting Period	2%	2%	2%	2%
H = Calendar Days remaining/365.25	5.9959	0.9993	1.9986	1.9986
Length of surrender charge period (calendar days):	2190	365	730	730
# of days (calendar days) in surrender charge period:	2190	2190	2190	2190
(1)	—	0.03667	-0.05667	0.01333
(2)	—	—	—	-0.03659
(3)		0.83333	0.66667	0.66667
A = Index Base	100,000	100,000	100,000	100,000
B =	—	0.03667	-0.05667	-0.01106
Interim Value	100,000	103,667	94,333	98,894

Option Value Calculations

The following examples show how the Option Value can change in a Crediting Period. For all these examples, assume investment in an Index Account Option, the Crediting Period is 6 years, the Index is S&P 500® Index with Initial Index Value = 3,000, the Cap Rate is 50%, and the Buffer Rate is 15%. For each example, note that the volatility will vary depending on the option being valued, however the volatility is assumed to be the same within each of these examples for simplicity.

Example 5 shows the Option Value at the start of the Term. This is “D” in the Interim Value formula. Please note that there is no Interim Value on the first date of the Crediting Period.

Example 6 shows the Option Value 1 year into the Crediting Period, assuming the Index has fallen -10% since inception. Please note that even though the negative return is less than the buffer, the Option Value adjustment to the Interim Value (shown as (1) in “Interim Value Formula”) is negative.

Example 7 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 0.33%. Example 8 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 13.33%.

	Example 5	Example 6	Example 7	Example 8
Current Index Level	3,000	2,700	3,010	3,400
Index Return	0%	-10%	0.33%	13.33%
Volatility	20%	35%	10%	15%
Interest Rate	0.50%	0.45%	0.60%	0.55%
Dividend	1.00%	0.50%	1.50%	1.30%
Time Remaining	6	5	4	4
At-the-money call option (a)	17.10%	26.11%	6.16%	15.65%
Out-of-the-money call option(b)	5.77%	14.55%	0.12%	2.58%
More out-of-the-money put option (c)	11.86%	26.38%	2.74%	2.69%
Option Value(e) = a – b – c	-0.53%	-14.82%	3.31%	10.38%
Option rate	N/A	-14.38%	3.66%	10.73%

APPENDIX B

ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS

The examples in this appendix are intended to help you further understand how your gains and losses will be calculated before the end of a Crediting Period and at the end of the Crediting Period. They are also intended to help you further understand how certain events, such as withdrawals and fees taken from an Index Account Option before the end of its Crediting Period, can negatively impact the value of an investment.

The examples in this appendix are organized as follows:

1.	Under “Growth Opportunity Types in Rising Markets,” the example helps show how an investment in an Index Account Option could be impacted by a rising market.

2.	Under “Buffer in Falling Markets,” the example helps show how an investment in an Index Account Option could be impacted by a falling market.

3.

Under “Index Account Option in Volatile Market,” the examples help show how volatile markets can impact an investment in a Index Account. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

1. GROWTH OPPORTUNITY TYPES IN RISING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a positive Index change. These examples assume that you allocate $100,000 to the Index Account Option Growth Opportunity Types as illustrated below. We also assume there are no withdrawals. All illustrated values are hypothetical.

Cap
Initial Index Value	1000
Interim Value Index Credit
Rate at 6 months	5%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00
Final Index Value	1100
Index Change	(1100 / 1000) – 1 = +10%
Applicable Growth
Opportunity Type Rate	8% Cap Rate
Growth Opportunity Rate
Applied	Lesser of 10% or 8% = +8%
Interest Credited	$100,000 * +8% = +$8,000.00
Index Account Option Value at the end of a 1-year Crediting Period	$100,000.00 + $8,000.00 = $108,000.00

2. BUFFER IN FALLING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a negative Index change. These examples assume that you allocate $100,000 to a Index Account Option with a Buffer Rate of 10% as illustrated below. We also assume there are no withdrawals. All illustrated values are hypothetical.

Buffer
Initial Index Value	1000
Interim Value Index Credit Rate at 6 months	-10%
Interim Value at 6 months	$100,000.00 * (1 + -10%) = $90,000.00
Final Index Value	800
Index Change	(800 / 1000) – 1 = -20%
Applicable Buffer Rate	10%
Buffer Rate Applied	Lesser of 0% or (-20% + 10%) = -10%
Interest Credited	$100,000.00 * -10% = -10,000.00
Index Account Option Value at the end of a 1-year Crediting Period	$100,000.00—$10,000.00 = $90,000.00

3. BUFFER IN FALLING MARKETS

These examples are intended to show you the impact of net withdrawals to Index Account Option values, assuming both positive and negative Index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to a Index Account Option with a Cap Rate of 10% and a Buffer Rate of 10%. They also assume surrender charges are applied as illustrated below. All illustrated values are hypothetical.

Cap/Buffer Index Account Option Values
Initial Index Value	1000
Initial Index Base	$100,000.00
At 3 months - Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months - Index Base prior to withdrawal	$100,000.00
At 3 months - Surrender Charge Free Amount prior to withdrawal	10% * $100,000.00 = $10,000.00
At 3 months - Net Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $10,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Index Base after withdrawal	$100,000.00—($100,000.00 * ($5,000.00 / $105,000.00)) = $95,238.10
At 3 months - Interim Value after withdrawal	$95,238.10 * (1 + 5%) = $100,000.01
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value	$95,238.10 * (1 + -1%) = $94,285.72
At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$95,238.10
At 8 months - Interim Value prior to withdrawal	$95,238.10 * (1 = -20%) = $76,190.48
At 8 months - Surrender Charge Free Amount prior to withdrawal	$10,000.00—$5,000.00 = $5,000.00
At 8 months - Net Withdrawal Amount	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00—$5,000.00 = $8,000.00
At 8 months - Surrender Charge applied to withdrawal	$8,000.00 / (1- 8%)—$8,000.00 = $695.65
At 8 months - Index Base after withdrawal	$95,238.10—($95,238.10 * ($13,695.65 / $76,190.48)) = $78,118.54
At 8 months - Interim Value after withdrawal	$78,118.54 * (1 + -20%) = $62,494.83
At 9 months - Interim Value Index Credit Rate	10%
At 9 months - Interim Value	$78,118.54 * (1 + 10%) = $85,930.39
At 12 months - Final Index Value	950
At 12 months - Index Change	(950 / 1000)—1 = -5%
At 12 months - Applicable Cap Rate and Buffer Rate	Cap Rate 10%; Buffer Rate 10%
At 12 months - Buffer Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$78,118.54 * 0% = $0.00
Index Account Option Value at the end of a 1-year Crediting Period	$78,118.54 + $0.00 = $78,118.54

APPENDIX C

ADDITIONAL INDEX INFORMATION

S&P 500® INDEX

The S&P 500® Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Transamerica Financial Life Insurance Company (TFLIC). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx®, and CDX® are trademarks of S&P Global Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TFLIC. It is not possible to invest directly in an index. Transamerica Structured Index Advantage® Annuity NY are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured Index Advantage® Annuity NY or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured Index Advantage® Annuity NY particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to TFLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TFLIC or the Transamerica Structured Index Advantage® Annuity NY. S&P Dow Jones Indices have no obligation to take the needs of TFLIC or the owners of Transamerica Structured Index Advantage® Annuity NY into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of Transamerica Structured Index Advantage® Annuity NY. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor, commodity trading advisor, commodity pool operator, broker dealer, fiduciary, promoter (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. §77k(a), or tax advisor. Inclusion of a security, commodity, crypto currency, or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency, or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TFLIC, OWNERS OF THE TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY NY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED, AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS, OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TFLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

C-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	$29,520.00
Printing and Engraving	$0.00
Legal Fees and Expenses	$23,030.00
Accounting Fees and Expenses	$182,523.00
Miscellaneous	$0.00
Total Expenses	$235,073.00

Item 14. Indemnification of Directors and Officers

Each director and officer of the registrant is indemnified by the registrant against personal liability and related expenses (including attorneys’ fees) reasonably incurred by him in connection with any claim, action, suit or proceeding made or instituted by or on behalf of any person, firm or corporation, against him by reason of his being or having been a director or officer of the registrant, except as to which: 1) he shall have been adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, or 2) in the event no adjudication shall have been made in any action, suit or proceeding with respect to the presence or absence of such dereliction, he shall be adjudged by the board of directors or the majority voting stockholders of the registrant to have been derelict in the performance of his duties as such director or officer.

Without limiting or affecting the scope of the foregoing, each officer and director is fully indemnified and protected by the registrant in any action or omission to act taken in good faith. The foregoing right of indemnification is not exclusive of other rights to which each such person may be entitled by law, and is available whether or not the director or officer is a director or officer at the time of incurring such expense and liability.

The New York Code (Sections 721 et. seq.) provides for permissive indemnification in certain situations, mandatory indemnification in other situations, and prohibits indemnification in certain situations. The Code also specifies procedures for determining when indemnification payments can be made.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits

(1)	(i) Form of Selling Agreement. Note 1

(ii) Amended and Restated Principal Underwriting Agreement by and between Transamerica Financial Life Insurance Company and Transamerica Capital, Inc. Note 1

(2)	Not Applicable

(3)	(i) Articles of Incorporation of Transamerica Financial Life Insurance Company. Note 1

(ii) Bylaws of Transamerica Financial Life Insurance Company. Note 1

(4)	(i) Individual Flexible Premium Deferred Index-Linked Annuity Contract. Note 1

(5)	Opinion re Legality. Note 2

(6)	Not Applicable

(7)	Not Applicable

(8)	Not Applicable

(9)	Not Applicable

(10)	None

(11)	Not Applicable

(12)	Not Applicable

(13)	Not Applicable

(14)	Not Applicable

(15)	Not Applicable

(16)	Letter Re Change in Auditor. Note 2

(17)	Not Applicable

(18)	Not Applicable

(19)	Not Applicable

(20)	Not Applicable

(21)	Subsidiaries of the Registrant. Note 1

(22)	Not Applicable

(23)	Consent of Independent Registered Public Account Firm. Note 2

(24)	Powers of Attorney. Note 1

(25)	Not Applicable

(26-106)	Not Applicable

(107)	Filing Fee Table. Note 2

Note 1. Incorporated herein by reference from Initial Filing of S-1 Registration Statement (File no. 333-281598) filed on August 16, 2024

Note 2. Filed herewith

(B) Financial Statement Schedules

All required financial statement schedules of Transamerica Financial Life Insurance Company are included in Part I of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on November 4, 2024.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
Registrant

Jaime Ohl *
President and Chief Executive Officer, Individual Solutions Division

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 4, 2024.

Signatures	Title

*
Jamie Ohl	President and Chief Executive Officer, Individual Solutions Division (principal executive officer)

*
Bonnie T. Gerst	Director, President, Financial Assets and Chairman of the Board (principal accounting officer)

*
Christopher S. Fleming	Director and Vice President

*
Andrew S. Williams	Director, General Counsel, Secretary and Senior Vice President

*
Matt Kepler	Chief Financial Officer, Executive Vice President and Treasurer (principal financial officer)

*
Wendy E. Cooper	Director

*
Anne C. Kronenberg	Director

*
June Yuson	Director

/s/ Brian Stallworth*
Brian Stallworth	Assistant Secretary

*By: Brian Stallworth – Attorney-in-Fact pursuant to Powers of Attorney filed previously and/or herewith.